                                                                    Exhibit 99.6


                             DATED 20 DECEMBER 2001
                       INVERNESS MEDICAL INNOVATIONS, INC.
                               as Parent Guarantor
                                       and
                       INVERNESS MEDICAL SWITZERLAND GmbH

                                       and

                                    THE BANKS

                                       and

                         THE ROYAL BANK OF SCOTLAND plc
                                as Facility Agent

                                       and

                         THE ROYAL BANK OF SCOTLAND plc
                                 as Issuing Bank

                                       and

                         THE ROYAL BANK OF SCOTLAND plc
                                as Overdraft Bank

                                       and

                         THE ROYAL BANK OF SCOTLAND plc
                                As Lead Arranger


       -------------------------------------------------------------------
                                CREDIT AGREEMENT
                                   relating to
                  (i) a term A loan facility of US$36,500,000;
                (ii) a term B loan facility of US$16,000,000; and
         (iii) a multicurrency revolving loan and guarantee facility of
                                  US$7,500,000
       -------------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                                               PAGE
1.     Definitions And Interpretation..................................................................1
2.     Facilities.....................................................................................27
3.     Purpose........................................................................................29
4.     Conditions Precedent...........................................................................30
5.     Term Loan Facilities And Revolving Credit Facility.............................................30
6.     Alternative Currencies.........................................................................37
7.     The Optional Overdraft Facility................................................................39
8.     Interest.......................................................................................41
9.     Repayment, Prepayment And Cancellation.........................................................47
10.    Changes In Circumstances.......................................................................51
11.    Payments.......................................................................................56
12.    Security.......................................................................................60
13.    Representations And Warranties.................................................................61
14.    Undertakings...................................................................................66
15.    Default........................................................................................77
16.    Set-Off........................................................................................82
17.    Pro Rata Sharing...............................................................................82
18.    The Finance Parties............................................................................83
19.    Fees And Expenses..............................................................................90
20.    Amendments And Waivers.........................................................................91
21.    Miscellaneous..................................................................................93
22.    Notices........................................................................................93
23.    Assignments And Transfers......................................................................95
24.    Indemnities....................................................................................97
25.    Law And Jurisdiction...........................................................................98

Schedule 1           THE BANKS.......................................................................100

Schedule 2           ................................................................................101
       Part A        Conditions Precedent............................................................101
       Part B        Conditions Subsequent...........................................................105

Schedule 3           ................................................................................107
       Part A        Drawdown Notice.................................................................107
       Part B        Guarantee Request...............................................................108

Schedule 4           THE GROUP.......................................................................109
       Part A        Existing Group Companies........................................................109
       Part B        Target Group Companies..........................................................109

Schedule 5           MANDATORY COST RATE.............................................................111

Schedule 6           FORM OF TRANSFER CERTIFICATE....................................................113

Schedule 7           FORM OF DEED OF ACCESSION.......................................................118

Schedule 8           FORM OF NET ASSETS LETTER.......................................................120

Schedule 9           THE PROPERTIES..................................................................122

THIS AGREEMENT is made on 20 December 2001

BY:

(1) INVERNESS MEDICAL INNOVATIONS INC., a company incorporated under the laws of the state of Delaware with its principal offices at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 (the "PARENT GUARANTOR");

(2) INVERNESS MEDICAL SWITZERLAND AG, a company incorporated in Switzerland with registered number CH170.4.003.523-4 ("SWISS NEWCO");

(3)    THE BANKS listed in Schedule 1 (THE BANKS);

(4) THE ROYAL BANK OF SCOTLAND PLC of 135 Bishopsgate, London EC2M 3UR as the Facility Agent (as that term is more particularly defined below);

(5) THE ROYAL BANK OF SCOTLAND PLC of 135 Bishopsgate, London EC2M 3UR as the Issuing Bank (as that term is more particularly defined below);

(6) THE ROYAL BANK OF SCOTLAND PLC of 135 Bishopsgate, London EC2M 3UR as the Overdraft Bank (as that term is more particularly defined below); and

(7) THE ROYAL BANK OF SCOTLAND PLC of 135 Bishopsgate, London EC2M 3UR as the lead arranger of the facilities made available under this Agreement (in such capacity, the "LEAD ARRANGER").

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement:

       "ACCOUNTANTS' REPORTS" means:

       (a) the report dated not later than the date of this Agreement prepared by Arthur Andersen; and

       (b) the financial due diligence report dated on 24 August 2001 prepared by PricewaterhouseCoopers,

       in each case relating to the Targets and their Subsidiaries (other than the IVC Group) and the Target Assets and addressed to and/or capable of being relied upon by, among others, the Facility Agent on behalf of the Finance Parties.

       "ACCOUNTING PRINCIPLES" means the GAAP used in the preparation of the Business Plan.

       "ACCOUNTS" means:

       (a) in relation to the Group, (i) its audited consolidated accounts (including all additional information and notes to the accounts) together with the relevant directors' report and auditors' report and (ii) its unaudited consolidating schedule of income statements;

       (b) in relation to any other Material Company from time to time, if, and to the extent, so required by applicable law, its audited accounts together with the relevant directors' report and auditors' report;

       "ACQUISITION AGREEMENT" means the sale agreement dated on or before the date of this Agreement relating to the sale and purchase of the Target Shares and the Target Assets and made between, among others, the Parent Guarantor and the Vendor.

       "ACQUISITION COSTS" means those fees, commissions, costs and expenses incurred by the Group in relation to the acquisition of the Target Shares and the Target Assets (including the financing thereof).

       "ACQUISITION DOCUMENTS" means the Acquisition Agreement together with all other documents referred to in the Acquisition Agreement which are entered into in contemplation of, or relating to, the acquisition of the Target Shares and the Target Assets but, for the avoidance of doubt, shall not include the Disclosure Letter.

       "ACT" means the Companies Act 1985.

       "ADDITIONAL COST RATE" means, in relation to any Advance and:

       (a) a Bank acting out of a Lending Office in the United Kingdom, the Mandatory Cost Rate; or

       (b) a Bank acting out of a Lending Office outside the United Kingdom, the cost, if any, certified by such Bank as the cost to it of complying with the reserve asset and other regulatory requirements of the European Central Bank in relation to that Advance or any class of loans of which that Advance forms part, expressed as a percentage rate per annum for the relevant Interest Period.

       "ADVANCE" means a Term Advance or a Revolving Advance.

       "AFFILIATE" means, in relation to a Group Company, any company which is its Subsidiary or its holding company (within the meaning of Section 736 of the Companies Act 1985) or a Subsidiary of such holding company.

       "AGREED INVESTOR GROUP" means the Preferred Equity Investors and the Bridge Note Holders or, a the case may be, the Bridge Note Refinancing Investors.

       "ALTERNATIVE CURRENCY" means any currency (other than Dollars) which is freely convertible into Dollars, freely transferable and readily available in the London interbank market.

       "ASSET SECURITY DOCUMENT" means, in relation to a Group Company, such document or documents in favour of the Security Trustee as will under the laws of that Group Company's jurisdiction of incorporation create security over all or substantially all or over a certain specific class of its assets and undertaking and which are in form and substance reasonably satisfactory to the Security Trustee.

       "ASSIGNMENT" means the assignment granted by the Parent Guarantor to the Security Trustee relating to the Acquisition Agreement.

       "AUDITORS" means, in relation to each Group Company, Messrs Arthur Andersen or Messrs PricewaterhouseCoopers or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of such Group Company.

       "AVAILABLE REVOLVING CREDIT COMMITMENT" means, in relation to a Bank, its Revolving Credit Commitment less the Original Dollar Amount of (a) its Participations in the Revolving Advances and (b) its Bank Indemnity PROVIDED THAT in calculating the Available Revolving Credit Commitment of the Bank which is the Overdraft Bank, its Revolving Credit Commitment shall be deemed to be reduced by the amount of the Optional Overdraft Limited.

       "AVAILABLE REVOLVING CREDIT FACILITY" means the aggregate of the Available Revolving Credit Commitments of the Banks.

       "BANK INDEMNITY" means, in relation to a Bank, the indemnity given by that Bank to the Issuing Bank under Clause 5.11 (COUNTER INDEMNITY FROM THE BANKS); and "BANK INDEMNITIES" shall be construed accordingly.

       "BANKS" means the banks and financial institutions (including funds) listed in Schedule 1 (THE BANKS) and any Bank Transferee, together with their respective successors in title, PROVIDED THAT any bank or financial institution which transfers all of its Commitment in accordance with Clause 23.4 (TRANSFERS BY BANKS) shall cease to be a "Bank".

       "BANK TRANSFEREE" has the meaning given to that term in sub-clause 23.4.2 of Clause 23.4 (TRANSFERS BY BANKS).

       "BENELUX" means Inverness Medical Benelux BVBA a company duly incorporated under the laws of Belgium with registered number 585069.

       "BORROWER INDEMNITY" means, in relation to a Borrower, the indemnity given by that Borrower to the Issuing Bank and each Bank under Clause
       5.10 (COUNTER INDEMNITY FROM THE BORROWERS); and "BORROWER INDEMNITIES" shall be construed accordingly.

       "BORROWERS" means Swiss Newco and any other Charging Group Company that becomes a party to this Agreement pursuant to Clause 2.4 (ADDITIONAL BORROWERS) ; and "BORROWER" shall be construed accordingly.

       "BRIDGE NOTE AGREEMENT" means the note and warrant purchase agreement pursuant to which the Bridge Notes are, or are to be, constituted.

       "BRIDGE NOTE HOLDERS" means Zwanziger Family Ventures, LLC, Willard L. Umphrey as Trustee under the Willard L. Umphrey 1996 Revocable Trust U/A/D 03/26/96, Laurie Okurowski and Leon Okurowski as Trustee under US Boston Corporation PSRP U/A/D 19/01/84 A/C L. Okurowski who each hold Bridge Notes which have been issued pursuant to the Bridge Note Instrument, and any one of them a "BRIDGE NOTE HOLDER".

       "BRIDGE NOTE REFINANCING INVESTOR" means any one or more of (a) an institution or group of institutions of which US Boston Capital Corporation is the lead arranger and facility agent; (b) an institution which is acceptable to the Facility Agent; and (c) a Preferred Stock Holder.

       "BRIDGE NOTES" means the US$20,000,000 unsecured subordinated bridge notes due 1 April 2002.

       "BRIDGE NOTE REFINANCING INDEBTEDNESS" means any Indebtedness incurred by the Parent Guarantor to the Bridge Note Refinancing Investors pursuant to the Permitted Bridge Note Refinancing.

       "BUSINESS DAY" means a day (other than Saturday or Sunday) on which banks are open for general interbank business in London and:

       (a)     in relation to a transaction involving US Dollars, New York;

       (b) in relation to a transaction involving an Alternative Currency other than euros, in the principal financial centre of the country of that Alternative Currency; and

       (c) in relation to any date for payment or purchase of a sum denominated in euro, any TARGET Day.

       "BUSINESS PLAN" means the financial model for the Group setting out the projections for the Group's businesses and operations signed off by Arthur Andersen, dated no later than the date of this Agreement.

       "CAPITAL EXPENDITURE" has the meaning given to that term by GAAP.

       "CASHFLOW" means, in respect of the Group in relation to any period, the aggregate of EBITDA for that period:

       (a) plus, save to the extent applied in prepaying the Term Loan Facilities or the Mezzanine Loan, to the extent not already taken account of in EBITDA, the net proceeds of fixed assets disposed of during that period;

       (b) plus any receipts by way of extraordinary or exceptional items and minus any payments by way of extraordinary or exceptional items, in each case, received or made during that period;

       (c) plus any decrease, or minus any increase, in Net Working Capital during that period;

       (d) minus any cash dividends paid in respect of minority interests for that period;

       (e) plus any dividends received from other fixed assets investments during that period;

       (f) plus income received from companies in which Group Companies own shares but which are not Group Companies to the extent received in cash and minus any payment made to any such companies during that period;

       (g) plus any increase or minus any decrease in provisions for liabilities and charges made in respect of that period;

       (h) minus Capital Expenditure in respect of that period paid or contractually required to be paid during that period;

       (i) plus realised exchange gains and minus realised exchange losses charged during that period; and

       (j) minus the aggregate of all corporation or other similar Taxes paid during that period,

       in each case to the extent not already taken into account of in the calculation of EBITDA for that period.

       (For the purposes of this definition "NET WORKING CAPITAL" means the aggregate of Current Assets (excluding all of cash at bank and cash in hand, all assets relating to Tax and accrued interest receivable) less the aggregate of Current Liabilities (excluding monies due in relation to the Facilities and the Mezzanine Loan and liabilities in relation to Tax Extraordinary Items and dividends PAYABLE);"CURRENT ASSETS" means, in relation to the Group, the aggregate value of its assets which are treated as current assets in accordance with GAAP and "CURRENT LIABILITIES" means, in relation to the Group, the aggregate value of its liabilities which are treated as current liabilities in accordance with GAAP.

       "CDIL" means Cambridge Diagnostics Ireland Limited, a company incorporated under the laws of Ireland with registered number 83457.

       "CERTIFIED COPY" means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

       "CHANGE" means, in relation to a Bank (or any company of which that Bank is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which that Bank (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, the Financial Services Authority, or any other fiscal, monetary, regulatory or other authority of competent jurisdiction.

       "CHANGE OF CONTROL" means a situation where:

       (i) either Ron Zwanziger or David Scott ceases to be a member of the board of the Parent Guarantor; or

       (ii) there is a breach by Ron Zwanziger of the terms of the Lock Up Agreement; or

       (iii) a person alone or together with any associated person or persons becomes the beneficial owner of shares in the issued share capital of the Parent Guarantor carrying the right to exercise more than 50 per cent. of the votes exercisable at a general meeting of the Parent Guarantor (for the purposes of this definition (1) "ASSOCIATED PERSON" means, in relation to any person, a person who is (i) "ACTING IN CONCERT" (as defined in the UK City Code on Takeovers and Mergers) with that person or
               (ii) a "CONNECTED PERSON" (as defined in the section 839 of the Income and Corporation Taxes Act 1988) of that person and persons shall not be considered associated solely by reason of their being employees of any Group Company and (2) "BOARD" means the body of persons which directs the management and policies of the Parent Guarantor whether through the ownership of share capital, contract or otherwise.

       "CHARGING GROUP COMPANIES" means each Group Company which has granted, or is by the terms of this Agreement to grant, a Group Guarantee and an Asset Security Document and shall at all times include Swiss Newco; and "CHARGING GROUP COMPANY" shall be construed accordingly.

       "CODE" means the US Internal Revenue Code of 1986, as amended from time to time.

       "COMMITMENT" means, in relation to a Bank, the aggregate of its Term A Loan Commitment, its Term B Loan Commitment and its Revolving Credit Commitment.

       "COMPLETION" means completion of the sale and purchase of the Target Shares and the Target Assets pursuant to the Acquisition Agreement.

       "COMPLIANCE CERTIFICATE" has the meaning given to that term in sub-clause
       14.1.5 of Clause 14.1 (INFORMATION UNDERTAKINGS).

       "DANGEROUS MATERIALS" means any element or substance, whether consisting of gas, liquid, solid or vapour, identified by any Environmental Law to be, to have been, or to be capable of being or becoming, harmful to mankind or any living organism or damaging to the Environment.

       "DEED OF ACCESSION" means a deed substantially in the form set out in
       Schedule 7 (FORM OF DEED OF ACCESSION).

       "DEFAULT" means any event specified as such in Clause 15.1 (DEFAULT).

       "DEFAULT NOTICE" has the meaning given to that term in sub-clause 15.2.1 of Clause 15.2 (ACCELERATION, ETC.).

       "DEFINED BENEFIT PLAN" means any plan subject to Title IV of ERISA that is not a Multiemployer Plan.

       "DEPRECIATION" has the meaning given to that term by GAAP.

       "DISCLOSURE LETTER" has the meaning given to that term in the Acquisition Agreement.

       "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan, factoring or discounting) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

       "DISPOSAL PROCEEDS" means, in respect of a Disposal by a Group Company, the gross cash consideration receivable by that Group Company for that Disposal less all Taxes, costs and expenses directly incurred in respect of that Disposal.

       "DOLLAR" and "US$" means the lawful currency for the time being of the United States of America.

       "DOLLAR EQUIVALENT" means, in relation to an amount in an Alternative Currency on the day on which the calculation falls to be made, the amount of Dollars which could be purchased with that amount of the Alternative Currency using the Facility Agent's spot rate of exchange for the purchase in the London foreign exchange market of Dollars with the Alternative Currency at or about 11.00 a.m. on the second Business Day before that date.

       "DRAWDOWN DATE" means the date on which an Advance is made, or is proposed to be made.

       "DRAWDOWN NOTICE" means a notice substantially in the form set out in Part A of Schedule 3 (DRAWDOWN NOTICE).

       "DUE DILIGENCE REPORTS" means:

       (a) the following reports prepared by Allen & Overy (1) the report entitled "Legal Due Diligence Report" dated 23 November 2001 (2) the addendum report updating the Legal Due Diligence Report dated on or before the date of this Agreement and (3) the Persona letter dated 26 November 2001 addressed to Inverness Medical Technology Inc, each relating to the Targets; and

       (b) the report entitled "The Legal Due Diligence Memorandum" dated 18 December 2001 prepared by Simpson Thatcher & Bartlett relating to the Parent Guarantor and its Subsidiaries,

       each addressed to and/or capable of being relied upon by, among others, the Facility Agent on behalf of the Finance Parties.

       "EBITDA" means, in relation to any period, the consolidated profit of the Group for that period before Taxation and Total Net Interest Costs adding back:

       (a) Depreciation charged to the consolidated profit and loss account of the Group during such period;

       (b) goodwill or any other intangible asset amortised or written off, inclusive of any impairment charge of goodwill in accordance with FASB 141 and 142, against the consolidated profit and loss account of the Group during such period; and

       (c) any amount amortised against, or charged to, the consolidated profit and loss account of the Group during such period in respect of Acquisition Costs, but excluding:

       (i)     profit and loss attributable to minority interests;

       (ii)    extraordinary and exceptional items;

       (iii)   any profit or loss arising on the disposal of fixed assets;

       (iv)    amounts written off the value of investments;

       (v) income from companies in which Group Companies own shares but which are not Group Companies; and

       (vi)    realised and unrealised exchange gains and losses.

       "ERISA" means the US Employee Retirement Income Security Act of 1974, as in effect from time to time or any successor law.

       "ERISA AFFILIATE" means any entity required at any relevant time to be aggregated with a Group Company under Section 414(b) or (c) of the Internal Revenue Code and, in addition, for the purposes of any provision of this Agreement that relates to Section 412(n) of the Internal Revenue Code, the term ERISA Affiliate shall mean any entity aggregated with a Group Company under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

       "EMU LEGISLATION" means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, the euro.

       "ENCUMBRANCE" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which is intended to have the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by any Group Company.

       "ENVIRONMENT" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground); land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land); land covered with water; and water (including sea, ground and surface water).

       "ENVIRONMENTAL LAW" means any statutory or common law, treaty, convention, directive or regulation having legal or judicial effect whether of a criminal or civil nature, concerning:

       (a)     pollution or contamination of the Environment;

       (b) harm, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

       (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Materials; or

       (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

       "EURO" means the single currency of the Participating Member States.

       "EXCHANGE CONTRACT" has the meaning given to such term in sub-clause
       5.1.2 of Clause 5.1 (DRAWDOWN OF TERM LOAN FACILITIES).

       "FACILITIES" means the Term A Loan Facility, the Term B Loan Facility and the Revolving Credit Facility; and "FACILITY" shall be construed accordingly.

       "FACILITY AGENT" means The Royal Bank of Scotland plc in its capacity as facility agent and each successor Facility Agent appointed under Clause
       18.12 (RESIGNATION).

       "FEES LETTER" means the letter dated the same date as this Agreement from the Facility Agent to the Parent Guarantor relating to certain fees payable to the Lead Arranger, the Facility Agent, the Issuing Bank, the Overdraft Bank and the Security Trustee by the Parent Guarantor in relation to this Agreement, being described on its face as the "FEES LETTER".

       "FFE CONTRACT" means a forward foreign exchange contract made or to be made between the Overdraft Bank and a Borrower.

       "FFE CONTRACT AMOUNT" means, in relation to an FFE Contract:

       (a) if under that FFE Contract a Borrower is obliged to pay an amount in Dollars, that amount; and

       (b) if under that FFE Contract a Borrower is obliged to pay an amount in a currency other than Dollars, the equivalent in Dollars of that amount (where the equivalent is calculated by reference to the Overdraft Bank's spot rate at or about 11.00 a.m. on the day the calculation falls to be made for the purchase of Dollars with that currency).

       "FINAL REPAYMENT DATE" means:

       (a) in relation to the Term A Loan Facility and the Revolving Credit Facility, 31 December 2008; and

       (b)     in relation to the Term B Loan Facility, 31 December 2009.

       "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with the relevant GAAP as a finance lease or in the same way as a finance lease.

       "FINANCE LEASE EXPENDITURE" means the capital value of any asset the subject of a Finance Lease to which a Group Company is a party as the lessee.

       "FINANCE PARTIES" means all and each of the Lead Arranger, the Facility Agent, the Security Trustee, the Issuing Bank, the Overdraft Bank and the Banks; and "FINANCE PARTY" shall be construed accordingly.

       "FINANCIAL YEAR" means, in relation to a company, the tax and accounting year of such company.

       "FINANCING DOCUMENTS" means this Agreement, the Fees Letter, the Interest Rate Protection Agreements and the Security Documents.

       "GAAP" means, in relation to a company, accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation.

       "GROUP" means the Parent Guarantor, the Targets and each of their respective Subsidiaries but excluding each IVC Group Company; and "GROUP COMPANY" means any one of them.

       "GROUP GUARANTEE" means a guarantee, in the agreed form, executed or to be executed in favour of the Security Trustee.

       "GUARANTEE" means any guarantee, bond, indemnity, letter of credit, documentary or other credit, or any other instrument of suretyship or payment, issued, undertaken or made or, as the case may be, proposed to be issued, undertaken or made by the Issuing Bank under the Revolving Credit Facility.

       "GUARANTEE AND DEBENTURE" means a guarantee and debenture, granted by a company incorporated in England and Wales, in the agreed form, executed or to be executed in favour of the Security Trustee.

       "GUARANTEE REQUEST" means a request substantially in the form set out in Part B (GUARANTEE REQUEST) of Schedule 3.

       "GUARANTEED AMOUNT" means, in relation to a Guarantee, the maximum aggregate amount of the actual and contingent liabilities of the Issuing Bank under that Guarantee.

       "GUARANTOR" means each Group Company that has executed a Group Guarantee or a Guarantee and Debenture.

       "HOLDCO UK" means IM Acquisition Limited, a company incorporated under the laws of England and Wales with registered number 4267530.

       "HOLDCO US" means Inverness Medical Acquisition Corp., a company incorporated under the laws of Delaware having its registered address at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453.

       "INDEBTEDNESS" means, in relation to a person, its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

       (a)     moneys borrowed or raised;

       (b)     any bond, note, loan stock, debenture or similar instrument;

       (c) any acceptance credit, bill discounting (to the extent there is recourse to such person), note purchase, factoring (to the extent there is recourse to such person) or documentary credit facility;

       (d) the supply of any goods or services which is more than 90 days past the expiry of the period customarily allowed by the relative supplier after the due date;

       (e)     any Finance Lease;

       (f) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of financial obligations;

       (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

       (h) any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

       (i) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (h) above inclusive,

       PROVIDED THAT there shall be no double counting.

       "INFORMATION PACKAGE" means:

       (a)     the Accountants' Reports;

       (b)     the Business Plan;

       (c)     the Due Diligence Reports;

       (d)     the Insurance Report;

       (e)     the Intellectual Property Report;

       (f)     the Market Report;

       (g)     the Pensions Report; and

       (h)     the Tax Letter.

       "INSURANCE PROCEEDS" means any insurance proceeds (net of Taxes, costs and expenses associated with the making of the relevant claims under the relevant policies and any amount required to be paid to a person exercising its rights over the relevant asset pursuant to a Permitted Encumbrance) payable to (or to the order of) or received by a Group Company in respect of the loss or destruction of, or damage to, an asset.

       "INSURANCE REPORT" means the insurance reported prepared by AON Limited dated no later than the date of this Agreement relating to the Group addressed to and/or capable of being relied upon by, among others, the Facility Agent on behalf of the Finance Parties.

       "INTELLECTUAL PROPERTY REPORT" means the intellectual property report prepared by Alan White dated 5 October 2001 and the supplemental report dated 14 November 2001 relating to the Targets and their Subsidiaries (other than the IVC Group) and the Target Assets addressed to and/or capable of being relied upon by, among others, the Facility Agent on behalf of the Finance Parties.

       "INTELLECTUAL PROPERTY RIGHTS" means all patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software and moral rights and in published and unpublished work), domain names, titles, rights to know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

       "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated the same date as this Agreement made between the Parent Guarantor, Swiss Newco, certain Group Companies, the Banks, the Facility Agent, the Security Trustee, the Issuing Bank, the Overdraft Bank and the other parties to the Mezzanine Loan Agreement.

       "INTEREST DATE" means the last day of an Interest Period.

       "INTEREST PERIOD" means each period determined in accordance with Clause 8 (INTEREST) for the purpose of calculating interest on Advances or overdue amounts.

       "INTEREST RATE PROTECTION AGREEMENTS" means each agreement entered into or to be entered into between a Group Company and a Bank for the purpose of hedging a Group Company's interest rate liabilities in relation to all or any part of the Term Loans or the Mezzanine Loan.

       "INVESTORS" means the Agreed Investor Group and certain other Preferred Stock Holders.

       "ISSUE DATE" means the date on which a Guarantee is issued or is proposed to be issued by the Issuing Bank.

       "ISSUING BANK" means The Royal Bank of Scotland plc or any other Bank which is appointed as a successor Issuing Bank under Clause 18.15 (ISSUING BANK AND OVERDRAFT BANK) as issuer of Guarantees under the Revolving Credit Facility pursuant to Clause 5 (TERM LOAN FACILITIES AND REVOLVING CREDIT FACILITY).

       "IVC" means IVC Industries, Inc.

       "IVC GROUP" means IVC and each of its Subsidiaries; and "IVC GROUP COMPANY" means any one of them.

       "KEYMAN INSURANCE" means keyman life assurance policies (in form and content reasonably satisfactory to the Facility Agent and with such insurer as the Facility Agent may reasonably approve) maintained by the Parent Guarantor in respect of the death or disability of the following members of the Management and in not less than the following respective amounts:

         NAME                                              US$
         Ron Zwanziger                                     500,000
         Anthony Bernardo                                  250,000
         David Toohey                                      250,000
         David Scott                                       250,000
         Douglas Shaffer                                   250,000

       "KEYMAN INSURANCE ASSIGNMENT" means an assignment in the agreed form relating to the Keyman Insurance executed or to be executed by the Parent Guarantor in favour of the Security Trustee.

       "LEGALLY MORTGAGED PROPERTY" means the leasehold property listed in
       Schedule 9 (THE PROPERTIES) and to be legally mortgaged pursuant to a Guarantee and Debenture granted by Holdco UK of even date and any supplemental legal charge pursuant thereto.

       "LENDING OFFICE" means, in relation to a Bank, the office set out under its name in Schedule 1 (THE BANKS) or in the schedule to its relevant Transfer Certificate, or such other office through which that Bank's Commitment is maintained and through which its Participation in the Facilities is made and maintained under this Agreement.

       "LIBOR" means, in relation to an Advance or overdue amount in a particular currency and in relation to a particular Interest Period:

       (a) the interest rate for deposits in that currency for a period equal to that Interest Period which appears on the screen display designated as "PAGE 248", "PAGE 3750", "PAGE 3740" or "PAGE 3770", as appropriate, on the Telerate Service (or such other screen display or service as may replace it for the purpose of displaying British Bankers' Association LIBOR Rates for deposits in that currency in the London interbank market) at or about
               11.00 a.m. on the applicable Rate Fixing Day for that currency;
               and

       (b) if no such interest rate appears on the Telerate Service (or such replacement), the arithmetic mean (rounded upwards to 4 decimal places) of the rates per annum (as quoted to the Facility Agent at its request) at which each Reference Bank was offering deposits in that currency in an amount comparable with that Advance or overdue amount, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11.00 a.m. on the applicable Rate Fixing Day for that currency.

       "LOANS" means the Term Loans and the Revolving Loan; and "LOAN" shall be construed accordingly.

       "LOCK UP AGREEMENT" means the lock up agreement dated on or before the date of this Agreement made between the Parent Guarantor, Ron Zwanziger, Zwanziger Family Ventures, LLC and RBS Mezzanine Limited.

       "MAJORITY BANKS" means a group of Banks whose Commitments comprise at least 66 2/3 per cent. of the Total Commitments (but taking no account, for the purpose of this definition, of the last sentence of sub-clause
       15.2.1 of Clause 15.2 (ACCELERATION, ETC.)).

       "MANAGEMENT" means Ron Zwanziger, Anthony Bernardo, David Toohey, David Scott and Douglas Shaffer.

       "MANAGEMENT ACCOUNTS" has the meaning given to that term in sub-clause
       14.1.2 of Clause 14.1 (INFORMATION UNDERTAKINGS).

       "MANDATORY COST RATE" means the rate determined in accordance with
       Schedule 5 (MANDATORY COST RATE).

       "MARGIN" means:

       (a) in relation to the Term B Loan Facility, 2.75 per cent. per annum; and

       (b) for all other purposes, subject to Clause 8.2 (MARGIN RATCHET IN RELATION TO THE TERM A LOAN FACILITY AND THE REVOLVING CREDIT FACILITY), 2.25 per cent. per annum.

       "MARKET REPORT" means the market report prepared by Arthur Andersen dated no later than the date of this Agreement relating to the Group addressed to and/or capable of being relied upon by, among others, the Facility Agent for and on behalf of the Finance Parties.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of (a) the Charging Group Companies (taken as a whole) to comply with their payment obligations under any Financing Document or (b) the Parent Guarantor to comply with its obligations under Clause 14.4 (FINANCIAL UNDERTAKINGS).

       "MATERIAL COMPANY" means the Parent Guarantor, each Borrower, each Charging Group Company and each other Group Company:

       (a) whose consolidated turnover is equal to or greater than 5 per cent. of the aggregate consolidated turnover of the Group; or

       (b) whose consolidated earnings before interest and Tax is equal to or greater than 5 per cent. of the aggregate earnings before interest and Tax of the Group; or

       (c) whose consolidated gross assets have a value equal to or greater than 5 per cent. of the aggregate value of all gross assets owned by the Group.

       For the purpose of paragraphs (a) and (b), turnover and earnings before interest and Tax shall be measured over a period of at least 12 months duration ending on a Quarter Date.

       "MEZZANINE LENDERS" means the Lenders as defined in the Mezzanine Loan Agreement.

       "MEZZANINE LOAN" means the principal amount outstanding from time to time under the Mezzanine Loan Agreement.

       "MEZZANINE LOAN AGREEMENT" means the mezzanine loan agreement made or to be made between the Parent Guarantor, Swiss Newco, certain banks and financial institutions and RBS Mezzanine Limited as arranger and agent.

       "MULTIEMPLOYER PLAN" means a multiemployer plan defined in Sections 3(37) and/or 4001(a)(3)(A) of ERISA to which any US Group Company or any of the ERISA Affiliates has an obligation to make contributions or payments, or to which any such person has within any of the preceding five year plan years had an obligation to make contributions or payments.

       "MULTIPLE EMPLOYER PLAN" means a "SINGLE EMPLOYER PLAN" as defined in
       Section 4001(a)(15) of ERISA, that:

       (a) is maintained for employees of any US Group Company or any ERISA Affiliate and at least one person other than any US Group Company and the ERISA Affiliates; or

       (b) was so maintained and in respect of which any US Group Company or any ERISA Affiliate could have liability under Section 4063, 4064 or 4069 of ERISA if such US Group Company or ERISA Affiliate were to withdraw therefrom or if the plan has been or were to be terminated.

       "NEW EQUITY" means ordinary issued share capital of the Parent Guarantor, Preferred Stock and any other Indebtedness of the Parent Guarantor (which is subordinated as to right of payment and on insolvency to the Facilities and the Mezzanine Loan (on such terms, for the avoidance of doubt, similar to but no more onerous than those existing in respect of the Bridge Notes) to the satisfaction of the Majority Banks (acting reasonably)), issued or, as the case may be, incurred after Completion.

       "OPERATING BUDGET" means, in relation to the Group and the period starting not later than the date of this Agreement and ending on 31 December 2002, the Business Plan, and in relation to each successive 12 month period thereafter during the Security Period:

       (a)     a projected balance sheet;

       (b) a projected profit and loss account which shall include earnings before interest and tax;

       (c) a projected cash flow statement including operating costs and working capital requirements;

       (d) projected covenant calculations relating to each financial undertaking contained in Clause 14.4 (FINANCIAL UNDERTAKINGS),

       (e)     projected turnover calculations; and

       (f)     projected capital expenditure,

       relative to each such period and on an annual basis and with Management's commentary drawing on the previous period's performance and forecast market conditions.

       "OPTIONAL OVERDRAFT FACILITY" means the optional overdraft facility referred to in Clause 7 (THE OPTIONAL OVERDRAFT FACILITY) under which overdrafts, Guarantees issued by the Overdraft Bank and FFE Contracts may be made available to any Borrower.

       "OPTIONAL OVERDRAFT LIMIT" means, subject to Clause 7 (THE OPTIONAL OVERDRAFT FACILITY), US$3,000,000.

       "ORIGINAL DOLLAR AMOUNT" means:

       (a) in relation to an Advance, or a Participation in an Advance, denominated in Dollars, the amount of that Advance or that Participation, as the case may be;

       (b) in relation to an Advance, or a Participation in an Advance, denominated in an Alternative Currency, the Dollar Equivalent of the amount of that Advance or that Participation, as the case may be, calculated as at the Drawdown Date of that Advance;

       (c) in relation to a Guarantee, or that part of a Bank Indemnity relating to a particular Guarantee, denominated in Dollars, the Guaranteed Amount of that Guarantee or the corresponding amount of the actual and contingent liability under that Bank Indemnity, as the case may be; and

       (d) in relation to a Guarantee, or that part of a Bank Indemnity relating to a particular Guarantee, denominated in an Alternative Currency, the Dollar Equivalent of the Guaranteed Amount of that Guarantee or the Dollar Equivalent of the corresponding amount of the actual and contingent liability under that Bank Indemnity, as the case may be, calculated as at the Issue Date of that Guarantee;

       PROVIDED THAT if all or part of a Revolving Advance is not made or is repaid or prepaid or the liability of the issuer of a Bank Guarantee under that Bank Guarantee is permanently reduced, the "ORIGINAL DOLLAR AMOUNT" of that Revolving Advance and of the Participations of the Banks in that Revolving Advance or, as the case may be, that Guarantee and any related Bank Indemnities, shall be correspondingly reduced.

       "OVERDRAFT BANK" means The Royal Bank of Scotland plc acting out of its branch at 135 Bishopsgate, London EC2M 3UR or any assignee or transferee thereof in such capacity.

       "OVERDRAFT OUTSTANDINGS" means the aggregate of:

       (a) the Dollar Equivalent of all amounts outstanding by way of overdraft under the Optional Overdraft Facility net of any credit balance on any account of any Charging Group Company with the Overdraft Bank to the extent that that credit balance is freely available to be set off by the Overdraft Bank against liabilities owed to the Overdraft Bank by that Charging Group Company;

       (b) the Dollar Equivalent of the Guaranteed Amount of each Guarantee issued by the Overdraft Bank;

       (c) such amount in Dollars calculated on a mark to market basis as the Overdraft Bank may, in accordance with its then current credit policy, accord as a risk weighting to all outstanding FFE Contracts; and

       (d) in relation to any other facilities or financial accommodation provided under the Optional Overdraft Facility, such other amounts as the Overdraft Bank determines fairly represents the aggregate exposure of the Overdraft Bank in respect of that facility or accommodation.

       "PARTICIPATING MEMBER STATE" means a member state of the European Union which has adopted or adopts the single currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time).

       "PARTICIPATION" means, in relation to a Bank:

       (a) and an Advance or a Loan, the part of that Advance or that Loan, as the case may be, made available or to be made available by that Bank and thereafter the part of that Advance or that Loan, as the case may be, owing to that Bank from time to time;

       (b) and the Facilities, the aggregate of its Participations in each Loan and its liabilities under its Bank Indemnity.

       "PARTY" means a party to this Agreement.

       "PBGC" means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA or its successor.

       "PENSIONS REPORT" means the pensions report prepared by Arthur Andersen dated no later than the date of this Agreement relating to the Targets and their Subsidiaries addressed to and/or capable of being relied upon by, among others, the Finance Parties.

       "PERMITTED BRIDGE NOTE REFINANCING" means the refinancing of the Bridge Notes by any Bridge Note Refinancing Investor pursuant to documentation that is in form and substance acceptable to the Facility Agent.

       "PERMITTED ENCUMBRANCE" means:

       (a)     any Encumbrance created under the Financing Documents;

       (b)     any Encumbrance created with the prior consent of the Majority
               Banks;

       (c) any right of set-off or lien, in each case arising by operation of law;

       (d) any retention of title to goods supplied to a Group Company in the ordinary course of its trading activities;

       (e) any right of netting or set-off over credit balances on bank accounts of Group Companies arising in the ordinary course of the banking arrangements of the Group;

       (f) any agreement entered into by a Group Company in the ordinary course of its trading activities to sell or otherwise dispose of any asset on terms whereby that asset is or may be leased to or re-acquired or acquired by a Group Company;

       (g) any lien in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of its trading activities;

       (h) any Encumbrance over an asset of a company which becomes a Subsidiary of the Parent Guarantor (other than by reason of its incorporation) after the date of this Agreement, being an Encumbrance which is in existence at the time at which that company becomes such a Subsidiary but only if (i) that Encumbrance was not created in contemplation of that company becoming such a Subsidiary, (ii) the principal amount secured by that Encumbrance has not been and shall not be increased and
               (iii) that Encumbrance is discharged within 6 months of the date on which that company became such a Subsidiary;

       (i) any Encumbrance over an asset acquired by a Group Company after the date of this Agreement and subject to which that asset is acquired but only if (i) that Encumbrance was not created in contemplation of its acquisition by that company, (ii) the amount secured by that Encumbrance has not been increased in contemplation of, or since the date of, its acquisition by that company and (iii) that Encumbrance is discharged within 6 months of the date of its acquisition by that company;

       (j) the charge dated 12 January 1999 granted by CDIL in favour of the Industrial Development Agency (Ireland);

       (k)     the USB Charge; and

       (l)     any Encumbrance not otherwise permitted pursuant to paragraphs
               (a) to (k) above (inclusive) in respect of any assets not exceeding, in aggregate, US$1,000,000 in value.

       "PERMITTED INDEBTEDNESS" means:

       (a)     Indebtedness under any Financing Document;

       (b)     Indebtedness under the Mezzanine Loan Agreement;

       (c) Indebtedness under the Bridge Notes or, as the case may be, the Permitted Bridge Note Refinancing and any New Equity;

       (d) Indebtedness existing at the date of this Agreement between Group Companies;

       (e) Indebtedness under any Finance Lease existing at the date of this Agreement or permitted under sub-clause 14.4.1(d) of Clause 14.4 (FINANCIAL UNDERTAKINGS);

       (f) Indebtedness of any Charging Group Company to another Charging Group Company;

       (g) Indebtedness of any Group Company which is not a Charging Group Company to another such Group Company;

       (h) Indebtedness of any Group Company which is not a Charging Group Company to a Charging Group Company;

       (i) Indebtedness of any Group Company to the extent it is the subject of a Guarantee;

       (j) Indebtedness of any Group Company to another Group Company to the extent it is incurred in the ordinary course of the customary cash management practices of the Group;

       (k) Indebtedness under loans permitted under sub-clause 14.3.6 of Clause 14.3 (NEGATIVE UNDERTAKINGS); and

       (l) Indebtedness not otherwise referred to in paragraphs (a) to (k) above (inclusive) in an aggregate principal amount not exceeding US$3,250,000 for the Group taken as a whole.

       "PLAN" means any employee pension benefit plan (as defined in Section 3(2) or ERISA) which is subject to Title IV of ERISA and which any US Group Company or any ERISA Affiliate is an "employer" (as defined in Section 3(5) of ERISA).

       "POTENTIAL DEFAULT" means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition, in each case, under Clause 15.1 (DEFAULT), would be a Default.

       "PREFERRED EQUITY INVESTORS" means Oxford BioScience, Belmont Capital, Cooper Hill Partners, Goldman Sachs, Ron Zwanziger, Leroy Schecter and Orit Goldstien.

       "PREFERRED STOCK" means the US$80,000,000 unsecured series A convertible preferred stock issued, or to be issued, by the Parent Guarantor under and pursuant to the Stock Purchase Agreement.

       "PREFERRED STOCK HOLDER" means a person who holds Preferred Stock which have been issued pursuant to the Stock Purchase Agreement.

       "PROHIBITED TRANSACTION" means a transaction that is prohibited under
       Section 4975 of the Code or Section 406 or 407 of ERISA and not exempt under section 4975 of the Code or Section 408 of ERISA.

       "QUARTER" means a period of three months ending on a Quarter Date.

       "QUARTER DATE" means each 31 March, 30 June, 30 September and 31
       December.

       "RATE FIXING DAY" means, in relation to any currency and any Interest Period, the day on which quotes are customarily given in the London interbank market for deposits in that currency for delivery on the first day of that Interest Period, PROVIDED THAT if, for any such period, quotations would ordinarily be given on more than one date, the Rate Fixing Date for that period shall be the last of those dates.

       "REFERENCE BANKS" means the principal London offices of The Royal Bank of Scotland plc and such other bank or banks as may be agreed between the Facility Agent (acting on the instructions of the Majority Banks) and the Parent Guarantor.

       "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than those for which the notice provision has been waived pursuant to the regulations thereunder.

       "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims, the possibility that an undertaking to assume liability for or to indemnify against non-payment of stamp duty may be void, defences of set-off or counterclaim and similar principles.

       "REVOLVING ADVANCE" means an advance made or to be made to a Borrower under the Revolving Credit Facility or, as the case may be, the outstanding principal amount of any such advance.

       "REVOLVING CREDIT COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (THE BANKS) or set out under the heading "Amount of Commitment Transferred" in the schedule to any relevant Transfer Certificate, in each case as reduced or cancelled in accordance with this Agreement.

       "REVOLVING CREDIT COMMITMENT PERIOD" means the period from and including the date of this Agreement to but excluding the date falling 1 month before the Final Repayment Date in relation to the Revolving Credit Facility.

       "REVOLVING CREDIT FACILITY" means the multicurrency revolving loan and guarantee facility referred to in sub-clause 2.1.1(c) of Clause 2.1 (FACILITIES).

       "REVOLVING CREDIT FACILITY LIMIT" means, subject to Clause 9.12 (CANCELLATION OF REVOLVING CREDIT FACILITY), US$7,500,000.

       "REVOLVING LOAN" means, at any time, all Revolving Advances at that time.

       "SALE" means a Disposal of all or substantially all of the business and assets of the Group.

       "SECURITY DOCUMENTS" means:

       (a)     any Group Guarantee executed by a Group Company;

       (b)     any Guarantee and Debenture executed by a Group Company;

       (c)     any Share Charge executed by a Group Company;

       (d)     any Asset Security Document executed by a Group Company;

       (e)     the Intercreditor Agreement;

       (f)     the Subordination Agreement;

       (g)     any Trade Mark Charge executed by a Group Company;

       (h)     the Keyman Insurance Assignment; and;

       (i) any guarantee and any document creating security executed and delivered after the date of this Agreement as security for any of the obligations and liabilities of any Borrower or the other Group Companies under any Financing Document.

       "SECURITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all of the obligations and liabilities of the Group Companies under each Financing Document are discharged in full and none of the Finance Parties has any continuing obligation in relation to the Facilities.

       "SECURITY TRUSTEE" means The Royal Bank of Scotland plc in its capacity as security trustee appointed under the Intercreditor Agreement and each of its successors in such capacity.

       "SHARE CHARGE" means any share charge or share pledge, in each case in the agreed form, executed or to be executed in favour of the Finance Parties represented by the Security Trustee over all or substantially all of the issued share capital of any Group Company.

       "STERLING" and "(POUND)" means the law currency for the time being in England.

       "STOCK PURCHASE AGREEMENT" means the instrument dated 14 December 2001 pursuant to which the Preferred Stock is, or is to be, constituted.

       "SUBORDINATION AGREEMENT" means the subordination agreement made or to be made between (1) the Parent Guarantor, (2) the Bridge Note Holders, and
       (3) the Security Trustee.

       "SUBSIDIARY" means a company, partnership or stock corporation:

       (a) in respect of which another company, partnership or stock corporation holds (whether directly or indirectly) more than 50 per cent. of the voting rights in it; or

       (b) in respect of which another company, partnership or stock corporation is a member of it and either (i) has the right to appoint or remove a majority of its board of directors or (ii) controls alone, pursuant to an agreement with other shareholders, members, holders of partnership interests or stockholders, more than 50 per cent. of the voting rights in it; or

       (c) which is a subsidiary of a company, partnership or stock corporation which is itself a subsidiary of that other company, partnership or stock corporation

       "SURPLUS CASH" means, in relation to any Financial Year of the Parent Guarantor, the amount by which Cashflow for that Financial Year exceeds the aggregate of (a) Total

       Funding Costs for that Financial Year and (b) the aggregate amount of prepayments of the Term Loan Facilities made in that Financial Year pursuant to Clauses 9.4 (MANDATORY PREPAYMENT OF DISPOSAL PROCEEDS), 9.6 (MANDATORY PREPAYMENT OF INSURANCE PROCEEDS), 9.7 (MANDATORY PREPAYMENT OF VENDOR PAYMENTS) and 9.10 (VOLUNTARY PREPAYMENT OF TERM LOANS) inclusive.

       "SYNDICATION PERIOD" means the period starting on the date of this Agreement and ending on the earlier of (a) the date falling six months after the date of Completion and (b) the date on which the Facility Agent notifies the Parent Guarantor that the primary syndication of the Facilities has been completed.

       "TARGET A" means Unipath Limited a company incorporated under the laws of England and Wales with registered number 00417198.

       "TARGET B" means Unipath Diagnostics GmbH, a company incorporated under the laws of Germany with registered number HRB 29 443 AG Koln.

       "TARGET C" means Unipath Scandinavia A.B., a company incorporated under the laws of Sweden with registered number 556052-1410.

       "TARGET D" means Unipath B.V., a company incorporated under the laws of The Netherlands with registered number 30142693.

       "TARGET" means the Trans-European Real-Time Gross Settlement Express Transfer payment system.

       "TARGET ASSETS" means the US Business Assets and the IP Assets (as such terms are defined in the Acquisition Agreement) situated in the United States of America.

       "TARGET DAY" means any date on which TARGET is open for the settlement of payments in Euro.

       "TARGET GROUP" means Target A, Target B, Target C, Target D and each of their Subsidiaries.

       "TARGET SHARES" means all of the issued share capital of Target A, Target B, Target C and Target D.

       "TAXES" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "TAX" and "TAXATION" shall be construed accordingly.

       "TAX LETTER" means the structuring letter prepared by Ernst & Young dated 28 November 2001 entitled "Establishing a Swiss IP Holding Company" relating to the Group.

       "TERM A ADVANCE" means each advance made or to be made to Swiss Newco under the Term A Loan Facility or, as the case may be, the outstanding principal amount of that advance, and each advance into which a Term A Advance is split pursuant to sub-clause 8.3.4 of Clause 8.3 (INTEREST PERIODS).

       "TERM ADVANCES" means all and each of the Term A Advances and the Term B Advances; and "TERM ADVANCE" shall be construed accordingly.

       "TERM A INSTALMENT" has the meaning given to that term in Clause 9.1 (REPAYMENT OF TERM A LOAN).

       "TERM A INSTALMENT REPAYMENT DATE" has the meaning given to that term in Clause 9.1 (REPAYMENT OF TERM A LOAN).

       "TERM A LOAN" means, at any time, the aggregate of all Term A Advances outstanding at that time.

       "TERM A LOAN COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (THE BANKS) or, in relation to a Bank Transferee, set out under the heading "AMOUNT OF COMMITMENT TRANSFERRED" in the schedule to any relevant Transfer Certificate, in each case, as reduced or cancelled in accordance with this Agreement.

       "TERM A LOAN FACILITY" means the term loan facility referred to in sub-clause 2.1.1(a) of Clause 2.1 (FACILITIES).

       "TERM B ADVANCE" means the advance made or to be made to Swiss Newco under the Term B Loan Facility or, as the case may be, the outstanding principal amount of that advance and each advance into which a Term B Advance is split pursuant to sub-clause 8.3.4 of Clause 8.3 (INTEREST PERIODS).

       "TERM B INSTALMENT" has the meaning given to that term in Clause 9.2 (REPAYMENT OF TERM B LOAN).

       "TERM B INSTALMENT REPAYMENT DATE" has the meaning given to that term in Clause 9.2 (REPAYMENT OF TERM B LOAN)

       "TERM B LOAN" means, at any time, the aggregate of all Term B Advances outstanding at that time.

       "TERM B LOAN COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (THE BANKS) or, in relation to a Bank Transferee, set out under the heading "AMOUNT OF COMMITMENT TRANSFERRED" in the schedule to any relevant Transfer Certificate, in each case, as reduced or cancelled in accordance with this Agreement.

       "TERM B LOAN FACILITY" means the term loan facility referred to in sub-clause 2.1.1(b) of Clause 2.1 (FACILITIES).

       "TERMINATION EVENT" means:

       (a) a Reportable Event or an event described in section 4062(e) of ERISA;

       (b) the withdrawal of any US Group Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, or the incurrence of liability by any US Group Company under section 4064 of ERISA upon termination of a Multiple Employer Plan;

       (c) the filing of a notice of intent to terminate a Defined Benefit Plan (including any such notice with respect to a Defined Benefit Plan amendment referred to in section 4041(e) of ERISA) or the termination of a Defined Benefit Plan excluding, for the purposes of this paragraph (c), any standard termination under section 4041(b) of ERISA;

       (d) the institution of proceedings to terminate a Defined Benefit Plan by the PBGC;

       (e) the appointment of a trustee to administer any Defined Benefit Plan under section 4042 of ERISA;

       (f) any event or condition that might reasonably constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Defined Benefit Plan; or

       (g) any withdrawal from a Multiemployer Plan, or the termination, reorganisation or insolvency of a Multiemployer Plan.

       "TERM LOAN COMMITMENT PERIOD" means the period from and including the date of this Agreement to and including the date falling 5 days after the date of Completion.

       "TERM LOAN FACILITIES" means all and each of the Term A Loan Facility and the Term B Loan Facility.

       "TERM LOANS" means all and each of the Term A Loan and the Term B Loan and "TERM LOAN" shall be construed accordingly.

       "TOTAL COMMITMENTS" means the aggregate of the Commitments of the Banks.

       "TOTAL DEBT" means the aggregate of:

       (a) that part of the Indebtedness of Group Companies which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of (i) moneys borrowed or raised,
               (ii) any bond, note, loan stock, debenture or similar instrument, or (iii) any acceptance credit, bill discounting (to the extent that there is recourse to a Group Company), note purchase, factoring (to the extent that there is recourse to a Group Company) or documentary credit facility (including, for the avoidance of doubt, any indebtedness under this Agreement); and

       (b) Finance Lease Expenditure under any Finance Lease entered into by any Group Company,

       but excluding all Indebtedness under the Bridge Notes or, as the case may be, the New Equity.

       "TOTAL FUNDING COSTS" means, in relation to any period, the aggregate of:

       (a)     Total Net Interest Costs for that period;

       (b) all scheduled repayments of the Term Loans falling due during that period; and

       (c) Finance Lease Expenditure under any Finance Lease entered into by any Group Company.

       "TOTAL NET INTEREST COSTS" means, in relation to any period, the aggregate of all accrued interest, commissions, periodic fees and other financing charges payable in cash by the Group Companies (other than to another Group Company) in respect of Indebtedness during that period (including the interest element payable under any Finance Lease) less any interest receivable in respect of cash balances, less any sums receivable or plus any sums payable by the Borrowers under any interest rate protection agreement of whatever description during that period, and for the avoidance of doubt excluding (a) any fees and commission paid in relation to the acquisition of the Target Shares and the Target Assets and (b) any amortisation of finance costs and issue costs arising from the acquisition of the Target Shares and the Target Assets.

       "TOTAL REVOLVING CREDIT AMOUNT" means the aggregate of all Revolving Advances denominated in Dollars, the Guaranteed Amounts of all Guarantees issued by the Issuing Bank denominated in Dollars, the Dollar Equivalent at the date of computation of all Revolving Advances denominated in Alternative Currencies, the Dollar Equivalent at the date of computation of the Guaranteed Amount of all Guarantees denominated in an Alternative Currency, and the Overdraft Outstandings.

       "TOTAL REVOLVING CREDIT COMMITMENTS" means the aggregate of the Banks' Revolving Credit Commitments.

       "TOTAL TERM A LOAN COMMITMENTS" means the aggregate of the Banks' Term A Loan Commitments.

       "TOTAL TERM B LOAN COMMITMENTS" means the aggregate of the Banks' Term B Loan Commitments.

       "TRADE MARK CHARGE" means a trade mark charge in the agreed form executed or to be executed in favour of the Security Trustee.

       "TRANCHE A1" and "TRANCHE A2" have the meaning respectively given to those terms in sub-clause 2.1.1(a) of Clause 2.1 (FACILITIES) and "TRANCHE" means either one of them.

       "TRANSACTION DOCUMENTS" means, in relation to a Group Company, each of the following documents to which it is a party: the Financing Documents, the Acquisition Documents, the Mezzanine Loan Agreement, the Warrant Instrument, the Bridge Note Agreement and the Stock Purchase Agreement.

       "TRANSFER CERTIFICATE" means a document substantially in the form set out in Schedule 6 (FORM OF TRANSFER CERTIFICATE).

       "TREATY" means the Treaty establishing the European Community signed in Rome on 25 March 1957, as amended from time to time.

       "USB CHARGE" means the charge dated 30 August 1995 granted by CDIL in favour of USB 93 Technology Inc.

       "US GROUP COMPANY" means a Group Company incorporated in the State of Delaware, United States of America.

       "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

       "VENDOR" means Unilever PLC or, as appropriate, any of its Subsidiaries or associated entities.

       "WARRANT INSTRUMENT" means the warrant instrument in the agreed form.

       "WELFARE PLAN" means any employee welfare benefit plan as defined in section 3(1) of ERISA, in which any personnel of any U.S. Group Company or any ERISA Affiliate participates or from which any such personnel may derive a benefit or with respect to which any U.S. Group Company or ERISA Affiliate has any liability or obligation.

       "YEN" means the lawful currency for the time being of Japan.

1.2    HEADINGS

       The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3    INTERPRETATION

       In this Agreement (unless otherwise provided):

       1.3.1   words importing the singular shall include the plural and VICE
               VERSA;

       1.3.2 references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

       1.3.3 references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented, as the case may be;

       1.3.4 references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

       1.3.5 references to a document being "IN THE AGREED FORM" means that document the form and content of which has been approved by the Facility Agent and the Parent Guarantor at the date hereof and which is initialled by or on behalf of the Facility Agent and the Parent Guarantor;

       1.3.6 references to "ASSETS" shall include revenues and property and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

       1.3.7 the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

       1.3.8 the words "OTHER" and "OTHERWISE" shall not be construed EJUSDEM GENERIS with any foregoing words where a wider construction is possible;

       1.3.9 references to a "PERSON" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

       1.3.10 where there is a reference in this Agreement to any amount, limit or threshold specified in Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non- Dollar amount shall be counted on the basis of the Dollar Equivalent of that amount using the Facility Agent's relevant spot rate of exchange on the date of determination;

       1.3.11 accounting terms shall be construed so as to be consistent with GAAP; and

       1.3.12  references to time are to London time.

1.4    THIRD PARTY RIGHTS

       A person who is not a Party has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.     FACILITIES

2.1    FACILITIES

       2.1.1   Subject to the terms of this Agreement:

               (a) the Banks agree to make available to Swiss Newco, a term loan facility in a maximum principal amount of US$36,500,000 in two tranches ("TRANCHE A1" and "TRANCHE A2" respectively) in maximum principal amounts as follows:

                      (i) Tranche A1 for drawing in Sterling in the maximum principal amount of (pound)18,288,474.81 but which is to be converted to Dollars pursuant to Clause
                             5.1 (DRAWDOWN OF TERM LOAN FACILITIES); and

                      (ii) Tranche A2 for drawing in Sterling in the maximum principal amount of (pound)6,901,311.25 but which is to be converted to Yen pursuant to Clause 5.1 (DRAWDOWN OF TERM LOAN FACILITIES);

               (b) the Banks agree to make available to Swiss Newco a term loan facility in the maximum principal amount of US$16,000,000 for drawing in Sterling in the maximum principal amount of (pound)11,042,098 but which is to be converted to Dollars pursuant to Clause 5.1 (DRAWDOWN OF TERM LOAN FACILITIES).

               (c) the Banks agree to make available to the Borrowers a multicurrency revolving loan and guarantee facility in the maximum principal amount of US$7,500,000 incorporating an optional overdraft facility (to be made available by the Overdraft Bank).

       2.1.2 Notwithstanding any other term of this Agreement subject to sub-clause 7.2.4 of Clause 7.2 (Utilisation), the aggregate of
               (i) the Original Dollar Amount of all Revolving Advances and Guarantees issued by the Issuing Bank and (ii) the Overdraft Outstandings shall not, at any time, exceed the Total Revolving Credit Commitments.

2.2    OBLIGATIONS SEVERAL

       2.2.1 The obligations of each Finance Party under this Agreement are several.

       2.2.2 The failure of a Finance Party to carry out its obligations under this Agreement shall not relieve any other Party of any of its obligations under this Agreement.

       2.2.3 None of the Finance Parties shall be responsible for the obligations of any other Party under this Agreement.

2.3    RIGHTS SEVERAL

       2.3.1 The rights of the Finance Parties under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

       2.3.2 Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

2.4    ADDITIONAL BORROWERS

       2.4.1 The Parent Guarantor may, on giving notice to the Facility Agent, nominate a Charging Group Company incorporated in Switzerland, the United States of America or England and Wales as an additional Borrower under the Revolving Credit Facility.

       2.4.2 A Charging Group Company wishing to become an additional Borrower shall execute and deliver a Deed of Accession to the Facility Agent together with all the documents referred to in the schedule to that Deed of Accession, each in form and substance satisfactory to the Facility Agent, acting reasonably.

       2.4.3 A Charging Group Company shall accede to this Agreement as a Borrower on the Facility Agent counter-signing the relevant Deed of Accession.

       2.4.4 Each Party authorises the Facility Agent to execute on its behalf a Deed of Accession delivered to the Facility Agent in accordance with the terms of this Clause 2.4.

       2.4.5 For the purposes of this Agreement each of the Borrowers irrevocably authorises the Parent Guarantor to act as its agent.

3.     PURPOSE

3.1    PURPOSE OF THE TERM LOAN FACILITIES

       The proceeds of the Term Loan Facilities shall only be used to pay:

       3.1.1 the consideration payable to the Vendor for the Target Shares and the Target Assets purchased by it pursuant to the Acquisition Agreement;

       3.1.2 any inter-company Indebtedness accrued and owing by any member of the Target Group not exceeding US$75,000,000; and

       3.1.3   the Acquisition Costs.

3.2    PURPOSE OF THE REVOLVING CREDIT FACILITY

       3.2.1   The proceeds of Revolving Advances shall only be used:

               (a) for the general corporate purposes of the Group including, for the avoidance of doubt, the working capital and capital expenditure requirements of the Group (but not to make prepayments of the Term Loans and not to acquire any business or shares or securities of any company); and

               (b)    to repay maturing Revolving Advances.

       3.2.2 Guarantees shall be issued by the Issuing Bank for the general corporate purposes of the Group.

       3.2.3 The Optional Overdraft Facility shall only be used for the general corporate purposes of the Group (but not to make prepayments of the Term Loans).

3.3    UNDERTAKING BY THE BORROWERS

       Each Borrower undertakes that it will only utilise the Facilities as permitted by this Clause 3.

3.4    NO LIABILITY

       None of the Finance Parties shall be concerned as to the use or application of the proceeds of the Advances or the use or applications of amounts made available under any Facility.

4.     CONDITIONS PRECEDENT

4.1    CONDITIONS PRECEDENT

       4.1.1 Notwithstanding any other term of this Agreement, none of the Finance Parties shall be under any obligation to make the Facilities available to any Borrower unless the Facility Agent has notified the Parent Guarantor that all the conditions set out in Part A of Schedule 2 (CONDITIONS PRECEDENT) have been satisfied on or prior to the end of the Term Loan Commitment Period.

       4.1.2 The Parent undertakes to ensure that all the conditions set out in Part B of Schedule 2 (CONDITIONS SUBSEQUENT) are satisfied within the time periods respectively specified therein.

4.2    CONFIRMATION OF SATISFACTION

       The Facility Agent shall, at the request of the Parent Guarantor, certify whether or not any one or more of the conditions set out in Parts A and B of Schedule 2 (CONDITIONS PRECEDENT) have been satisfied or, as the case may be, waived.

5.     TERM LOAN FACILITIES AND REVOLVING CREDIT FACILITY

5.1    DRAWDOWN OF TERM LOAN FACILITIES

       Subject to the other terms of this Agreement, each Tranche shall be drawn down as follows:

       5.1.1

               (a) one Term Advance shall be made in sterling under Tranche A1 of(pound)18,288,474.81;

               (b) one Term Advance shall be made in sterling under Tranche A2 of(pound)6,901,311.25; and

               (c) one Term B Advance shall be made in Sterling of(pound)11,042,098,

               on the same Business Day during the Term Loan Commitment Period when requested by Swiss Newco by means of a Drawdown Notice in accordance with Clause 5.4 (DRAWDOWN NOTICE). At close of business on the last day of the Term Loan Commitment Period, the Term Loan Facilities shall cease to be available for utilisation and shall be cancelled and the Total Term A Loan Commitments and the Total Term B Loan Commitments shall be reduced accordingly.

       5.1.2 On the day of Completion, in relation to each Tranche and the Term B Advance, Swiss Newco shall enter into a spot foreign exchange contract (each an "EXCHANGE CONTRACT") with the Facility Agent, under which the Facility Agent agrees to sell an amount of Sterling equal to the outstanding Term Advance made available to Swiss Newco under the relevant Tranche in exchange for the amount (each an "EXCHANGE AMOUNT") of (i) in respect of Tranche A1 and the Term B Advance, Dollars and (ii) in respect of Tranche A2, Yen that could be purchased with the amount of Sterling using the Facility Agent's spot rate of exchange for the purchase of Dollars or, as the case may be, Yen, with Sterling in the London foreign exchange rate market at the time of the trade on such day.

       5.1.3 On the day (the "CONVERSION DAY") which is the second Business Day after Completion, the Banks shall make the following:

               (a) a substitute Term A Advance denominated in Dollars under Tranche A1;

               (b) a substitute Term A Advance denominated in Yen under Tranche A2; and

               (c)    a substitute Term B Advance denominated in Dollars,

               (each a "REFINANCING ADVANCE"). The amount of a Refinancing Advance shall be the Exchange Amount relating to the Tranche or, as the case may be, the Term B Advance under which such Refinancing Advance is to be made. The Facility Agent will, as soon as reasonably practicable, notify the Parent Guarantor and each Bank of the Exchange Amount and the relevant spot rate of exchange.

       5.1.4   On the Conversion Day:

               (a) each Refinancing Advance shall be made by the Banks in accordance with the provisions of Clause 5.6 (PARTICIPATIONS) and the proceeds thereof shall be paid to the Facility Agent;

               (b) the Facility Agent shall apply the proceeds of each Refinancing Advance in settlement of amounts owed by it under the relevant Exchange Contract; and

               (c) the Facility Agent shall pay the amounts it is to pay under the Exchange Contracts to the Banks:

                      (i) pro rata to their Term A Loan Commitments, to be applied in repayment of the outstanding Sterling denominated Term A Advances under each of Tranches A1 and A2; and

                      (ii) pro rata to their Term B Loan Commitments, to be applied in repayment of the outstanding Sterling denominated Term B Advance.

       5.1.5 Each of the Parties authorises the Facility Agent to make the applications referred to sub-clause 5.1.4 of this Clause.

5.2    UTILISATION OF REVOLVING CREDIT FACILITY

       5.2.1 Subject to the other terms of this Agreement, Revolving Advances shall be made to any Borrower and Guarantees shall be issued by the Issuing Bank for the account of any Borrower at any time during the Revolving Credit Commitment Period when requested by that Borrower by means of a Drawdown Notice in accordance with Clause 5.4 (DRAWDOWN NOTICE) or, as the case may be, a Guarantee Request in accordance with Clause 5.9 (GUARANTEE REQUEST). At close of business on the last day of the Revolving Credit

               Commitment Period the Revolving Credit Facility shall cease to be available for utilisation.

       5.2.2 No utilisation of the Revolving Credit Facility may be made unless the Term Advances have been or, simultaneously with the making of such utilisation are, made.

       5.2.3 The Parent Guarantor shall ensure that for a period of at least 14 days in each of its Financial Years there are no Revolving Advances outstanding and no amounts outstanding by way of overdraft under the Optional Overdraft Facility.

       5.2.4   The following limitations apply to Revolving Advances:

               (a) the Drawdown Date of a Revolving Advance shall be a Business Day during the Revolving Credit Commitment Period;

               (b) the principal amount of a Revolving Advance denominated in Dollars shall be:

                      (i) a minimum amount of US$500,000 and an integral multiple of US$100,000; or

                      (ii)   the amount of the Available Revolving Credit
                             Facility;

               (c) the principal amount of a Revolving Advance denominated in an Alternative Currency shall be:

                      (i) in an Original Dollar Amount of at least US$500,000 and a round amount in that currency as the Facility Agent and the Parent Guarantor may agree; or

                      (ii) in an Original Dollar Amount equal to the Available Revolving Credit Facility;

               (d) subject to sub-clause 7.2.4 of Clause 7.2 (UTILISATIONS), no Revolving Advance shall be made if the making of that Revolving Advance would result in the aggregate of (i) the Original Dollar Amount of all Revolving Advances and Guarantees issued by the Issuing Bank and (ii) the Overdraft Outstandings exceeding the Revolving Credit Facility Limit;

               (e) no more than 5 Revolving Advances may be outstanding at any one time; and

               (f) in the case of a Revolving Advance denominated in an Alternative Currency, the requirements of Clause 6 (ALTERNATIVE CURRENCIES) are met.

5.3    CONDITIONS TO EACH ADVANCE

       5.3.1 Subject to sub-clause 5.3.2 of this Clause 5.3, the obligation of each Bank to make available its Participation in an Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the relevant Drawdown Date:

               (a) the representations and warranties in Clause 13 (REPRESENTATIONS AND WARRANTIES) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

               (b) no Default or Potential Default has occurred and is continuing or would occur on the making of the Advance.

       5.3.2 In respect of a Revolving Advance to be made for the sole purpose of either:

               (a) repaying an outstanding Revolving Advance (or an amount of Overdraft Outstanding) in a matching amount; or

               (b) if demand is made under a Guarantee issued by the Issuing Bank, paying the amount guaranteed or otherwise assured under that Guarantee or reimbursing the Issuing Bank in respect of the amount paid by the Issuing Bank under that Guarantee, the Revolving Advance shall be made, notwithstanding the occurrence and continuation of a Default or a Potential Default or any of the representations and warranties to be repeated not being correct, unless the Facility Agent shall have served a Default Notice.

5.4    DRAWDOWN NOTICE

       5.4.1 Whenever a Borrower wishes to draw down an Advance, it shall give a duly completed Drawdown Notice to the Facility Agent to be received not later than 11.00 a.m. on the third Business Day before the relevant Drawdown Date (or, in the case of an Advance to be denominated in Sterling, not later than 11.00 a.m. of the second Business Day before that Drawdown Date or such later time and date as the Facility Agent may agree).

       5.4.2 A Drawdown Notice shall be irrevocable and the relevant Borrower shall be obliged to borrow in accordance with its terms.

5.5    NOTIFICATION TO BANKS

       The Facility Agent shall promptly notify each Bank of the details of each Drawdown Notice received by it.

5.6    PARTICIPATIONS

       5.6.1 Subject to the terms of this Agreement, each Bank acting through its Lending Office shall make available to the Facility Agent on the Drawdown Date for an Advance an amount equal to its Participation in the amount and currency specified in the Drawdown Notice for that Advance.

       5.6.2   For the purposes of sub-clause 5.6.1:

               (a) the Participation of a Bank in a Term A Advance or a Term B Advance shall be the proportion of the relevant Advance equal to the proportion borne by that Bank's Term A Loan Commitment to the Total Term A Loan Commitments or, as the case may be, that Bank's Term B Loan Commitment to the Total Term B Loan

                      Commitments on the Drawdown Date of that Advance; and

               (b) the Participation of a Bank in a Revolving Advance shall be the proportion of that Revolving Advance equal to the proportion borne by that Bank's Available Revolving Credit Commitment to the Available Revolving Credit Facility on the Drawdown Date of that Advance.

5.7    LIMITATIONS ON GUARANTEES

       The following limitations apply to Guarantees issued by the Issuing Bank:

       5.7.1 the relevant Issue Date of each Guarantee shall be a Business Day during the Revolving Credit Commitment Period;

       5.7.2 each Guarantee shall be issued by the Issuing Bank in a form approved by the Issuing Bank;

       5.7.3 without prejudice to sub-clause 5.7.2, each Guarantee shall, unless the Issuing Bank otherwise agrees:

               (a)    be denominated in Dollars or an Alternative Currency; and

               (b) state on its face the maximum amount payable under it and its expiry date;

       5.7.4 no Guarantee shall be issued under which a claim could be made at any time after the Final Repayment Date in relation to the Revolving Credit Facility unless the Issuing Bank otherwise agrees on condition that on the Final Repayment Date in relation to the Revolving Credit Facility the Borrower on whose behalf the Guarantee is to be issued shall provide full cash collateral on terms reasonably satisfactory to the Issuing Bank in the currency of the Guarantee equal to the Guaranteed Amount of the Guarantee; and

       5.7.5 subject to sub-clause 7.2.4 of Clause 7.2 (UTILISATIONS), no Guarantee shall be issued if the issuing of that Guarantee would result in the aggregate of (i) the Original Dollar Amount of all Revolving Advances and Guarantees issued by the Issuing Bank and
               (ii) the Overdraft Outstandings exceeding the Revolving Credit Facility Limit; and

       5.7.6   no more than 10 Guarantees may be outstanding at any one time.

5.8    CONDITIONS TO EACH GUARANTEE

       The obligation of the Issuing Bank to issue a Guarantee is subject to the conditions that on the date on which the relevant Guarantee Request is given and on the relevant Issue Date:

       5.8.1 the representations and warranties in Clause 13 (REPRESENTATIONS AND WARRANTIES) to be repeated on those dates are correct and will be correct immediately after the Guarantee is issued; and

       5.8.2 no Default or Potential Default has occurred and is continuing or would occur on the issue of the Guarantee.

5.9    GUARANTEE REQUEST

       5.9.1 Whenever a Borrower wishes a Guarantee to be issued by the Issuing Bank, it shall give the Facility Agent a duly completed Guarantee Request together with a draft of the proposed Guarantee to be received not later than 5 Business Days prior to the relevant Issue Date.

       5.9.2 The Facility Agent shall promptly provide the Issuing Bank and each Bank with a copy of each Guarantee Request and proposed Guarantee received by it.

5.10   COUNTER INDEMNITY FROM THE BORROWERS

       5.10.1  Each Borrower shall:

               (a) indemnify and keep indemnified the Issuing Bank and each Bank (an "INDEMNIFIED PERSON") from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges in relation to or arising out of any Guarantee issued by the Issuing Bank and each Bank Indemnity unless incurred as a result of the negligence or wilful default of the Issuing Bank or, as the case may be, the relevant Bank; and

               (b) pay to the Issuing Bank for its own account or to the Facility Agent for the account of the Banks, as the case may be, on demand the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise) and all losses, costs and expenses suffered or incurred by the Issuing Bank and the Banks under or by reason of each such Guarantee and each Bank Indemnity unless incurred as a result of the negligence or wilful default of the Issuing Bank or, as the case may be, the relevant Bank.

       5.10.2 The Issuing Bank is irrevocably authorised by each Borrower to comply with the terms of any demand served or purporting to be served on the Issuing Bank pursuant to any Guarantee issued by the Issuing Bank without any reference to, or further authority from, any Borrower and without any enquiry into the justification for that demand or its validity. Any payment which the Issuing Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on each Borrower and be accepted by each Borrower as conclusive and binding evidence that the Issuing Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Issuing Bank effected such compliance.

       5.10.3 The liability of any Borrower under this Clause 5.10 shall not be discharged, lessened or impaired by any time being given or by any thing being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge that Borrower.

       5.10.4 The Borrower Indemnities shall constitute and be a continuing security to the Issuing Bank and the Banks and shall extend to each Guarantee issued by the Issuing Bank and each Bank Indemnity as they may be varied, modified, amended or extended.

       5.10.5 The Issuing Bank may claim under any Borrower Indemnity or under any Bank Indemnity in such order as the Issuing Bank shall think fit.

5.11   COUNTER INDEMNITY FROM THE BANKS

       5.11.1  Each Bank shall:

               (a) indemnify the Issuing Bank and keep the Issuing Bank indemnified (in the proportion which its Revolving Credit Commitment bears to the Revolving Credit Commitments of all the Banks) from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges in relation to or arising out of any Guarantee issued by the Issuing Bank; and

               (b) pay to the Issuing Bank on demand its relevant proportion of the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise) and all losses, costs and expenses suffered or incurred by the Issuing Bank under or by reason of each such Guarantee.

               For the purposes of paragraph (a), the Revolving Credit Commitment of the Bank which is the Overdraft Bank shall be deemed to be reduced by the amount of the Optional Overdraft Limit.

       5.11.2 The Issuing Bank is irrevocably authorised by each Bank to comply with the terms of any demand served or purporting to be served on the Issuing Bank pursuant to any Guarantee issued by the Issuing Bank without any reference to, or further authority from, any Bank and without any enquiry into the justification for that demand or its validity. Any payment which the Issuing Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on each Bank and be accepted by each Bank as conclusive and binding evidence that the Issuing Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Issuing Bank effected such compliance.

       5.11.3 The liability of any Bank under this Clause 5.11 shall not be discharged, lessened or impaired by any time being given or by any thing being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge that Bank.

       5.11.4 The Bank Indemnities shall constitute and be a continuing security to the Issuing Bank and shall extend to each Guarantee issued by the Issuing Bank as it may be varied, modified, amended or extended.

       5.11.5 The Issuing Bank may claim under any Bank Indemnity or under any Borrower Indemnity in such order as the Issuing Bank shall think fit.

       5.11.6 For the avoidance of doubt, each Bank Indemnity shall extend to any interest expressed to be due from a Borrower pursuant to Clause 5.12 (INTEREST ON PAYMENTS) in respect of any payment, loss, cost or expense made, suffered or incurred by the Issuing Bank under or by reason of any Guarantee issued by the Issuing Bank.

5.12   INTEREST ON PAYMENTS

       Each Borrower shall pay to the Facility Agent for the account of the Issuing Bank or the account of the Banks, as the case may be, interest on the amount of each payment, loss, cost and expense made, suffered or incurred by the Issuing Bank or any Bank under or by reason of any Guarantee issued by the Issuing Bank and any Bank Indemnity from and including the date upon which such payment, loss, cost or expense is made, suffered or incurred up to and including the date upon which payment or reimbursement of such amount is demanded from that Borrower. The amount of such interest shall be calculated in accordance with Clause
       8.4 (DEFAULT INTEREST). For the avoidance of doubt, interest on sums demanded under Clause 5.10 (COUNTER INDEMNITY FROM THE BORROWERS) shall also accrue in accordance with Clause 8.4 (DEFAULT INTEREST).

6.     ALTERNATIVE CURRENCIES

6.1    REQUESTS FOR ALTERNATIVE CURRENCY

       Subject to Clause 6.2 (AVAILABILITY), a Borrower may request in a Drawdown Notice that a Revolving Advance be denominated in an Alternative Currency.

6.2    AVAILABILITY

       A Borrower may not request that a Revolving Advance be denominated in an Alternative Currency unless the Facility Agent has confirmed to that Borrower that the Alternative Currency is available for drawing under the Revolving Credit Facility.

6.3    NOTIFICATION TO BANKS

       The Facility Agent shall promptly notify each Bank of the currency and the Original Dollar Amount of each Revolving Advance.

6.4    NO ALTERNATIVE CURRENCY

       If, no later than 10.00 a.m. on the second Business Day before the first day of an Interest Period in relation to a Revolving Advance which is proposed to be denominated in an Alternative Currency, a Bank notifies the Facility Agent that:

       6.4.1 for whatever reason it is impracticable for that Bank to fund its Participation in that Revolving Advance in the proposed Alternative Currency in the ordinary course of business in the London interbank market; or

       6.4.2 central bank or other governmental authorisation in the country of the proposed Alternative Currency is required to permit its use by that Bank for the making of that Revolving Advance and the authorisation has not been obtained or is not in full force and effect or is subject to unacceptable conditions; or

       6.4.3 the use of the proposed Alternative Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which that Bank is accustomed to act, the Facility Agent shall notify the Parent Guarantor and the Banks by
       11.00 a.m. on the same day. In this event, the Parent Guarantor and the Banks may agree that the Revolving Advance shall not be made, PROVIDED THAT, in the absence of such agreement by 12.00 noon on the same day, the Revolving Advance shall be denominated in Dollars during that Interest Period.

6.5    EXCHANGE RATE MOVEMENTS

       6.5.1 Subject to sub-clause 7.2.4 of Clause 7.2 (UTILISATIONS), if on any Quarter Date:

               (a) the Total Revolving Credit Amount exceeds the Revolving Credit Facility Limit; and

               (b) the Facility Agent determines that the Dollar Equivalent (calculated on that Quarter Date) of the Guaranteed Amount of all Guarantees denominated in an Alternative Currency shall be greater than the Original Dollar Amount of those Guarantees by 5 per cent. or more, the relevant Borrowers shall, within 2 Business Days of receiving the Facility Agent's demand so to do, pay to the credit of their respective Collateral Accounts (as defined in sub-clause 6.5.3) such amounts in the relevant Alternative Currencies to ensure that the aggregate of (i) the Original Dollar Amount of those Guarantees and (ii) the Dollar Equivalent (calculated on that Quarter Date) of all sums standing to the credit of the Collateral Accounts on that Quarter Date shall, after the crediting of such amounts, equal the Dollar Equivalent (calculated on that Quarter Date) of the Guaranteed Amount of those Guarantees.

       6.5.2 On each Quarter Date (and on the Final Repayment Date or such earlier date on which the Revolving Credit Facility is cancelled in accordance with the terms of this Agreement), PROVIDED THAT no Default has occurred and is continuing, the Borrowers may withdraw such amounts standing to the credit of the Collateral Accounts (as determined by the Facility Agent and comprised of such Alternative Currencies as the Facility Agent may select) to ensure that, after payment of such amounts, the aggregate of (a) the Original Dollar Amount of all Guarantees denominated in an Alternative Currency and (b) the Dollar Equivalent (calculated on that Quarter Date) of all sums, if any, standing to the credit of the Collateral Accounts on that Quarter Date is equal to the Dollar Equivalent (calculated on that Quarter Date) of the Guaranteed Amount of those Guarantees.

       6.5.3 In this Clause 6.5, a "COLLATERAL ACCOUNT" means, in relation to a Borrower and an Alternative Currency, an account of that Borrower in that currency held with such bank as the Facility Agent may nominate and designated as being in respect of Guarantees issued by the Issuing Bank at the request of that Borrower.

       6.5.4 On the first occasion a Borrower is obliged to make a payment to a Collateral Account, it shall open that Collateral Account and (to the extent it has not already done so) charge the same to the Facility Agent (as agent and trustee for itself, the Issuing Bank and the Banks) on terms satisfactory to the Facility Agent acting reasonably.

       6.5.5 Except as expressly permitted in this Clause 6.5, no Borrower may withdraw any amount from a Collateral Account.

7.     THE OPTIONAL OVERDRAFT FACILITY

7.1    NATURE OF FACILITY

       7.1.1 The Optional Overdraft Facility forms part of the Revolving Credit Facility and, subject to the terms of this Agreement, shall be available for utilisation by any Borrower, PROVIDED THAT, without prejudice to the continued operation of the Revolving Credit Facility, the Optional Overdraft Facility may be terminated and cancelled (in whole or in part) by the Overdraft Bank at any time and the Optional Overdraft Limit shall be reduced by the amount so cancelled.

       7.1.2 The Optional Overdraft Facility shall be made available by the Overdraft Bank in a maximum amount equal to the Optional Overdraft Limit. Prior to the Optional Overdraft Facility being terminated, the Bank which is the Overdraft Bank shall not transfer or assign any of its Revolving Credit Commitment if the relevant transfer or assignment would result in it ceasing to have a Revolving Credit Commitment at least equal to the Optional Overdraft Limit.

       7.1.3 The Optional Overdraft Facility shall cease to be available on the Final Repayment Date in relation to the Revolving Credit Facility or such earlier date on which it is cancelled in accordance with the terms of this Agreement.

       7.1.4 Each Borrower shall complete such mandate and other like documents in respect of the Optional Overdraft Facility as the Overdraft Bank may reasonably require.

7.2    UTILISATION

       7.2.1 Subject to the terms of this Agreement, the Overdraft Bank agrees to make the Optional Overdraft Facility available on a revolving basis to the Borrowers to be utilised on any Business Day:

               (a) by way of overdraft on usual banking terms including a term that amounts outstanding by way of overdraft are repayable on demand;

               (b)    by way of issue of Guarantees;

               (c)    by way of FFE Contracts; and

               (d) by way of such other facilities or financial accommodation as the Overdraft Bank and the Parent Guarantor may agree.

       7.2.2 Subject to sub-clause 7.2.4 of this Clause 7.2, no utilisation of the Optional Overdraft Facility under sub-clause 7.2.1 shall be made if it would result in:

               (a) the aggregate of (i) the Original Dollar Amount of all Revolving Advances and Guarantees issued by the Issuing Bank and (ii) the Overdraft Outstandings exceeding the Revolving Credit Facility Limit; or

               (b) the Overdraft Outstandings exceeding the Optional Overdraft Limit.

       7.2.3 For the avoidance of doubt, the Overdraft Bank may, without liability, return cheques unpaid if the payment of those cheques would result in a breach of sub-clause 7.2.2 of this Clause 7.2.

       7.2.4 The Optional Overdraft Limit may only be increased with the prior consent of the Majority Banks and the Overdraft Bank, PROVIDED THAT the Overdraft Bank may, without the consent of the Majority Banks, allow the Optional Overdraft Limit to be exceeded by a maximum of US$100,000 for a period not exceeding 5 days.

7.3    FFE CONTRACTS

       7.3.1   An FFE Contract shall:

               (a)    be on the usual terms of the Overdraft Bank;

               (b)    be of a duration of not more than 12 months;

               (c) be on terms that the Overdraft Bank shall have no obligation to make payments under it at any time after the Final Repayment Date in relation to the Revolving Credit Facility unless the OVERDRAFT Bank (in its sole discretion and upon such terms as it requires) agrees otherwise; and

               (d)    only be entered into on a Business Day.

       7.3.2 All obligations and liabilities owing to the Overdraft Bank under or in respect of an FFE Contract shall be deemed to be obligations and liabilities owing to the Overdraft Bank under this Agreement.

7.4    GUARANTEES

       7.4.1 The Overdraft Bank shall not be obliged to issue any Guarantee unless it has approved the form of the proposed Guarantee.

       7.4.2 No Guarantee shall be issued by the Overdraft Bank under which a claim could be made at a time after the Final Repayment Date in relation to the Revolving Credit Facility unless the Overdraft Bank (in its sole discretion and upon such terms as its requires) agrees otherwise.

       7.4.3 Each Guarantee issued by the Overdraft Bank shall be denominated in Dollars and shall state on its face the maximum amount payable under it and its expiry date.

       7.4.4 A Guarantee shall only be issued by the Overdraft Bank on a Business Day.

7.5    COUNTER INDEMNITY FROM THE BORROWERS

       7.5.1   Each Borrower shall:

               (a) indemnify the Overdraft Bank and keep the Overdraft Bank indemnified from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges in relation to or arising out of any Guarantee issued by the Overdraft Bank on its behalf; and

               (b) pay to the Overdraft Bank on demand the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise) and all losses, costs and expenses suffered or incurred by the Overdraft Bank under or by reason of each such Guarantee.

       7.5.2 The Overdraft Bank is irrevocably authorised by each Borrower to comply with the terms of any demand served or purporting to be served on the Overdraft Bank pursuant to any Guarantee issued by the Overdraft Bank without any reference to, or further authority from, any Borrower and without any enquiry into the justification for that demand or its validity. Any payment which the Overdraft Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on each Borrower and be accepted by each Borrower as conclusive and binding evidence that the Overdraft Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Overdraft Bank effected such compliance.

       7.5.3 The liability of any Borrower under this Clause 7.5 shall not be discharged, lessened or impaired by any time being given or by anything being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge that Borrower.

       7.5.4 The indemnity contained in this Clause 7.5 shall constitute and be a continuing security to the Overdraft Bank and shall extend to each Guarantee issued by the Overdraft Bank as it may be varied, modified, amended or extended.

7.6    INTEREST ON PAYMENTS

       Each Borrower shall pay interest on the amount of each payment, loss, cost and expense made, suffered or incurred by the Overdraft Bank under or by reason of any Guarantee issued by the Overdraft Bank on its behalf from and including the date upon which such payment, loss, cost or expense is made, suffered or incurred up to and including the date upon which payment or reimbursement of such amount is demanded from that Borrower which demand shall be made promptly by the Overdraft Bank upon it making the relevant payment or, as the case may be, becoming aware of the relevant loss, cost or expense. The amount of such interest shall be calculated in accordance with Clause 8.4 (DEFAULT INTEREST). For the avoidance of doubt, interest on sums demanded under this Clause 7.5 shall also accrue in accordance with Clause 8.4 (DEFAULT INTEREST).

8.     INTEREST

8.1    INTEREST RATE

       Interest shall accrue on each Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Facility Agent to be the aggregate of:

       8.1.1   the Margin;

       8.1.2   LIBOR; and

       8.1.3   the Additional Cost Rate.

8.2 MARGIN RATCHET IN RELATION TO THE TERM A LOAN FACILITY AND THE REVOLVING CREDIT FACILITY

       8.2.1 The Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall reduce or increase in accordance with the other provisions of this Clause 8.2, PROVIDED THAT the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall at no time be greater than 2.25 per cent. per annum or less than 1.50 per cent. per annum.

       8.2.2 In this Clause 8.2, "RELEVANT PERIOD" means, in relation to a Quarter, the period of 12 months immediately preceding the start of that Quarter.

       8.2.3 Subject to the other provisions of this Clause 8.2, in respect of each Quarter beginning after 31 December 2002, the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be the rate per annum set out in Column B below opposite the range set out in Column A below in which the ratio of Total Debt as at the end of the Relevant Period to EBITDA for the Relevant Period falls:


               COLUMN A                                                      COLUMN B
               RATIO FOR RELEVANT PERIOD                                     MARGIN (% P.A.)
               Greater than 3.10:1                                           2.25

               Less than or equal to 3.10:1 but
               greater than 2.40:1                                           2.00

               Less than or equal to 2.40:1 but
               greater than 1.90:1                                           1.75

               Less than or equal to 1.90:1                                  1.50

       8.2.4 In relation to a Quarter, for the purpose of this Clause 8.2, any reduction or increase in the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be determined on the day immediately following receipt by the Facility Agent of the Management Accounts for the last month in the Relevant Period. Any reduction or increase shall, subject to sub-clause 8.2.5 of this Clause 8.2, take effect on the tenth day following receipt by the Facility Agent of those Management Accounts. If the Parent Guarantor does not deliver the relevant Management Accounts to the Facility Agent in accordance with the terms of sub-clause 14.1.2 of Clause 14.1 (INFORMATION UNDERTAKINGS), the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall, as from the date immediately following the last date on which such Management Accounts should have been delivered to the Facility Agent pursuant to sub-clause 14.1.2 of Clause 14.1 (INFORMATION UNDERTAKINGS) (other than where such non-delivery is beyond the control of the Parent Guarantor) until the date once such Management Accounts have been so delivered, be reinstated to 2.25 per cent.

       8.2.5 Notwithstanding any other term of this Clause 8.2, at the time a Default is continuing unwaived the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be 2.25 per cent. per annum.

8.3    INTEREST PERIODS

       8.3.1 Interest payable on each Advance shall be calculated by reference to Interest Periods of 1, 3 or 6 months' duration (or such other Interest Period as the Facility Agent, acting on the instructions of all the Banks, may allow) as selected by the relevant Borrower in accordance with this Clause 8.3 PROVIDED THAT (1) during the Syndication Period a Borrower shall only select an Interest Period of 1 month's duration or such other agreed period as to assist the syndication process and (2) the first Interest Period for each Term Advance made on the Drawdown Date shall be 2 Business Days.

       8.3.2 The relevant Borrower shall select an Interest Period for a Revolving Advance in the relevant Drawdown Notice. The relevant Borrower may select an Interest Period for a Term Advance in either the Drawdown Notice (in the case of the first Interest Period for that Advance) or (in the case of any subsequent Interest Period for that Advance) by notice received by the Facility Agent no later than 3 Business Days before the commencement of that Interest Period.

       8.3.3 In respect of Term Advances, interest shall be calculated by reference to successive Interest Periods. The first Interest Period for a Term Advance shall begin on the Drawdown Date of that Advance. Each succeeding Interest Period for that Advance shall begin on the Interest Date of the previous Interest Period.

       8.3.4 Swiss Newco may, by notice to the Facility Agent at least 3 Business Days before an Interest Date relating to a Term Advance, elect that that Term Advance be split into two or more Term Advances of at least US$2,000,000 each (and being multiples of US$500,000) (or, in the case of Tranche A2, being of at least Yen 240,000,000 each and multiples of Yen 60,000,000) or, in the case of a Term A Advance such lesser amount equal to the amount of the Term A Instalment falling due on the next Term A Instalment Repayment Date or, in the case of a Term B Advance, such lesser amount equal to the amount of the Term B Instalment falling due on the next Term B Instalment Repayment Date. Any such notice shall specify the Interest Periods applicable to those Term Advances and shall take effect in accordance with its terms from that Interest Date, PROVIDED THAT there shall not be more than 5 Term Advances outstanding at any one time.

       8.3.5 Subject to the other terms of this Agreement, if the Interest Periods for two or more Term A Advances under the same Tranche or Term B Advances under the same Tranche end on the same day those Term A Advances or Term B Advances shall be deemed to be a single Term A Advance under the same Tranche or, as the case may be, Term B Advance under the same Tranche from that day.

       8.3.6 If a Borrower fails to select an Interest Period for an Advance in accordance with sub-clause 8.3.2, that Interest Period shall, subject to the other provisions of this Clause 8.3 (INTEREST PERIODS), be 3 months.

       8.3.7 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

       8.3.8 If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that later calendar month.

       8.3.9 In respect of Term Advances, the Parent Guarantor shall select such Interest Periods to ensure that on each Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date there are Term A Advances under the same Tranche or, as the case may be, Term B Advances under the same Tranche with an Interest Period ending on that Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date which are, in aggregate, at least equal to the Term A Instalment or, as the case may be, Term B Instalment due on that Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date.

       8.3.10 If an Interest Period for an Advance would otherwise extend beyond the Final Repayment Date for the Facility under which such Advance is made, it shall be shortened so that it ends on that Final Repayment Date.

8.4    DEFAULT INTEREST

       8.4.1 If a Borrower fails to pay any amount payable under any Financing Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Facility Agent may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 2.00 per cent. per annum, (b) the Margin,
               (c) LIBOR and (d) the Additional Cost Rate.

       8.4.2 So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 8.4 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

8.5    GUARANTEE COMMISSION AND FRONTING FEES

       8.5.1   Commission in respect of all Bank Indemnities shall:

               (a) accrue from day to day on an amount equal to the aggregate Original Dollar Amount of all Guarantees issued by the Issuing Bank at a rate per annum equal to the Margin in respect of the Revolving Credit Facility;

               (b) be calculated on the basis of actual days elapsed and a 360 day year (or such number of days as is market practice for the relevant currency); and

               (c) be paid by the relevant Borrower to the Facility Agent for the account of the Banks (PRO RATA to their Revolving Credit Commitments) in arrear at the end of each successive period of 3 months, beginning on the Issue Date of the first Guarantee issued by the Issuing Bank.

       8.5.2 The Parent Guarantor shall pay a fronting fee to the Issuing Bank in accordance with the Fees Letter.

8.6    INTEREST, COMMISSION AND FEES UNDER THE OPTIONAL OVERDRAFT FACILITY

       8.6.1 Interest on all amounts outstanding by way of overdraft under the Optional Overdraft Facility shall accrue at the rate per annum which is the aggregate of:

               (a)    the Margin; and

               (b)    the most recently published base rate of the Overdraft
                      Bank.

       8.6.2 Interest under sub-clause 8.6.1 of this Clause 8.6 on amounts outstanding by way of overdraft shall be paid by the relevant Borrower to the Overdraft Bank on the Overdraft Bank's usual quarterly charging days and the Final Repayment Date in relation to the Revolving Credit Facility.

       8.6.3 In respect of each Guarantee issued by the Overdraft Bank, the Borrower on whose behalf that Guarantee has been issued, shall pay a commission to the Overdraft Bank on the Guaranteed Amount of that Guarantee, in the case of Guarantees, at a rate per annum equal to the Margin and in all other cases at a rate per annum determined in accordance with the Overdraft Bank's usual charging scales as notified to the Parent Guarantor but not exceeding the Margin. Such commission shall be paid in accordance with the Overdraft Bank's usual practice.

       8.6.4 In respect of each FFE Contract, the relevant Borrower shall pay fees and commissions to the Overdraft Bank in accordance with the Overdraft Bank's usual charging scales as notified to the Parent Guarantor from time to time for entering into forward foreign exchange contracts.

       8.6.5 The Overdraft Bank may debit all interest, fees and commissions payable by a Borrower under this Clause 8.6 to any account held by that Borrower with the Overdraft Bank.

8.7    REMUNERATION SHARING ON THE REVOLVING CREDIT FACILITY

       8.7.1   In this Clause 8.7:

               "REMUNERATION PERIOD" means a period of 3 months ending on a Quarter Date.

               "REMUNERATION PROPORTION" means in relation to a Bank (which expression for the purposes of this Clause 8.7 shall include a Bank in its capacity as the Overdraft Bank) the proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitments (taking no account, for these purposes, of the last sentence of sub-clause 15.2.1 of Clause 15.2 (ACCELERATION, ETC.)).

               "TOTAL REMUNERATION" means the aggregate remuneration by way of interest and periodic fees paid by Borrowers under the Revolving Credit Facility

               (including the Optional Overdraft Facility) during the Remuneration Period (in each case excluding that element of any interest payment representing cost of funds) other than the fronting fee referred to in sub-clause 8.5.2 of Clause 8.5 (GUARANTEE COMMISSION AND FRONTING FEES).

       8.7.2 Within 5 Business Days of the end of each Remuneration Period the Overdraft Bank shall notify the Facility Agent of the remuneration paid by Borrowers during such period in relation to the Optional Overdraft Facility. Within 5 Business Days of receipt of such notification the Facility Agent shall calculate:

               (a)    the Total Remuneration for that Remuneration Period;

               (b) each Bank's (including the Overdraft Bank's) Remuneration Proportion as at the end of that Remuneration Period; and

               (c) such balancing payments to be made between the Banks to procure that each Bank has received its Remuneration Proportion of the Total Remuneration for the relevant Remuneration Period.

       8.7.3 The Facility Agent shall promptly notify the Bank and the Overdraft Bank of any balancing payments to be made in relation to the relevant Remuneration Period and each Bank will make any specified balancing payment within 2 Business Days of notification by the Facility Agent.

8.8    CALCULATION AND PAYMENT OF INTEREST

       8.8.1 At the beginning of each Interest Period, the Facility Agent shall notify the Banks and the relevant Borrower of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 8.4 (DEFAULT INTEREST), any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

       8.8.2   Interest due from a Borrower under this Agreement shall:

               (a) accrue from day to day at the rate calculated under this Clause 8 (INTEREST);

               (b) except as otherwise provided in this Agreement, be paid by the relevant Borrower to the Facility Agent (for the account of the Banks or the Facility Agent, as the case may be) in arrear on the last day of each Interest Period, PROVIDED THAT for any Interest Period which is for longer than 6 months, the relevant Borrower shall also pay interest 6 monthly in arrear during that Interest Period;

               (c) be calculated on the basis of the actual number of days elapsed and a 360 day year or, if different, such number of days as is market practice for the relevant currency; and

               (d)    be payable both before and after judgment.

8.9    FACILITY AGENT'S DETERMINATION

       The determination by the Facility Agent of any interest payable under this Clause 8 (INTEREST) shall be conclusive and binding on the Borrowers except for any manifest error.

9.     REPAYMENT, PREPAYMENT AND CANCELLATION

       9.1     REPAYMENT OF TERM A LOAN

       Swiss Newco shall repay the Term A Loan by payment to the Facility Agent (for the account of the Banks) on each date set out in Column 1 below (each date being a "TERM A INSTALMENT REPAYMENT DATE") of such amounts (each a "TERM A INSTALMENT") as is equal to the percentage of the Refinancing Advance (as defined in sub-clause 5.1.3 of Clause 5.1 (DRAWDOWN OF TERM LOAN FACILITIES) under each of Tranche A1 and Tranche A2 as is set out in Column 2 below opposite the relevant Term A Instalment Repayment Date (so that each of Tranche A1 and Tranche A2 is repaid in full on or before the Final Repayment Date in relation to the Term A Loan Facility):

                  COLUMN 1                                                     COLUMN 2
                  Term A Instalment                                         Percentage (%)
                  Repayment Date

                  30 June 2002                                                  5.4795
                  31 December 2002                                              5.4795
                  30 June 2003                                                  5.4795
                  31 December 2003                                              5.4795
                  30 June 2004                                                  6.1644
                  31 December 2004                                              6.1644
                  30 June 2005                                                  6.8493
                  31 December 2005                                              6.8493
                  30 June 2006                                                  7.5342
                  31 December 2006                                              7.5342
                  30 June 2007                                                  8.9041
                  31 December 2007                                              8.9041
                  30 June 2008                                                  9.5890
                  31 December 2008                                              9.5890

9.2    REPAYMENT OF TERM B LOAN

       Swiss Newco shall repay the Term B Loan by payment to the Facility Agent (for the account of the Banks) on each date set out in Column 1 below (each date being a "TERM B INSTALMENT REPAYMENT DATE") of such amounts (each a "TERM B INSTALMENT") as is equal to the percentage of the Refinancing Advance (as defined in sub-clause 5.1.3 of Clause 5.1 (DRAWDOWN OF TERM LOAN FACILITIES) under the Term B Loan Facility as is set out in Column 2 below opposite the relevant Term B Instalment Repayment Date (so that the Term B Loan is repaid in full on or before the Final Repayment Date in relation to the Term B Loan Facility):

                  COLUMN 1                                                     COLUMN 2
                  Term B Instalment                                         Percentage (%)
                  Repayment Date

                  30 June 2009                                                    50
                  31 December 2009                                                50

9.3    REPAYMENT OF REVOLVING ADVANCES

       9.3.1 Subject to sub-clause 9.3.3, each Revolving Advance shall be repaid in full on the Interest Date of the Interest Period relating to that Revolving Advance.

       9.3.2 Subject to the terms of this Agreement, any amounts repaid under sub-clause 9.3.1 may be re-borrowed.

       9.3.3 If all or part of an existing Revolving Advance made to a Borrower is to be repaid from the proceeds of all or part of a new Revolving Advance to be made to that Borrower and denominated in the same currency as that existing Revolving Advance, then, as between each Bank and that Borrower, the amount to be repaid by that Borrower shall be set off against the amount to be advanced by that Bank in relation to the new Revolving Advance and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

       9.3.4 Subject to this Clause 9, Clause 10 (CHANGES IN CIRCUMSTANCES) and Clause 11 (PAYMENTS) a Borrower may not prepay any Revolving Advance before the end of its Interest Period.

9.4    MANDATORY PREPAYMENT OF DISPOSAL PROCEEDS

       The Parent Guarantor shall procure that the Disposal Proceeds of any Disposal (other than those set out in sub-clauses 14.3.2(a) to 14.3.2(g) of Clause 14.3 (NEGATIVE UNDERTAKINGS)) made by a Group Company are applied in permanent reduction of the Term Loan Facilities in accordance with Clause 9.9 (APPLICATION OF PREPAYMENTS).

9.5    MANDATORY PREPAYMENT OF SURPLUS CASH

       The Parent Guarantor shall procure that, on or before the day that falls 14 days after the day that the Facility Agent receives the Accounts of each Financial Year of the Parent Guarantor beginning after 31 December 2001, an amount equal to 50 per cent. of the amount by which Surplus Cash for that Financial Year exceeds US$3,000,000 shall be applied in permanent reduction of the Term Loan Facilities in accordance with Clause
       9.9 (APPLICATION OF PREPAYMENTS).

9.6    MANDATORY PREPAYMENT OF INSURANCE PROCEEDS

       The Parent Guarantor shall procure that (a) an amount equal to any Insurance Proceeds which are in aggregate in excess of US$100,000 in any Financial Year of the Parent Guarantor received by the Group shall, to the extent the same are not applied in reinstatement of the asset or payment of a third party liability in respect of which they were received within 6 months of being received, be applied in permanent reduction of the Term Loan Facilities in accordance with Clause 9.9 (APPLICATION OF PREPAYMENTS) and (b) pending any such reinstatement or payment, such Insurance Proceeds are credited to a bank account held with the Facility Agent (which at the request of the Facility Agent shall be charged to the Security Trustee on terms reasonably satisfactory to the Security Trustee).

9.7    MANDATORY PREPAYMENT OF VENDOR PAYMENTS

       9.7.1 Subject to sub-clause 9.7.2, the Parent Guarantor shall procure that an amount equal to each amount (each a "VENDOR PAYMENT") received by a Group Company from the Vendor under the Acquisition Agreement net of any reasonable costs and expenses of recovery and any Tax payable by a Group Company in respect of such Vendor Payment shall be applied in permanent reduction of the Term Loan Facilities in accordance with Clause 9.9 (APPLICATION OF PREPAYMENTS).

       9.7.2 In respect of a Vendor Payment, the Parent Guarantor shall not be required to make the prepayment under sub-clause 9.7.1 where the Vendor Payment is applied within 12 months of its receipt by a Group Company to make good or purchase an asset to replace directly the asset, or to pay the liabilities in respect of which the Vendor Payment was received (including, for the avoidance of doubt, tax liability, environmental liability and litigation) or to compensate the relevant Group Company for a cash loss and where pending such application, such Vendor Payment is credited to a bank account held with the Facility Agent (which at the request of the Facility Agent shall be charged to the Security Trustee on terms reasonably satisfactory to the Security Trustee).

9.8    MANDATORY PREPAYMENT ON SALE OR CHANGE OF CONTROL

       9.8.1 Notwithstanding the other provisions of this Clause 9, (A) in the case of the occurrence of a Sale or a situation in accordance with sub-clause (iii) of the definition "Change of Control", on such date or (B) in the case of the occurrence of a situation in accordance with sub-clause (i) or (ii) of the definition "Change of Control", the date falling 30 days after such occurrence or, in the case of cessation by virtue of death or disability, the date falling 60 days after such occurrence unless in the case of
               (i) and (ii) of the definition of "Change of Control" the Majority Banks agree otherwise,

               (a)    all Advances shall be repaid in full; and

               (b) the Banks' obligations under this Agreement shall be terminated and each Bank's Commitments shall be cancelled; and

               (c) each Borrower shall in respect of each Guarantee issued on its behalf:

                      (i) use its reasonable endeavours to procure the release of the Issuing Bank or, as the case may be, the Overdraft Bank from each such Guarantee; and

                      (ii) without prejudice to paragraph (i) of this sub-clause 9.8.1(1) pay to the credit of such account as the Issuing Bank or, as the case may be, the Overdraft Bank shall stipulate an amount equal to the Guaranteed Amount of each Guarantee and charge such account in favour of the Issuing Bank in such manner and on such terms as the Issuing Bank or, as the case may be, the Overdraft Bank may stipulate or (2) provide to the Issuing Bank or, as the case may be, the Overdraft Bank a counter-indemnity in respect of such Guarantee from a bank reasonably acceptable to the Issuing Bank or, as the case may be, the Overdraft Bank.

       9.8.2 The Parent Guarantor shall, to the extent it is able to do so, give at least 30 days' prior notice to the Facility Agent of the date upon which a Sale or Change of Control is proposed to occur.

9.9    APPLICATION OF PREPAYMENTS

       9.9.1 Any amount to be applied in permanent reduction of the Term Loan Facilities pursuant to Clauses 9.4 (MANDATORY PREPAYMENT OF DISPOSAL PROCEEDS), 9.5 (MANDATORY PREPAYMENT OF SURPLUS CASH),
               9.6 (MANDATORY PREPAYMENT OF INSURANCE PROCEEDS), 9.7 (MANDATORY PREPAYMENT OF VENDOR PAYMENTS) or 9.10 (VOLUNTARY PREPAYMENT OF TERM LOANS) shall be applied in the following order:

               (a) first, in repaying the Term A Loan (and against Tranche A1 and Tranche A2 and the unpaid Term A Instalments PRO
                      RATA); and

               (b) secondly, in repaying the Term B Loan (and against Tranche B1 and Tranche B2 and the unpaid Term B Instalments PRO
                      RATA).

       9.9.2 Any amount to be applied in prepayment in accordance with sub-clause 9.9.1 shall, unless the Parent Guarantor requests the same to be so applied at an earlier date, be so applied on the immediately succeeding Interest Dates relating to the Facility which is to be prepaid. Pending any such prepayment, the relevant amount shall be credited to an interest bearing bank account (a "PROCEEDS ACCOUNT") held with the Facility Agent which, at the request of the Facility Agent shall be charged to the Security Trustee on terms satisfactory to the Security Trustee). The Facility Agent is hereby authorised to apply amounts standing to the credit of a Proceeds Account in making the relevant prepayments on the relevant Interest Dates.

9.10   VOLUNTARY PREPAYMENT OF TERM LOANS

       9.10.1 The Parent Guarantor may, by giving the Facility Agent not less than 10 Business Days' prior notice, prepay the whole or part (but if in part, in a minimum amount of US$500,000 and an integral multiple of US$250,000) of any Term Advance on an Interest Date relating to the amount prepaid.

       9.10.2 Any notice of prepayment shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount of the prepayment, and shall oblige the Parent Guarantor to make that prepayment. The Facility Agent shall promptly notify the Banks of receipt of any such notice.

       9.10.3 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any amounts payable under Clause 24.1 (BREAKAGE COSTS INDEMNITY), without premium or penalty.

9.11   NO RE-BORROWING OF TERM LOANS

       Any amount repaid or prepaid in relation to the Term Loans may not be re-borrowed and shall reduce rateably each Bank's Term A Loan Commitment, or, as the case may be, Term B Loan Commitment.

9.12   CANCELLATION OF REVOLVING CREDIT FACILITY

       9.12.1 The Parent Guarantor may, by giving the Facility Agent not less than 10 Business Days' prior notice, cancel all or part of the Available Revolving Credit Facility (but if in part, in a minimum amount of US$500,000 and an integral multiple of US$250,000).

       9.12.2 Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The Facility Agent shall promptly notify the Banks of receipt of any such notice.

       9.12.3 The Borrowers may not utilise any part of the Revolving Credit Facility or the Optional Overdraft Facility which has been cancelled. Any cancellation of the Revolving Credit Facility shall reduce each Bank's Revolving Credit Commitment rateably and shall reduce the Revolving Credit Facility Limit by the aggregate amount so cancelled. Any cancellation of the Optional Overdraft Facility shall reduce the Optional Overdraft Limit by the aggregate amount so cancelled.

       9.12.4 The Parent Guarantor may not cancel all or part of the Revolving Credit Facility except as expressly provided in this Agreement.

10.    CHANGES IN CIRCUMSTANCES

10.1   ILLEGALITY

       10.1.1 If it is or becomes illegal for a Bank to maintain all or part of its Commitment or to continue to make available or fund or maintain its Participation in all or any part of the Facilities, then:

               (a) that Bank shall notify the Facility Agent and the Parent Guarantor; and

               (b)

                      (i) the Commitment of that Bank shall be cancelled immediately; and

                      (ii)   the Borrowers shall:

                             (1)    prepay to the Facility Agent (for the
                                    account of that Bank) that Bank's
                                    Participation in all Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by that Bank (or, if longer and if permitted by the relevant law, on the last day prior to such illegality taking effect); and

                             (2) within 5 Business Days of demand by that Bank or the Facility Agent (or, if longer and if permitted by the relevant law, on the last day prior to such illegality taking effect) pay to one or more accounts nominated by the Facility Agent amounts in the relevant currencies equal, in aggregate, to that Bank's actual and contingent liabilities under its Bank Indemnity and shall charge such accounts to the Facility Agent on terms reasonably satisfactory to the Facility Agent and the Issuing Bank.

       10.1.2 If it is or becomes illegal for the Issuing Bank to issue or leave outstanding any Guarantee, the Revolving Credit Facility and the Optional Overdraft Facility shall cease to be available for the issue of Guarantees and the Borrowers shall use their best endeavours to procure the release of each Guarantee outstanding at such time.

10.2   INCREASED COSTS

       10.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in sub-clause 10.2.3) to a Bank (or any company of which that Bank is a Subsidiary) then each Borrower shall pay (as additional interest) to the Facility Agent (for the account of that Bank) within 5 Business Days of demand all amounts which that Bank certifies to be necessary to compensate that Bank (or any company of which that Bank is a Subsidiary) for the Increased Cost.

       10.2.2 Any demand made under sub-clause 10.2.1 shall be made by the relevant Bank through the Facility Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

       10.2.3  In this Clause 10.2:

               "INCREASED COST" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Bank (or any company of which that Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment of that Bank or its Participation in the Facilities or the funding of that Bank's Participation in any Advance including:

               (a) any Tax Liability (other than Tax on Overall Net Income) incurred by that Bank;

               (b) any changes (other than changes made voluntarily by that Bank) in the basis or timing of Taxation of that Bank in relation to its Commitment or Participation in the Facilities or to the funding of that Bank's Participation in any Advance;

               (c) the cost to that Bank (or any company of which that Bank is a Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by that Bank (or any company of which that Bank is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to any Facility or of a change to the weighting of that Bank's Commitment or Participation in any Facility;

               (d) the cost to that Bank of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements); and

               (e) the amount of any fees payable by that Bank to any supervisory or regulatory authority.

               "TAX LIABILITY" means, in respect of any person:

               (a) any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

               (b) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

               (c) the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

               (d) the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.

               For the purposes of this definition of "Tax Liability", any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the relevant person.

               "TAX ON OVERALL NET INCOME" means, in relation to a Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of that Bank by the jurisdiction in which its Lending Office or its head office is situated.

       10.2.4 The Borrowers shall not be obliged to make a payment in respect of an Increased Cost under this Clause 10.2:

               (a) if and to the extent that the Increased Cost has been compensated for by the payment of the Additional Cost Rate or the operation of Clause 11.9 (GROSSING-UP);

               (b) if and to the extent that the Increased Cost is the result of the negligence or wilful default of the relevant Bank in complying with any law or regulation;

               (c) if and to the extent that the Increased Cost arises as a direct result of a failure by the relevant Bank to file any relevant tax form or to provide any statements which have been reasonably requested by the relevant authorities within a reasonable time following a Change and which is within the control of such Bank to file or provide, as the case may be; or

               (d) if and to the extent that the Increased Cost is compensated for under any other provision of this Agreement.

       10.2.5 If the Borrowers are required to pay any amount to a Bank under this Clause 10.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Parent Guarantor giving the Facility Agent and that Bank not less than 5 Business Days' prior notice (which shall be irrevocable), the Borrowers may (a) prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid and (b) pay to one or more accounts nominated by the Facility Agent amounts in the relevant currencies equal, in aggregate, to that Bank's actual and contingent liabilities under its Bank Indemnity and shall charge such accounts in favour of the Facility Agent on terms reasonably satisfactory to the Facility Agent and the Issuing Bank. Any such prepayment shall be subject to Clause 24.1 (BREAKAGE COSTS INDEMNITY). On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

10.3   MARKET DISRUPTION

       10.3.1  If, in relation to an Advance and a particular Interest Period:

               (a) the Facility Agent determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR for that Advance for that Interest Period; or

               (b) the Facility Agent has been notified by a group of Banks whose Term A Loan Commitments, Term B Loan Commitments or, as the case may be, Revolving Credit Commitments together exceed 33 per cent. of the Total Term A Loan Commitments, Total Term B Loan Commitments or, as the case may be, Total Revolving Credit Commitments that in their opinion:

                      (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Participations in that Advance for that Interest Period; or

                      (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for that Interest Period,

               the Facility Agent shall promptly notify the Parent Guarantor and the Banks of that event (such notice being a "MARKET DISRUPTION NOTICE").

       10.3.2 If a Market Disruption Notice applies to a proposed Revolving Advance (which is not to be used to repay another Revolving Advance), that Advance shall not be made. Instead, the Facility Agent and the Parent Guarantor shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Advance or for funding the Advance. Any substitute basis agreed by the

               Facility Agent (with the consent of all the Banks) and the Parent Guarantor shall take effect in accordance with its terms and be binding on all the Parties.

       10.3.3 If a Market Disruption Notice applies to a Term Advance or a Revolving Advance, then:

               (a) the Facility Agent and the Parent Guarantor shall immediately enter into negotiations for a period of not more that 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Advance or for funding the Advance;

               (b) any substitute basis agreed under sub-clause 10.3.3(a) by the Facility Agent (with the consent of all the Banks) and the Parent Guarantor shall take effect in accordance with its terms and be binding on all the Parties;

               (c) if no substitute basis is agreed under sub-clause 10.3.3(a), then, subject to sub-clause 10.4, each Bank shall (through the Facility Agent) certify before the last day of the Interest Period to which the Market Disruption Notice relates a substitute basis for maintaining its Participation in the Advance which shall reflect the cost to the Bank of funding its Participation in the Advance from whatever sources it reasonably selects plus the Margin and (if applicable) Additional Cost Rate; and

               (d) each substitute basis so certified shall be binding on the relevant Borrower and the certifying Bank and treated as part of this Agreement.

10.4 If no substitute basis is agreed under sub-clause 10.3.3(a), then, so long as the circumstances giving rise to the Market Disruption Notice continue and subject to the Parent Guarantor giving the Facility Agent and the Banks not less than 5 Business Days' prior notice (which shall be irrevocable), the relevant Borrower may prepay the Advance to which the Market Disruption Notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (BREAKAGE COSTS INDEMNITY).

10.5   MITIGATION

       10.5.1 If any circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of Clause 10.1 (ILLEGALITY), 10.2 (INCREASED COSTS), 10.3 (MARKET DISRUPTION) or 11.9 (GROSSING-UP) to the detriment of any Borrower, then that Bank shall:

               (a) promptly upon becoming aware of those circumstances and their results, notify the Facility Agent and the Parent Guarantor; and

               (b) in consultation with the Facility Agent and the Parent Guarantor, take all such steps as are reasonably open to it to mitigate the effects of those circumstances (including changing its Lending Office or consulting with the Parent Guarantor with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the Parent Guarantor) in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, the Parent Guarantor and that Bank,

               PROVIDED THAT no Bank shall be obliged to take any steps which in its opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses except to the extent that such Bank is indemnified and secured for such costs and expenses to its reasonable satisfaction.

       10.5.2 Nothing in this Clause 10.5 shall limit, reduce, affect or otherwise qualify the rights of any Bank or the obligations of the Borrowers under Clause 10.1 (ILLEGALITY), 10.2 (INCREASED COSTS), 10.3 (MARKET DISRUPTION) or 11.9 (GROSSING-UP).

10.6   CERTIFICATES

       The certificate or notification of the Facility Agent or, as the case may be, the relevant Bank as to any of the matters referred to in this Clause 10 shall be in reasonable detail and shall be conclusive and binding on the Borrowers except for any manifest error.

11.    PAYMENTS

11.1   PLACE AND TIME

       All payments by a Borrower or a Bank under this Agreement shall be made to the Facility Agent to its account at such office or bank at such time as the Facility Agent may notify the Borrowers or the Banks for this purpose PROVIDED THAT all payments to be made by a Borrower to the Overdraft Bank in relation to the Optional Overdraft Facility shall be made in accordance with usual procedures for the operation of the Optional Overdraft Facility.

11.2   FUNDS

       All payments to the Facility Agent under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

11.3   DISTRIBUTION

       11.3.1 Each payment received by the Facility Agent under this Agreement for another Party shall, subject to sub-clauses 11.3.2 and 11.3.3, be made available by the Facility Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency (or, in the case of euros, such financial centre in the Participating Member States as the Facility Agent shall reasonably specify) as it may notify to the Facility Agent for this purpose by not less than 5 Business Days' prior notice.

       11.3.2 The Facility Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

       11.3.3 Where a sum is to be paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by the Facility Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

       11.3.4 Notwithstanding the provisions of this Clause 11.3, the Facility Agent shall not be liable to any Borrower or any Bank for the failure, or the consequences of any failure, of any euro cross-border payment system to effect same-day settlement to an account of any Borrower or any Bank.

11.4   BUSINESS DAYS

       If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

11.5   CURRENCY

       In this Agreement, subject to any EMU Legislation:

       11.5.1 all payments by a Borrower in respect of an Advance, whether of interest or principal, shall be made in the currency (or the denomination of the currency) in which that Advance is denominated;

       11.5.2 all payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relevant costs, losses, expenses or Taxes were incurred; and

       11.5.3 any other amount payable under this Agreement shall, except as otherwise provided, be made in Dollars.

11.6   ACCOUNTS AS EVIDENCE

       Each Bank shall maintain in accordance with its usual practice an account which shall, as between the Borrowers and that Bank, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Bank under this Agreement.

11.7   PARTIAL PAYMENTS

       11.7.1 If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by a Borrower under this Agreement, the Facility Agent shall apply that payment towards the obligations of that Borrower in the following order:

               (a) first, in or towards payment of any unpaid costs and expenses of the Facility Agent under this Agreement;

               (b) second, in or towards payment PRO RATA of any accrued interest due by that Borrower but unpaid under this Agreement;

               (c) third, in or towards payment PRO RATA of any principal due by that Borrower but unpaid under this Agreement; and

               (d) fourth, in or towards payment PRO RATA of any other sum due by that Borrower but unpaid under the Financing Documents.

       11.7.2 The Facility Agent shall, if so directed by all the Banks, vary the order set out in sub-clauses 11.7.1(c) to 11.7.1(d).

       11.7.3 Sub-clauses 11.7.1 and 11.7.2 shall override any appropriation made by any Borrower.

11.8   SET-OFF AND COUNTERCLAIM

       All payments by any Borrower under this Agreement shall be made without set-off or counterclaim.

11.9   GROSSING-UP

       11.9.1 Subject to sub-clause 11.9.2, all sums payable to any Finance Party pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

       11.9.2 If any deduction or withholding is required by law in respect of any payment due from a Borrower to any Finance Party pursuant to or in connection with any Financing Document, that Borrower shall:

               (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

               (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

               (c) (unless and to the extent the deduction or withholding arises as a direct result of the negligence or wilful default of the relevant Finance Party or the failure of the relevant Finance Party to file any relevant tax form or to provide any statements which have been reasonably requested by the relevant tax authorities within a reasonable time following a Change and which is within the control of the relevant Finance Party to file or provide, as the case may be) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this sub-clause 11.9.2 shall mean any Finance Party) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

               (d) promptly deliver or procure the delivery to the relative payee of receipts evidencing each deduction or withholding which has been made.

       11.9.3 If the Facility Agent is obliged to make any deduction or withholding from any payment to any Bank (an "AGENCY PAYMENT") which represents an amount or amounts received by the Facility Agent from a Borrower under any Financing Document, that Borrower shall pay directly to that Bank such sum (an "AGENCY COMPENSATING SUM") as shall, after taking into account any deduction or withholding which that Borrower is obliged to make from the Agency Compensating Sum, enable that Bank to receive, on the due date for payment of the Agency Payment, an amount equal to the Agency Payment which that Bank would have received in the absence of any obligation to make any deduction or withholding.

       11.9.4 If any Bank determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Borrower has made an increased payment or paid an Agency Compensating Sum under this Clause 11.9, that Bank shall, PROVIDED THAT the Finance Parties have received all amounts which are then due and payable by the obligors under any Financing Document, pay to that Borrower (to the extent that that Bank can do so without prejudicing the amount of the benefit or repayment and the right of that Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as that Bank, in its absolute discretion shall determine, will leave that Bank in no worse position than it would have been in if the deduction or withholding had not been required, PROVIDED THAT:

               (a) each Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

               (b) no Bank shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

               (c) if a Bank has made a payment to a Borrower pursuant to this sub-clause 11.9.4 on account of any Tax benefit and it subsequently transpires that that Bank did not receive that Tax benefit, or received a lesser Tax benefit, that Borrower shall, on demand, pay to that Bank such sum as that Bank may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this sub-clause 11.9.4 been made.

       11.9.5  No Bank shall be obliged to make any payment under sub-clause
               11.9.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

       11.9.6 If a Borrower is required to make an increased payment for the account of a Bank under sub-clause 11.9.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Parent Guarantor giving the Facility Agent acting reasonably and that Bank not less than 10 days' prior notice (which shall be irrevocable), the Borrowers may (a) prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid and (b) pay to one or more accounts nominated by the Facility Agent amounts in the relevant currencies equal, in aggregate, to that Bank's actual and contingent liabilities under its Bank Indemnity and shall charge such accounts in favour of the Facility Agent on terms reasonably satisfactory to the Facility Agent. Any such prepayment shall be subject to Clause 24.1 (BREAKAGE COSTS INDEMNITY). On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

12.    SECURITY

12.1   SECURITY DOCUMENTS

       The obligations and liabilities of the Borrowers to the Finance Parties under the Financing Documents shall be secured by the interests and rights granted in favour of the Security Trustee as trustee for itself, the Facility Agent, the Issuing Bank, the Overdraft Bank, the Lead Arranger and the Banks under the Security Documents.

12.2   INTEREST RATE PROTECTION AGREEMENTS

       12.2.1 All obligations and liabilities of a Borrower to any Bank or, as the case may be, the Overdraft Bank under or in connection with any Interest Rate Protection Agreement shall be treated, for all purposes (other than Clauses 11.7 (PARTIAL PAYMENTS) and 17.1 (REDISTRIBUTION)), as obligations and liabilities incurred under this Agreement and, for the avoidance of doubt, a Borrower's obligations and liabilities under any Interest Rate Protection Agreement shall be secured obligations and liabilities under the Security Documents and for such purposes any reference in any Security Document to a Bank shall be deemed to include that Bank or, as the case may be, the Overdraft Bank as a party to the relevant Interest Rate Protection Agreements.

       12.2.2 In respect of an Interest Rate Protection Agreement, notwithstanding the terms of such Interest Rate Protection Agreement, the Bank that is a party thereto may only exercise its rights to terminate that Interest Rate Protection Agreement by reason of an event of default (howsoever described) if:

               (a) such event of default relates to non-payment of any amount under such Interest Rate Protection Agreement by the Group Company that is a party thereto; or

               (b) a resolution is passed, or a court order is made, which would result in the bankruptcy, liquidation or dissolution of such Group Company; or

               (c) a Default Notice is served pursuant to Clause 15.2 (ACCELERATION, ETC).

12.3   RELEASE OF SECURITY ON DISPOSALS

       In respect of any Disposal made by a Group Company which falls within sub-clauses 14.3.2(a) to 14.3.2(h) of Clause 14.3 (NEGATIVE UNDERTAKINGS), the Security Trustee shall (and is authorised by the Finance Parties so to do) on the completion of that Disposal release, at the cost and expense of the Parent Guarantor, from the Security Documents, the assets which are the subject of that Disposal but, in relation to a Disposal which falls within sub-clause 14.3.2(b) of Clause 14.3 (NEGATIVE UNDERTAKINGS), only if the Security Trustee is reasonably satisfied that it will receive security over the asset purchased with the Disposal Proceeds of the released asset equivalent to that which attached to the released asset immediately prior to its release from the Security Documents.

13.    REPRESENTATIONS AND WARRANTIES

13.1   REPRESENTATIONS AND WARRANTIES

       The Parent Guarantor represents and warrants to each Finance Party that:

       13.1.1 STATUS: each Group Company is a limited company duly incorporated under the laws of the jurisdiction of its incorporation, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

       13.1.2 POWERS AND AUTHORITY: each Group Company has power to execute, deliver and perform its obligations under the Transaction Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same;

       13.1.3 BINDING OBLIGATIONS: subject to the Reservations, the obligations of each Group Company under the Transaction Documents constitute its legal, valid, binding and enforceable obligations;

       13.1.4 CONTRAVENTIONS: the execution, delivery and performance by each Group Company of the Financing Documents does not:

               (a) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

               (b) (other than, in respect of any member of the Target Group, by reason of the breach of any change of control provision occurring as a result of the Acquisition) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound in such a manner or to such an extent as could reasonably be expected to have a Material Adverse Effect; or

               (c) contravene or conflict with the provisions of its constitutional documents;

       13.1.5 INSOLVENCY: save as disclosed to the Facility Agent in writing before the date of this Agreement or as disclosed in the Disclosure Letter, no Group Company has taken any action nor have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution or re-organisation, the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

       13.1.6  NO DEFAULT:

               (a) no Event of Default is continuing or might reasonably be expected to result from the making of an Advance; and

               (b) (other than in respect of any member of the Target Group by reason of the breach of any change of control provision occurring as a result of the Acquisition), no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect;

       13.1.7 LITIGATION: save as disclosed in the Disclosure Letter or otherwise disclosed to the Facility Agent in writing before the date of this Agreement, no action, litigation, arbitration or administrative proceeding has been commenced, or, to the best of the Parent Guarantor's information, knowledge and belief, is pending or threatened, against any Group Company which, if decided adversely, could reasonably be expected to have a Material Adverse Effect nor is there subsisting any unsatisfied judgment or award in an amount exceeding US$100,000 given against any of them by any court, arbitrator or other body;

       13.1.8  ACCOUNTS:

               (a) each of the latest Accounts required to be delivered under sub-clause 14.1.1 of Clause 14.1 (INFORMATION UNDERTAKINGS) is prepared in accordance with GAAP and gives a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended; and

               (b) each of the latest set of Management Accounts required to be delivered under sub-clause 14.1.2 of Clause 14.1 (INFORMATION UNDERTAKINGS) shows with reasonable accuracy the financial position of the Group during the period to which it relates;

       13.1.9 ENCUMBRANCES: no Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Group Company;

       13.1.10 NO ENCUMBRANCES CREATED: the execution of the Financing Documents by the Charging Group Companies and the exercise of each of their respective rights and the performance of each of their respective obligations under the Financing Documents will not, save for the Encumbrances granted to the Finance Parties pursuant to the Financing Documents, result in the creation of, or any obligation to create, any Encumbrance over or in respect of any of their assets;

       13.1.11 AUTHORISATIONS: other than the registration of particulars of the Security Documents at the Companies Registration Office pursuant to section 395 of the Act or the relevant registry in each relevant jurisdiction, registrations at the Land Registry, UCC filings, any filings under the applicable law in any jurisdiction so as to give effect to the Security Documents and the giving of notice in respect of any contracts being assigned, all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

               (a) for the conduct of the business, trade and ordinary activities of each Group Company except to the extent that failure to make, pay or obtain the same would not have a Material Adverse Effect;

               (b) for the performance and discharge of the obligations of each Group Company under the Financing Documents to which it is a party; and

               (c) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Financing Documents,

               are (or will at the relevant time be) in full force and effect;

       13.1.12 TAXES: save as disclosed in the Disclosure Letter, each Group Company has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes except for assessments in relation to the ordinary course of its business or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest Accounts or other information delivered to the Facility Agent under this Agreement;

       13.1.13 INFORMATION PACKAGE: save as disclosed in the Disclosure Letter, in the case of information prepared by any person other than the Parent Guarantor or on behalf of the Parent Guarantor only to the best of the Parent Guarantor's and its directors' information, knowledge and belief but otherwise without such qualification:

               (a) the factual information contained in the Information Package was, at the date of the relevant report or document, true and accurate in all material respects and not misleading in any material respect and as at the date of this Agreement:

                      (i) there are no other facts the omission of which would make any fact or statement in the Information Package misleading in any material respect; and

                      (ii) nothing has occurred which would render any fact or statement in the Information Package untrue or misleading in any material respect; and

               (b) all estimates, forecasts and projections contained or referred to in the Information Package, and all assumptions and presumptions upon the basis of which the same were made, were fair and reasonable at the time they were made, and nothing has occurred in the period since the date the same were made to the date of this Agreement which would necessitate a material revision to any of those estimates, forecasts or projections in order for them to be fair and reasonable;

       13.1.14 ACCOUNTING REFERENCE DATE: the accounting reference date of each Group Company is 31 December;

       13.1.15 CORPORATE STRUCTURE: immediately prior to the date of this
               Agreement:

               (a) the details of the Group set out in Schedule 4 (THE GROUP) are accurate and complete in all material respects; and

               (b) each of the Targets has no Subsidiaries other than those set out in Schedule 4 (THE GROUP);

       13.1.16 INTELLECTUAL PROPERTY RIGHTS: save as disclosed in the Disclosure Letter or to the Facility Agent prior to the date of this
               Agreement:

               (a) one or more Group Companies owns or has the legal right to use all of the Intellectual Property Rights which are material to the conduct of the Group's business or are required by it in order for it to carry on its business in all material respects, except to the extent failure to own or have such legal right to use the same would not have a Material Adverse Effect;

               (b) so far as it is aware, the operations of each Group Company do not infringe any Intellectual Property Rights held by any third party which infringement has or could reasonably be expected to have a Material Adverse Effect (it being understood that the Parent Guarantor does not warrant the potential for commercial exploitation of the Intellectual Property Rights of the Group); and

               (c) all Intellectual Property Rights owned by it and which are material to the conduct of the business of the Group are subsisting and (so far as it is aware) no written claim by any third party alleging any infringement of, act or process relating to registered Intellectual Property Rights which would be likely to render such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment remains outstanding which has or could reasonably be expected to have a Material Adverse Effect;

       13.1.17 ENVIRONMENTAL: save as disclosed in the Disclosure Letter, each Group Company has and has at all times complied with all applicable Environmental Law, non-compliance with which could reasonably be expected to have a Material Adverse Effect;

       13.1.18 PENSIONS: save as disclosed in the Disclosure Letter and the Information Package, each Group Company is in compliance in all material respects with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates;

       13.1.19 EMPLOYEE BENEFIT PLANS:

               (a) each US Group Company and ERISA Affiliate is in compliance in all material respects with all laws and regulations, including any applicable provisions of ERISA and the Code, with respect to all Plans, Welfare Plans and Multiemployer Plans and each US Group Company and ERISA Affiliate is, to the best of its knowledge, not subject to any pending or threatened claims involving any Plan, Welfare Plan or Multiemployer Plan that would reasonably be expected to result in liability causing a Material Adverse Effect;

               (b) the Group Companies incorporated in the United States of America and the ERISA Affiliates have not incurred and do not expect to incur any liability to the PBGC that would reasonably be expected to result in liability causing a Material Adverse Effect; and

               (c) no Termination Event has occurred or is reasonably expected to occur with respect to any Plan that would reasonably be expected to result in liability causing a Material Adverse Effect;

       13.1.20 RESTRUCTURING: so far as it is aware, after making due enquiry, there are no claims being asserted against it in respect of Taxes arising from the Johnson and Johnson restructuring of the Parent Guarantor and certain of its Subsidiaries which occurred on 21 November 2001; and

       13.1.21 NO MATERIAL ADVERSE CHANGE: since 31 December 2000 no event has occurred which has had or could be reasonably expected to have a Material Adverse Effect.

13.2   REPETITION

       The representations and warranties set out in Clause 13.1
       (REPRESENTATIONS AND WARRANTIES) shall survive the execution of this Agreement and shall be deemed to be repeated as follows:

       13.2.1 each of the said representations and warranties shall be deemed to be repeated on the first Drawdown Date; and

       13.2.2 each of the said representations and warranties (other than those made under sub-clauses 13.1.5, 13.1.6, 13.1.7, 13.1.9 to 13.1.19 inclusive) shall be repeated on each Drawdown Date (other than the first Drawdown Date) and each Issue Date,

       in each case, as if made with reference to the facts existing at the time of repetition.

14.    UNDERTAKINGS

14.1   INFORMATION UNDERTAKINGS

       The Parent Guarantor undertakes that during the Security Period it shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

       14.1.1 ACCOUNTS: as soon as the same become available (and in any event within, in the case of the Group, 120 days (but otherwise within 270 days) after the end of each of its Financial Years) deliver to the Facility Agent in sufficient copies for all the Banks the Accounts for each such Financial Year of the Group and each Material Company (if applicable) together with a copy of the management letter (if any) addressed by the auditors to the directors of each such company in connection with its auditing of the relevant Accounts as soon as reasonably practicable after receipt of the letter by such company;

       14.1.2 MANAGEMENT ACCOUNTS: as soon as the same become available (and in any event within 30 days after the end of each successive accounting period (none of which shall be more than 5 weeks in duration (each an "ACCOUNTING PERIOD")), deliver to the Facility Agent in sufficient copies for all the Banks the consolidated management accounts (the "MANAGEMENT ACCOUNTS") of the Parent Guarantor for each such Accounting Period and in such a form as to disclose with reasonable accuracy the financial position of the Group (being for the first three Accounting Periods, the separate consolidated management accounts of (i) the Target Group and (ii) the Group (other than the Target Group)) and which shall include the following information in respect of each Accounting
               Period:

               (a)    a statement of profit and loss;

               (b)    a balance sheet; and

               (c)    a cashflow statement,

               together with a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the relevant Operating Budget (or any replacement or substitution made therefor) in relation to each such Accounting Period including an analysis justifying any variations therefrom and, if necessary, revised estimates, forecasts and projections;

       14.1.3  OPERATING BUDGETS:

               (a) provide to the Facility Agent (in a format acceptable to the Facility Agent, acting on the instructions of the Majority Banks (who themselves are acting reasonably)) an Operating Budget for each of its Financial Years during the Security Period, no later than 30 days after the start of each such Financial Year (and, in draft form prior to the start of such Financial Year), together with a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the Accountants' Report and the Business Plan including an analysis justifying any variations therefrom; and

               (b) if the Parent Guarantor shall determine that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be materially different from those set out in the then current Operating Budget (or any substitution therefor subsequently made and agreed by the Facility Agent), provide to the Facility Agent revised estimates, forecasts or projections in respect of any part of each such Financial Year and such revised estimates, forecasts or projections shall apply immediately following their approval by the boards of directors of the Parent Guarantor.

       14.1.4 INFORMATION ON REQUEST: promptly following the Facility Agent's request, provide to the Facility Agent such other information, estimates, forecasts or projections in relation to any Group Company and any of their respective businesses, assets, financial condition, ownership or prospects as the Facility Agent may reasonably require;

       14.1.5 COMPLIANCE CERTIFICATES: provide to the Facility Agent within 30 days of each Quarter Date a certificate (a "COMPLIANCE CERTIFICATE") executed under the authority of the board of directors of the Parent Guarantor certifying that in relation to the 3 month period ending on each such Quarter Date the Parent Guarantor is in compliance with the financial undertakings set out in sub-clause 14.4.1 of Clause 14.4 (FINANCIAL UNDERTAKINGS). (For the purpose of this sub-clause 14.1.5, the calculations shall be made by reference to the Management Accounts prepared for the Quarter in relation to which the relevant Compliance Certificate is to be given and, in relation to a Compliance Certificate given in relation to the last Quarter in any Financial Year of the Parent Guarantor, the Parent Guarantor shall use its reasonable endeavours to procure that the Auditors shall, if they are so satisfied, confirm when delivering the relevant Accounts, in a confirmation addressed to the Finance Parties, that the calculations contained in the relevant certificate are in their opinion, based on the Accounts, properly calculated PROVIDED THAT if there have been any breaches of those undertakings at any time during the period to which that certificate relates then the Parent Guarantor shall include in that certificate relevant details of all those breaches);

       14.1.6 GAAP: ensure that all Accounts and other financial information submitted to the Facility Agent have been prepared in accordance with GAAP (subject to normal year end adjustments and omission of footnotes);

       14.1.7 DEFAULT, LITIGATION, ETC: promptly, upon becoming aware of the same, notify the Facility Agent of:

               (a)    any Default or Potential Default;

               (b) any litigation, arbitration or administrative proceeding commenced against any Group Company involving a potential liability of any Group Company exceeding US$100,000; and

               (c) any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company;

       14.1.8 SEC FILINGS: provide to the Facility Agent, promptly upon the same being made, a copy of any filing made by it with the Securities Exchange Commission;

       14.1.9 ANNUAL PRESENTATION: if so requested by the Majority Banks, at least once every Financial Year of the Parent Guarantor, give a single presentation to the Banks (by at least two officers of the Parent Guarantor), at a time and venue agreed with the Facility Agent, about the business and financial performance of the Group and such other related matters as any of the Lenders reasonably request; and

       14.1.10 AUDITORS:

               (a) promptly after the date of this Agreement appoint one of the firms specified in the definition of Auditors to audit the consolidated annual financial statements of the Group; and

               (b)    notify the Facility Agent of any change to its Auditors.

14.2   POSITIVE UNDERTAKINGS

       The Parent Guarantor undertakes that during the Security Period it shall, and it shall procure that each Group Company (which, for these purposes, shall only include members of the Target Group as from Completion) shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

       14.2.1 PAY TAXES: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with GAAP;

       14.2.2 INSURANCE: cause its assets to be and kept insured with reputable insurers in such amounts and against such risks as is customary for prudent companies carrying on business comparable to that of the relevant Group Companies;

       14.2.3 COMPLIANCE AND AUTHORISATIONS: comply with all laws (including Environmental Laws and ERISA) and obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

               (a) for the conduct of its business, trade and ordinary activities, save to the extent that failure to obtain, maintain or comply with the same could reasonably be expected not to have a Material Adverse Effect; and

               (b) to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Financing Document;

       14.2.4 RANKING OF OBLIGATIONS: ensure that its obligations under the Financing Documents to which it is a party shall at all times rank at least PARI PASSU with all its other present and future unsecured and unsubordinated Indebtedness except for any obligations which are mandatorily preferred by law and not by contract;

       14.2.5 HEDGING: within 60 days of the date of this Agreement, procure that Swiss Newco enters into such interest rate protection agreements with one or more Banks in respect of a principal amount of at least 66 2/3 per cent. of the aggregate amount of the Term Loans and the Mezzanine Loan for a period of at least 3 years and comply with and discharge their obligations and liabilities under those agreements;

       14.2.6 ADDITIONAL SECURITY: procure that, in respect of each Material Company from time to time, but subject to any legal prohibition or limitation on the giving of such Group Guarantee, Asset Security Document or Share Charge either at all or within the time frame specified in this sub-clause 14.2.6 and the Group not incurring costs which are materially more extensive than those incurred in executing the Security Documents pursuant to Clause
               4.1 (CONDITIONS PRECEDENT):

               (a) that Material Company has executed a Group Guarantee and an Asset Security Document;

               (b) a Group Company has executed a Share Charge in respect of the entire issued share capital of that Material Company; and

               (c) such Group Guarantee, Asset Security Document and Share Charge have been delivered to the Security Trustee within 30 days of the relevant company becoming a Material Company together with such documentation in support thereof as the Security Trustee may reasonably require, including legal opinions (in form and content satisfactory to the Security Trustee) from lawyers reasonably acceptable to the Security Trustee;

       14.2.7 PROTECTION OF RIGHTS UNDER THE ACQUISITION DOCUMENTS: take all reasonable and practical steps to preserve and enforce its rights arising under any Acquisition Document;

       14.2.8 INTELLECTUAL PROPERTY RIGHTS: except to the extent failure to take such action will not have a Material Adverse Effect:

               (a) preserve and maintain the subsistence and validity of the Intellectual Property Rights necessary for the business of the relevant Group Company;

               (b) use reasonable endeavours to prevent any infringement in any material respect of such Intellectual Property Rights;

               (c) make registrations and pay all registration fees and taxes necessary to maintain such Intellectual Property Rights in full force and effort and record its interest in such Intellectual Property;

               (d) not use or permit such Intellectual Property Rights to be used in a way or take any step or omit to take any step in respect of such Intellectual Property Rights which may materially and adversely affect the existence or value of such Intellectual Property Rights or imperil the right of any Group Company to use such property; and

               (e)    not discontinue the use of such Intellectual Property
                      Rights.

       14.2.9 COMPLIANCE WITH SECTION 151 OF THE ACT: comply in all respects with sections 151 to 158 inclusive of the Act, including in relation to the execution of the Security Documents and the payment of amounts due under this Agreement;

       14.2.10 TRANSMISSION BANKING BUSINESS: ensure that all transmission banking business of the Group in the United Kingdom shall be transferred to the Overdraft Bank, where practicable, within 60 days of Completion and be maintained with the Overdraft Bank after that transfer;

       14.2.11 KEYMAN INSURANCES: within 60 days of Completion take out the Keyman Insurances and execute the Keyman Insurance Assignment and deliver the same to the Security Trustee; and

       14.2.12 PENSIONS:

               (a) ensure that all pension schemes operated by or maintained for the benefit of the Group Companies and/or any of its employees are fully funded to the extent required by law or by the terms of the relevant plan based on reasonable actuarial assumptions and recommendations and are operated or maintained as required by law; and

               (b) deliver to the Facility Agent at intervals of no more than three calendar years and, in any event, at such time as those reports are prepared in order to comply with the then current statutory or auditing requirements, actuarial reports to the extent required by law or by the terms of the relevant plan in relation to those pension schemes; and

       14.2.13 CHANGE OF MANAGEMENT: in respect of the Parent Guarantor only, in the event that any of the Management and the finance directors of the Parent Guarantor cease to be employed by the Parent Guarantor, consult with the Facility Agent as to the identity of a replacement for such person and use its reasonable endeavours to procure that a replacement (which, for the avoidance of doubt, shall be appointed at the sole discretion of the Parent Guarantor) accepts an offer of employment and resigns from his existing employment within 120 days of such cessation unless with the consent of the Facility Agent (not to be unreasonably withheld or delayed) the Parent Guarantor determines that such a replacement is not required; and

       14.2.14 USB CHARGE: use its best endeavours to procure, within 30 days of the date of this Agreement, the removal of the UBS Charge from the file at the Irish Companies Registration Office.

14.3   NEGATIVE UNDERTAKINGS

       The Parent Guarantor undertakes that during the Security Period it shall not, and it shall procure that none of the Group Companies (which, for these purposes shall only include members of the Target Group as from Completion) shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

       14.3.1 NEGATIVE PLEDGE: create or permit to subsist any Encumbrance over any of its assets other than Permitted Encumbrances;

       14.3.2  DISPOSAL OF ASSETS: make a Disposal other than:

               (a)    in the ordinary course of its trading activities; or

               (b) where the Disposal Proceeds of the Disposal of a fixed asset are used within 9 months of that Disposal for the purchase of a fixed asset to replace directly the fixed asset the subject of that Disposal and where pending such application the Disposal Proceeds are paid to the credit of such account as the Facility Agent shall stipulate which account shall (if the Security Trustee requires) be charged in favour of the Security Trustee on terms reasonably satisfactory to the Security Trustee; or

               (c) a Disposal of an asset which is obsolete for the purpose for which such an asset is normally utilised; or

               (d)    a Disposal to a Charging Group Company; or

               (e) a Disposal by one Group Company which is not a Charging Group Company to another Group Company; or

               (f) a Disposal of marketable debt instruments held as investments or cash on terms not otherwise prohibited by this Agreement; or

               (g) a Disposal of vehicles by a Group Company where the aggregate value of all such Disposals by Group Companies in any Financial Year of the Parent Guarantor does not exceed US$500,000; or

               (h) a Disposal (other than a Disposal of land or buildings) where the aggregate value of the assets the subject of such Disposal by Group Companies (other than in accordance with paragraphs (a) to (g) of this sub-clause 14.3.2) does not exceed in any Financial Year of the Parent

                      Guarantor, US$500,000 (for the purposes of this paragraph, the value of any asset shall be the greater of its book value and the consideration received for it);

       14.3.3 CHANGE OF BUSINESS: make any substantial change to the general nature of the business of the Group as a whole from that carried on at the date of this Agreement PROVIDED THAT an acquisition of the type referred to in sub-clause 14.3.8 shall be deemed not to result in such a substantial change;

       14.3.4 MERGERS: in respect of any Charging Group Company (not being the Parent Guarantor) or a Group Company whose share capital is subject to a Share Charge (i) enter into any amalgamation, demerger, merger or reconstruction other than with another Group Company where in the case of a Charging Group Company the relevant Charging Group Company is the continuing or surviving entity (unless the other party to the amalgamation, demerger, merger or reconstruction is also a Charging Group Company in which case that other Charging Group Company must comply with the requirements of this sub-clause 14.3.4(i)) and the Facility Agent receives an opinion in terms satisfactory to it and from counsel approved by it to the effect that after the relevant amalgamation, demerger, merger or reconstruction, the relevant Charging Group Company (or, as applicable, the continuing or surviving Charging Group Company) remains bound by the terms of the Financing Documents, or (ii) in the case of a Group Company whose share capital is subject to a Share Charge, all of the share capital of the surviving entity is subject to a Share Charge;

       14.3.5 FEES: pay any fees or commissions to any person other than (i) on open market terms and for the purpose of and in the ordinary course of its trading activities or (ii) fees incurred under any Transaction Document;

       14.3.6 LOANS: make any loans or grant any credit to or for the benefit of any person, other than:

               (a) amounts of credit allowed by the relevant company in the normal course of its trading activities; or

               (b) loans made by one Charging Group Company to another Charging Group Company; or

               (c) loans made by a Group Company which is not a Charging Group Company to another such Group Company; or

               (d) loans made by a Group Company (which is not a Charging Group Company) to another Group Company; or

               (e) loans made by a Charging Group Company to a Group Company (which is not a Charging Group Company) which do not, in respect of the Group, exceed at any time US$1,000,000;

               (f) loans made by a Group Company to its employees where such loans do not, when aggregated with all such loans (excluding advances to employees for travel, relocation and other normal business expenses) made by all Group Companies, exceed US$500,000 at any time;

               (g) loans made by a Group Company to another Group Company to the extent such loan is made in the ordinary course of the customary cash management practices of the Group;

               (h) loans made by Group Companies not falling within any of paragraph (a) to (g) of this sub-clause 14.3.6 which do not, in respect of the Group, exceed US$1,000,000 at any time;

       14.3.7 INDEBTEDNESS: incur or permit to subsist any Indebtedness other than Permitted Indebtedness;

       14.3.8 ACQUISITIONS: acquire any business of, or shares or securities of, any company (other than a Charging Group Company) other than where:

               (a) the acquisition is of the Target Assets, the Target Shares or the acquisition by Swiss Newco of the shares in CDIL and Holdco UK prior to 31 January 2002; or

               (b) the acquisition is of IVC for a consideration not exceeding US$6,000,000; or

               (c)

                      (i) the acquisition is of a business, or of shares in a company whose business is, complementary to the Group's existing businesses and which, on a pro forma basis, has positive annual earnings before interest, Tax, Depreciation and amortisation in the period of 12 months immediately preceding the acquisition; and

                      (ii) immediately prior to making any acquisition pursuant to this sub-clause 14.3.8 the Parent Guarantor has delivered to the Facility Agent a certificate signed by an officer showing (with reasonable supporting evidence) that after taking into account the effect of such acquisition on a proforma basis the Parent Guarantor will be able to meet the financial undertakings in Clause 14.4 (FINANCIAL UNDERTAKINGS) on the next Financial Year following completion of such acquisition; and

                      (iii) the aggregate of the consideration payable for, and Indebtedness assumed or discharged by Group Companies in connection with, all such acquisitions (other than the acquisitions referred to in this sub-clause 14.3.8) made by Group Companies does not exceed in any Financial Year of the Parent Guarantor the aggregate of (i) US$500,000; and (ii) the amount of New Equity used to finance such acquisition;

       14.3.9 VARIATION OF TRANSACTION DOCUMENTS: permit or effect any variations, novations or amendments to, or waivers of:

               (a) the Acquisition Documents (other than where the effect of the same is not material);

               (b)    the Bridge Note Instrument and the Bridge Notes; and

               (c)    the Warrant Instrument;

       14.3.10 DIVIDENDS AND PAYMENTS ON BRIDGE NOTES AND THE PREFERRED STOCK: in respect of the Parent Guarantor only, make, pay or declare any dividend or other distribution in relation to any shares forming part of its issued share capital (including the Preferred Stock) other than with common stock of the Parent Guarantor or Preferred Stock or, in respect of any Group Company, repay or prepay, redeem or purchase, in each case for, or in, cash, the Bridge Notes or pay any interest in cash in respect of the Bridge Notes (other than from the proceeds of the Permitted Bridge Note Refinancing) other than with Preferred Stock, common stock of the Parent Guarantor or any Bridge Notes Refinancing Indebtedness;

       14.3.11 MEZZANINE PAYMENTS: repay, prepay, redeem or purchase all or any part of the Mezzanine Loan or pay interest in respect of the Mezzanine Loan other than as permitted by the terms of the Intercreditor Agreement;

       14.3.12 ERISA: to the extent any of the following would reasonably be expected to result in liability that would cause a Material Adverse Effect:

               (a) engage, or permit any ERISA Affiliate to engage, in any Prohibited Transaction or engage in any conduct or commit any act or suffer to exist any condition that could give rise to any material excise tax, penalty, interest or liability under any provisions of the Code or ERISA;

               (b) fail, or permit any ERISA Affiliate to fail, to make any payments of contributions to any Multiemployer Plan that any US Group Company or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

               (c) voluntarily terminate any one or more of their Plans, if such termination would result in the imposition of an Encumbrance on the assets of any US Group Company or any ERISA Affiliate under ERISA; or

               (d)    fail to make required contributions to any Plan subject to section 412(n) of the Code; and

14.4   FINANCIAL UNDERTAKINGS

       14.4.1 The Parent Guarantor undertakes to ensure that during the Security Period, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

               (a)    EBITDA TO TOTAL NET INTEREST COSTS

                      the ratio of EBITDA to Total Net Interest Costs for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:

                      COLUMN A                                                         COLUMN B
                      PERIOD                                                           RATIO
                      1 January 2002 to 31 March 2002                                  3.90:1
                      1 January 2002 to 30 June 2002                                   4.00:1
                      1 January 2002 to 30 September 2002                              4.05:1
                      12 months to 31 December 2002                                    4.05:1
                      12 months to 31 March 2003                                       4.30:1
                      12 months to 30 June 2003                                        4.60:1
                      12 months to 30 September 2003                                   4.90:1
                      12 months to 31 December 2003                                    5.50:1
                      12 months to 31 March 2004                                       5.60:1
                      12 months to 30 June 2004                                        5.80:1
                      12 months to 30 September 2004                                   6.00:1
                      12 months to 31 December 2004                                    6.00:1
                      Each 12 month period ending on a Quarter Date falling
                      after 31  December 2004                                          6.00:1

               (b)    CASHFLOW TO TOTAL FUNDING COSTS

                      the ratio of Cashflow to Total Funding Costs for each period of 12 months (or if shorter, the period from Completion) ending on each Quarter Date falling on or after 31 March 2002 shall be not less than 1.00:1;

               (c)    LEVERAGE

                      the ratio of Total Debt on each Quarter Date set out in Column A below to EBITDA for the period of 12 months (or if shorter, the period from Completion) ending on such Quarter Date shall not be greater than the ratio set out in Column B below opposite such Quarter Date:

                      COLUMN A                                                         COLUMN B
                      PERIOD                                                           RATIO
                      31 March 2002                                                    3.60:1
                      30 June 2002                                                     3.70:1
                      30 September 2002                                                3.85:1
                      31 December 2002                                                 3.95:1
                      31 March 2003                                                    3.80:1
                      30 June 2003                                                     3.55:1
                      30 September 2003                                                3.45:1
                      31 December 2003                                                 3.10:1
                      31 March 2004                                                    3.10:1
                      30 June 2004                                                     3.00:1
                      30 September 2004                                                2.95:1

                      COLUMN A                                                         COLUMN B
                      PERIOD                                                           RATIO
                      31 December 2004                                                 2.75:1
                      31 March 2005                                                    2.65:1
                      30 June 2005                                                     2.50:1
                      30 September 2005                                                2.50:1
                      31 December 2005                                                 2.50:1
                      Each Quarter Date falling after 31 December 2005                 2.50:1


                      PROVIDED THAT, for the purposes of this sub-clause 14.4.1(c) of Clause 14.4 (FINANCIAL UNDERTAKINGS), in relation to any period of 12 months ending on a Quarter Date occurring on or before the date falling on or prior to 30 September 2002, EBITDA for such 12 month period shall be deemed to be the aggregate of (i) actual EBITDA for the period from 1 January 2002 to such Quarter Date and (ii) the budgeted EBITDA set out in the Business Plan for the period from such Quarter Date to 31 December 2002.

               (d)    CAPITAL EXPENDITURE AND FINANCE LEASE EXPENDITURE

                      no Group Company shall incur any Capital Expenditure or Finance Lease Expenditure if it would result in the aggregate Capital Expenditure and Finance Lease Expenditure incurred by the Group Companies in any period set out in Column A below exceeding the amount set out opposite such period in Column B below:

                        COLUMN A                                          COLUMN B
                        PERIOD                                            AMOUNT (US$)
                        Completion to 31 December 2001                    3,500,000
                        1 January 2002 to 31 December 2002                2,200,000
                        1 January 2003 to 31 December 2003                3,300,000
                        1 January 2004 to 31 December 2004                3,300,000
                        1 January 2005 to 31 December 2005                3,300,000
                        1 January 2006 to 31 December 2006                3,300,000
                        1 January 2007 to 31 December 2007                3,300,000
                        1 January 2008 to 31 December 2008                3,300,000

                      PROVIDED THAT, if in respect of a period referred to in Column A above, the Group incurs Capital Expenditure in aggregate less than the amount set opposite such period in Column B above, the difference being "ADDITIONAL AVAILABLE EXPENDITURE", the amount set out in Column B above opposite the next succeeding period shall be deemed to be increased by an amount equal to 50 per cent. of the amount of the Additional Available Expenditure.

       14.4.2

               (a) If the directors of any Group Company determine at any time during the Security Period that the accounting reference date of that Group Company has or should be changed or any of the accounting principles applied in the preparation of any of the Accounts and the Management Accounts shall be different from the Accounting Principles, or if as a result of the introduction or implementation of any applicable accounting standard or any change in any of them or in any applicable law such accounting principles are required to be changed, the Parent Guarantor shall promptly give notice to the Facility Agent of that change, determination or requirement.

               (b) If the Facility Agent reasonably believes that the financial undertakings set out in this Clause 14.4 need to be amended as a result of any such change, determination or requirement, the Parent Guarantor shall negotiate with the Facility Agent in good faith to amend the existing financial undertakings so as to provide the Banks with substantially the same protections as the financial undertakings set out in this Clause 14.4 (but which are not materially more onerous).

               (c) If the Parent Guarantor and the Facility Agent cannot agree such amended financial undertakings within 30 days of that notice, the Parent Guarantor and the Facility Agent shall jointly nominate a firm of chartered accountants to settle the amended financial undertakings, or in default of such nomination the Facility Agent shall request the President for the time being of the Institute of Chartered Accountants in England and Wales to nominate a firm of chartered accountants for that purpose. Such accountants shall act as experts and not arbitrators and their decision shall be final and binding on the Parties. The costs of such accountants shall be paid by the Parent Guarantor.

       14.4.3  The calculation of ratios and other amounts under this Clause
               14.4 shall be made by reference to the latest Accounts, Management Accounts and other financial information of the Group Companies for the Financial Year of the Parent Guarantor, or other period in relation to which the calculation falls to be made. Each determination of the Facility Agent under this Clause
               14.4 shall be conclusive and binding on the Borrowers except for any manifest error.

15.    DEFAULT

15.1   DEFAULT

       Each of the following shall be a Default:

       15.1.1 NON-PAYMENT: subject to sub-clause 15.2.5 a Borrower does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable and (if caused by technical or administrative error) the non-payment continues unremedied for 3 Business Days from the due date; or

       15.1.2 OTHER DEFAULTS: any Group Company breaches any of its obligations under any Financing Document (other than the obligations referred to in sub-clause 15.1.1) and, if that breach is capable of remedy, it is not remedied within 15 Business

               Days after notice of that breach has been given by the Facility Agent to the Parent Guarantor; or

       15.1.3 BREACH OF REPRESENTATION OR WARRANTY: any representation, warranty or statement made or deemed to be repeated by any Group Company under any Financing Document or in any document delivered by or on behalf of any Borrower under or in connection with any Financing Document is incorrect when made or deemed to have been repeated and, where the event or circumstances giving rise to such breach is capable of remedy, such event or circumstances are not remedied within 15 Business Days of the Facility Agent notifying the Parent Guarantor of such breach; or

       15.1.4 UNLAWFULNESS OR REPUDIATION: it is unlawful for or any Group Company to perform or comply with, or any Group Company repudiates, any of its obligations under any Financing Document; or

       15.1.5 CROSS-DEFAULT: any Indebtedness of all or any of the Group Companies in excess of, in aggregate, US$500,000:

               (a) is not paid when due or within any originally applicable grace period; or

               (b) is declared to be or otherwise becomes due and payable prior to its specified maturity,

               or any creditor of all or any of the Group Companies becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity; or

       15.1.6 ATTACHMENT OR DISTRESS: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Group Company (having a value of at least US$500,000) and such process is not discharged within 21 days; or

       15.1.7  INABILITY TO PAY DEBTS: any Material Company:

               (a) suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

               (b) begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness which it would not otherwise be able to pay as it falls due; or

               (c) proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors by reason of financial difficulties; or

       15.1.8 INSOLVENCY PROCEEDINGS: any legal proceedings are started or other formal steps taken (including the presentation of a petition) for:

               (a)    any Material Company to be adjudicated or found insolvent;
                      or

               (b) the winding-up or dissolution of any Material Company other than (A) in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Majority Banks, or (B) a winding-up petition which is being contested in good faith and with due diligence and which is, in any event, discharged within 21 days of its presentation and before it is advertised; or

               (c) the appointment of a trustee, receiver, administrative receiver or similar officer in respect of any Material Company or any of its assets; or

       15.1.9 ADJUDICATION OR APPOINTMENT: any adjudication of insolvency, or any order for winding-up or dissolution or any appointment of a trustee, receiver, administrative receiver or similar officer is made in respect of any Material Company or any of its assets under or in relation to any of the proceedings referred to in sub-clause 15.1.8; or

       15.1.10 ADMINISTRATION ORDER: an application is made to the court for an administration order under the Insolvency Act 1986 with respect to any Material Company; or

       15.1.11 ANALOGOUS PROCEEDINGS: any event occurs or proceeding is taken with respect to any Material Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in sub-clause 15.1.6, 15.1.7, 15.1.8, 15.1.9 or 15.1.10; or

       15.1.12 CESSATION OF BUSINESS: any Material Company suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

       15.1.13 MATERIAL ADVERSE CHANGE: any event or series of events occur which has or could reasonably be expected to have a Material Adverse Effect; or

       15.1.14 REDEMPTION OF SHARES BY THE PARENT GUARANTOR: the Parent Guarantor, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Banks), makes any redemption of any of its shares, purchases any of its shares or otherwise reduces its issued share capital (save, for the avoidance of doubt, if the Parent Guarantor elects or is obliged to convert Preferred Stock to common stock pursuant to the Stock Purchase Agreement); or

       15.1.15 AUDIT QUALIFICATION: the auditors of the Group issue any qualification in respect of the Accounts of the Parent Guarantor for any of its Financial Years where the circumstances to which such qualification relates have or could have reasonably be expected to have, a Material Adverse Effect; or

       15.1.16 ERISA LIABILITIES: any Termination Event occurs that, when taken together with all other Termination Events that have occurred result in, or could reasonably be expected to result in, a liability that would cause a Material Adverse Effect.

15.2   ACCELERATION, ETC.

       15.2.1 If a Default occurs and remains unremedied the Facility Agent may, and shall if so instructed by the Majority Banks, by notice (a "DEFAULT NOTICE") to the

               Parent Guarantor cancel the Facilities and require the Borrowers immediately to repay each Loan together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable. Upon the service of any Default Notice the Banks' obligations to each Borrower under this Agreement shall be terminated and the Commitment of each Bank shall be cancelled.

       15.2.2 Immediately upon the Facility Agent serving a Default Notice, each Borrower shall in respect of each Guarantee issued on its behalf:

               (a) use its reasonable endeavours to procure the release of the Issuing Bank or, as the case may be, the Overdraft Bank, from the Guarantee; and

               (b) without prejudice to sub-clause 15.2.2(a), pay to the credit of such account as the Issuing Bank or, as the case may be, the Overdraft Bank, shall stipulate an amount equal to the Guaranteed Amount of that Guarantee and charge such account in favour of the Issuing Bank or, as the case may be, the Overdraft Bank, in such manner and on such terms as the Issuing Bank or, as the case may be, the Overdraft Bank, may stipulate.

       15.2.3 Immediately upon the Facility Agent serving a Default Notice, each outstanding FFE Contract shall be automatically terminated and closed out. Upon such termination and close-out, the Overdraft Bank shall determine in good faith the applicable closing gain or loss payable by or to it for the outstanding FFE Contracts, calculated by reference to the netting of the respective amounts in each currency which the Overdraft Bank is contracted to deliver and receive under all such FFE Contracts. Any amount payable to the Overdraft Bank or to any Borrower in respect of the FFE Contracts pursuant to this sub-clause 15.2.3 shall, subject to all rights of set-off, be immediately due and payable.

       15.2.4 Immediately upon the Facility Agent serving a Default Notice, the Overdraft Bank shall:

               (a) make demand on each overdraft made available under the Optional Overdraft Facility; and

               (b) terminate all other facilities or financial accommodation made available by it under the Optional Overdraft Facility (and which are not referred to in sub-clauses 15.2.2 and 15.2.3),

               whereupon any moneys owing to the Overdraft Bank shall be immediately due and payable and the Overdraft Bank may apply any credit balance on any account of any Charging Group Company with the Overdraft Bank against any liability owed to the Overdraft Bank by that Charging Group Company (to the extent that any such credit balance is freely available to be set off in this manner).

       15.2.5 If the Overdraft Bank makes a demand under any overdraft provided under the Optional Overdraft Facility, that demand shall not be a Default for the purposes of sub-clause 15.1.1 and the Security Trustee shall not take any steps to enforce the Security Documents in respect of that demand if (a) that demand is satisfied in full within 15 Business Days of the date of that demand and (b) no other Default has occurred and is continuing during that period. For the avoidance of doubt, if any other Default has occurred, the Agents and the Banks may exercise all their rights under this Clause 15 and the Security Trustee may enforce the Security Documents, including in respect of the amount so demanded by the Overdraft Bank.

15.3   LOSS SHARING

       15.3.1  In this Clause 15.3:

               "OVERDRAFT OUTSTANDINGS" means the aggregate of:

               (a) all amounts outstanding by way of overdraft under the Optional Overdraft Facility (after deducting any credit balance on any account of any Charging Group Company with the Overdraft Bank which is freely available to be set off by the Overdraft Bank against liabilities owed to the Overdraft Bank by that Charging Group Company);

               (b) the Guaranteed Amount of each Guarantee issued by the Overdraft Bank;

               (c) the liabilities of each Borrower to the Overdraft Bank under sub-clause 15.2.3; and

               (d) in relation to any other facilities or financial accommodation provided under the Optional Overdraft Facility, such other amount as the Overdraft Bank determines fairly represents the aggregate exposure of the Overdraft Bank in respect of that facility or accommodation.

               "REVOLVING OUTSTANDINGS" means, in relation to a Bank, the Original Dollar Amount of (i) its Participations in the Revolving Advances and (ii) its Bank Indemnity, PROVIDED THAT in calculating the Revolving Outstandings of the Bank which is the Overdraft Bank, its Revolving Outstandings shall also include the Overdraft Outstandings.

               "TOTAL REVOLVING OUTSTANDINGS" means the aggregate of all Revolving Outstandings.

       15.3.2 The Facility Agent shall, within 4 Business Days of the service of a Default Notice:

               (a) determine the adjusting payments required to be made between the Banks to ensure that the Revolving Outstandings of each Bank bears the same proportion to the Total Revolving Outstandings as its Revolving Credit Commitment bears to the Total Revolving Credit Commitments (taking no account for these purposes of the last sentence of sub-clause 15.2.1;

               (b) provide to the Banks details of how such adjusting payments were calculated; and

               (c) request that the Banks make such adjusting payments between themselves.

       15.3.3 Each Bank shall promptly make the adjusting payments requested of it by the Facility Agent under this Clause 15.3.

       15.3.4 Any amount paid by a Bank under this Clause 15.3 shall be deemed to be an immediately due and payable debt of the Borrowers to that Bank.

       15.3.5 Any amount received by a Bank under this Clause 15.3 shall be deemed to be a payment by the Borrowers of sums owed under this Agreement.

       15.3.6 If any future or contingent liability included in the calculation of Revolving Outstandings for any Bank for the purposes of Clause
               15.2.3 finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, that Bank shall notify the Facility Agent. The Facility Agent shall determine the further adjusting payments required to be made by that Bank to put the Banks into the position they would have been in had the original adjusting payments been made on the basis of the actual as opposed to the future or contingent liability (but taking no account of the time cost of money) and shall request that Bank to make such further adjusting payments.

16.    SET-OFF

       Following the occurrence of a Default which remains outstanding (without prejudice to the Finance Parties rights at law) each Finance Party may set off any matured obligation owed by a Borrower under any Financing Document against any obligation (whether or not matured) owed by the relevant Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Finance Party may convert either obligation at the relevant spot rate of exchange of the relevant Finance Party for the purpose of the set-off.

17.    PRO RATA SHARING

17.1   REDISTRIBUTION

       If any amount owing by a Borrower under this Agreement to a Bank (the "SHARING BANK") (other than an amount owing to the Overdraft Bank in its capacity as provider of the Optional Overdraft Facility) is discharged by voluntary or involuntary payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 11 (PAYMENTS), then:

       17.1.1 the Sharing Bank shall immediately notify the Facility Agent of the amount discharged and the manner of its receipt or recovery;

       17.1.2 the Facility Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Bank would have received had the amount discharged been received by the Facility Agent and distributed in accordance with Clause 11 (PAYMENTS);

       17.1.3 the Sharing Bank shall pay the Facility Agent an amount equal to that excess (the "EXCESS AMOUNT") within 5 Business Days of demand by the Facility Agent;

       17.1.4 the Facility Agent shall treat the Excess Amount as if it were a payment by a Borrower under Clause 11 (PAYMENTS) and shall pay the Excess Amount to the Banks (other than the Sharing Bank) in accordance with Clause 11.7 (PARTIAL PAYMENTS); and

       17.1.5 as between the relevant Borrower and the Sharing Bank the Excess Amount shall be treated as not having been received or recovered, and that Borrower shall owe the Sharing Bank an immediately payable debt equal to the Excess Amount.

17.2   LEGAL PROCEEDINGS

       Notwithstanding Clause 17.1 (REDISTRIBUTION), no Sharing Bank shall be obliged to share any Excess Amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Bank which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Bank are instituted by it without prior notice having been given to such Bank through the Facility Agent and an opportunity to such Bank to join in such proceedings.

17.3   REVERSAL OF REDISTRIBUTION

       If any Excess Amount subsequently has to be wholly or partly refunded to a Borrower by a Sharing Bank which has paid an amount equal to that Excess Amount to the Facility Agent under Clause 17.1 (REDISTRIBUTION), each Bank to which any part of that amount was distributed shall on request from the Sharing Bank repay to the Sharing Bank that Bank's proportionate share of the amount which has to be so refunded by the Sharing Bank.

17.4   INFORMATION

       Each Bank shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 17.

18.    THE FINANCE PARTIES

18.1   APPOINTMENT AND DUTIES

       18.1.1 Each Bank irrevocably appoints the Facility Agent to act as its agent in connection with the Facilities and this Agreement and irrevocably authorises the Facility Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Financing Documents together with any other incidental rights, powers and discretions.

       18.1.2 The Facility Agent shall not have any duties or responsibilities except those expressly set out in the Financing Documents. As to any matters not expressly provided for, the Facility Agent shall act in accordance with the instructions of the Majority Banks (but in the absence of any such instructions shall not be obliged to act). Any such instructions, and any action taken by the Facility Agent in accordance with those instructions, shall be binding upon all the Banks.

       18.1.3  The Facility Agent may:

               (a) act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to any Group Company or any associated company of a Group Company, as freely in all respects as if it had not been appointed to act as agent and/or trustee for the Banks under this Agreement and without regard to the effect on the Banks of acting in such capacity; and

               (b) subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Group Company or any associated company of a Group Company (in each case, without liability to account).

       18.1.4 Each division of the Facility Agent (including, for so long as The Royal Bank of Scotland plc is the Facility Agent, the agency department of The Royal Bank of Scotland plc) shall be treated as a separate entity from any other division or department of the Facility Agent. If any of the Facility Agent's divisions or departments (including, in the case of The Royal Bank of Scotland plc, its agency department) should act for any Group Company in any capacity (whether as bankers or otherwise) in relation to any other matter, any information given by any Group Company to any such division or department may be treated as confidential and the Facility Agent shall, as between itself and the Banks, not be obliged to disclose the same to any Bank or any other person.

       18.1.5 The Issuing Bank acts solely as issuer of Guarantees under the Revolving Credit Facility and owes no fiduciary duties to any other Party in respect of the Financing Documents and the Guarantees.

       18.1.6 It is acknowledged that the role of the Lead Arranger is and has been confined solely to arranging the Facilities and that the Lead Arranger does not act as agent of any Bank and that in such capacity the Lead Arranger shall have no obligations and liabilities in relation to this Agreement.

18.2   PAYMENTS

       18.2.1 The Facility Agent shall promptly account to the Lending Office of each Bank for such Bank's due proportion of all sums received by the Facility Agent for such Bank's account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise.

       18.2.2 The Facility Agent shall maintain a memorandum account showing the principal amount of each Advance outstanding under this Agreement and the amount of each Bank's Participation in each Advance.

18.3   DEFAULT

       The Facility Agent shall not be obliged to monitor or enquire as to whether or not a Default or Potential Default has occurred. The Facility Agent shall be entitled to assume that no Default or Potential Default has occurred unless it receives notice to the contrary from a Borrower or any Bank describing the Default or Potential Default and stating that such notice is a "Default Notice" or unless it is aware of a payment default under this Agreement, in which case it shall promptly notify each Bank, the Issuing Bank and the Overdraft Bank.

18.4   RELIANCE

       The Facility Agent may:

       18.4.1 rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; and

       18.4.2 engage, pay for and rely on the advice of any professional advisers selected by it given in connection with the Financing Documents or any of the matters contemplated by the Financing Documents, and shall not be liable to any Party for any of the consequences of such reliance.

18.5   LEGAL PROCEEDINGS

       18.5.1 The Facility Agent shall not be obliged to take or commence any legal action or proceeding against a Borrower or any other person arising out of or in connection with the Financing Documents until it shall have been indemnified or secured to its satisfaction against all costs, claims and expenses (including any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

       18.5.2 The Facility Agent may refrain from doing anything which might in its opinion constitute a breach of any law or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

18.6   NO LIABILITY

       18.6.1 None of the Facility Agent or the Lead Arranger or any of its respective officers, employees or agents shall be liable for any action taken or not taken by it or any of them under or in connection with the Financing Documents unless directly caused by its or their gross negligence or wilful misconduct.

       18.6.2 Neither the Facility Agent nor the Lead Arranger shall be responsible for any statements, representations or warranties in the Financing Documents or for any information supplied or provided to any Bank or the Issuing Bank or the Overdraft Bank by the Facility Agent or the Lead Arranger in respect of a Borrower or any other person or for any other matter relating to the Financing Documents or for the execution, genuineness, validity, legality, enforceability or sufficiency of such documents or any other document referred to in the Financing Documents or for the recoverability of any Advance or any other sum to become due and payable under the Financing Documents.

18.7   CREDIT DECISIONS

       18.7.1  Each Bank, the Issuing Bank and the Overdraft Bank:

               (a) acknowledges that it has, independently and without reliance on the Facility Agent or the Lead Arranger, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrowers and any surety for the Borrowers' obligations; and

               (b) shall continue to make its own independent appraisal of the creditworthiness of the Borrowers and any surety for the Borrowers' obligations.

       18.7.2 Each Bank, the Issuing Bank and the Overdraft Bank shall, independently and without reliance on the Facility Agent or the Lead Arranger, make its own decision to take or not take action under the Financing Documents.

18.8   INFORMATION

       18.8.1 The Facility Agent shall provide the Banks, the Issuing Bank and the Overdraft Bank with all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Banks, the Issuing Bank and the Overdraft Bank, as the case may be.

       18.8.2 Except as provided in this Agreement, the Facility Agent shall not be under any duty or obligation:

               (a) either initially or on a continuing basis, to provide any Bank, the Issuing Bank or the Overdraft Bank with any credit information or other information with respect to the financial condition of a Borrower or which is otherwise relevant to the Facilities; or

               (b) to request or obtain any certificate, document or information from a Borrower unless specifically requested to do so by a Bank, the Issuing Bank or in accordance with this Agreement.

18.9   RELATIONSHIP WITH BANKS

       18.9.1 In performing its functions and duties under this Agreement, the Facility Agent shall act solely as the agent for the Banks and except as provided in the Financing Documents shall not be deemed to be acting as trustee for any Bank. The Facility Agent shall not assume or be deemed to have assumed any obligation as agent or trustee for, or any relationship of agency or trust with, any Borrower.

       18.9.2 Neither the Facility Agent nor any Bank shall be under any liability or responsibility of any kind to a Borrower, the Issuing Bank, the Overdraft Bank or any other Bank arising out of or in relation to any failure or delay in performance or breach by a Borrower, the Issuing Bank, the Overdraft Bank or any other Bank of any of its or their respective obligations under the Financing Documents.

18.10  FACILITY AGENT'S POSITION

       18.10.1 With respect to its own Participation in the Facilities, the Facility Agent shall have the same rights and powers under and in respect of the Financing Documents as any other Bank and may exercise those rights and powers as though it were not also acting as agent and/or trustee under this Agreement. The Facility Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking, finance, advisory, trust or other business with or for a Borrower as if it were not the agent or the trustee for other persons under any Financing Documents.

       18.10.2 The Facility Agent may retain for its own use and benefit (and shall not be liable to account to any Bank, the Issuing Bank or the Overdraft Bank for all or any part of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

18.11  INDEMNITY

       Each Bank shall immediately on demand indemnify the Facility Agent (to the extent not reimbursed by the Borrowers) rateably according to that Bank's Participation in the Facilities (or, if no Term Advance shall then be outstanding, its Commitment) from and against all liabilities, losses and expenses of any kind or nature whatsoever (except in respect of any agency, management or other fee due to the Facility Agent) which may be incurred by the Facility Agent in its capacity as agent or trustee under this Agreement or in any way relating to or arising out of the Financing Documents or any action taken or omitted by the Facility Agent in enforcing or preserving the rights of the Finance Parties under the Financing Documents, PROVIDED THAT no Bank shall be liable for any portion of such liabilities, losses or expenses resulting from the Facility Agent's gross negligence or wilful misconduct.

18.12  RESIGNATION

       18.12.1 The Facility Agent may resign by giving at least 60 days' notice to the Parent Guarantor and each Bank. Upon receipt of a notice of resignation the Parent Guarantor and the Majority Banks may select any bank or other financial institution as successor Facility Agent.

       18.12.2 If no bank or other financial institution selected by the Parent Guarantor and the Majority Banks shall have accepted such appointment within 20 days after the resigning Facility Agent has given a notice of resignation then the Majority Banks may, after consultation with the Parent Guarantor, appoint any bank or other financial institution as successor Facility Agent.

       18.12.3 If no bank or other financial institution selected by the Majority Banks shall have accepted such appointment within 40 days after the resigning Facility Agent has given a notice of resignation then the resigning Facility Agent may, after consultation with the Parent Guarantor, appoint any bank or other financial institution with an office in London as successor Facility Agent.

       18.12.4 The resignation of the Facility Agent and the appointment of any successor Facility Agent shall both become effective only upon the successor Facility

               Agent notifying the resigning Facility Agent, the Parent Guarantor and each Bank that it accepts its appointment. On such notification:

               (a) the resigning Facility Agent shall be discharged from its obligations and duties as Facility Agent under the Financing Documents but it shall continue to be able to rely on the provisions of this Clause 18 in respect of all matters relating to the period of its appointment; and

               (b) the successor Facility Agent shall assume the role of Facility Agent and shall have all the rights, powers, discretions and duties which the Facility Agent has under the Financing Documents.

       18.12.5 The resigning Facility Agent shall make available to the successor Facility Agent all records and documents held by it as Facility Agent and shall co-operate with the successor Facility Agent to ensure an orderly transition.

18.13  CHANGE OF OFFICE

       The Facility Agent may at any time in its sole discretion by notice to the Parent Guarantor and each Bank designate a different office in the United Kingdom from which its duties as the Facility Agent will be performed.

18.14  DISTRIBUTION OF PROCEEDS OF ENFORCEMENT

       18.14.1 In this Clause 18.14:

               "BANK OUTSTANDINGS" means, in respect of a Bank, the aggregate of:

               (a) all amounts actually and contingently due to it under this Agreement (including, in the case of the Bank which is the Overdraft Bank, the Overdraft Outstandings); and

               (b) all amounts actually and contingently due to it in respect of the Interest Rate Protection Agreements.

               "OVERDRAFT OUTSTANDINGS" has the meaning given to that term in sub-clause 15.1.1 of Clause 15.1 (DEFAULT).

               "TOTAL OUTSTANDINGS" means the aggregate amount of all Bank Outstandings.

       18.14.2 On receiving proceeds under the Intercreditor Agreement, the Facility Agent shall be entitled to deduct from the proceeds of such enforcement its costs, charges and expenses incurred in connection with such enforcement together with an amount equal to all sums due to the Facility Agent under this Agreement before distributing to each Bank an amount equal to the remaining proceeds multiplied by:

                         Bank Outstandings of such Bank
                        --------------------------------
                               Total Outstandings

               where Bank Outstandings, the Overdraft Outstandings and the Total Outstandings are all calculated as at the date of distribution PROVIDED THAT if a Bank owes moneys under this Agreement to the Issuing Bank, all distributions which would otherwise be made to that Bank shall be made to the Issuing Bank to be applied in discharge of such moneys until the same have been discharged in full.

       18.14.3 Where any part of any Bank Outstandings is denominated in a currency other than Dollars, any calculation for the purposes of this sub-clause 18.14 shall be made on the basis of the Dollar Equivalent of that part calculated as at the date of distribution. However, an actual distribution may, in the Facility Agent's discretion, be made in the currencies of the Bank Outstandings and for this purpose the Facility Agent is authorised to convert any proceeds of enforcement (including the proceeds of any previous conversion under this Clause) from their existing currency into any other currency at such rate of exchange and at such time as the Facility Agent thinks fit.

       18.14.4 The Facility Agent shall notify each Bank of any proposed distribution and the proposed date of distribution and each Bank shall provide to the Facility Agent a calculation of what is due to it in respect of the sums referred to in sub-clause 18.14.1. The Facility Agent shall send copies of all such calculations to each Bank and shall make the distributions on the basis of such calculations.

       18.14.5 If any future or contingent liability included in the calculation of Bank Outstandings or Overdraft Outstandings finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, the relevant Bank shall notify the Facility Agent of that fact and such adjustment shall be made by payment by that Bank to the Facility Agent for distribution amongst the Banks as may be necessary to put the Banks into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.

       18.14.6 The Facility Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name until there is a minimum of US$500,000 to distribute under sub-clause 18.14.2.

18.15  ISSUING BANK AND OVERDRAFT BANK

       18.15.1 The Issuing Bank or, as the case may be, the Overdraft Bank may, with the prior consent of the Parent Guarantor and the Facility Agent be replaced as Issuing Bank or, as the case may be, the Overdraft Bank by another Bank.

       18.15.2 Any replacement of the Issuing Bank or, as the case may be, the Overdraft Bank shall take effect only on the beneficiaries under all outstanding Guarantees, if any, agreeing that the Bank that is to replace the existing Issuing Bank or, as the case may be, the existing Overdraft Bank may be substituted in place of the existing Issuing Bank or, as the case may be, the existing Overdraft Bank as the obligor under all such Guarantees.

19.    FEES AND EXPENSES

19.1   EXPENSES

       The Parent Guarantor shall on demand pay all expenses incurred (including legal, valuation and accounting fees but, in relation to sub-clauses 19.1.1, 19.1.2 and 19.1.3, only to the extent the same are reasonable in amount), and any VAT on those expenses:

       19.1.1 by the Lead Arranger and the Facility Agent in connection with the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

       19.1.2 by the Lead Arranger or the Facility Agent in respect of the syndication of the Facilities;

       19.1.3 by the Facility Agent or the Banks in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document, in each case, requested by a Group Company; and

       19.1.4 by the Facility Agent or the Banks in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from a Borrower or any other person under any Financing Document, or any reasonable action taken in investigating any possible Default or Potential Default.

19.2   ARRANGEMENT AND AGENCY FEES

       The Parent Guarantor shall pay arrangement and agency fees in accordance with the terms of the Fees Letter. For the avoidance of doubt, all liabilities and obligations of the Parent Guarantor under the Fees Letter shall be deemed to be incurred under this Agreement and shall be secured by the Security Documents.

19.3   COMMITMENT FEE

       19.3.1 The Parent Guarantor shall pay a commitment fee in Dollars to the Facility Agent for the account of the Banks at the rate of 0.75 per cent. per annum on the unutilised amount of each of the Term Loan Facilities. The commitment fee shall be calculated on a day-to-day basis and a 360 day year in respect of the Term Loan Commitment Period and shall be payable in arrear on the last day of the Term Loan Term Commitment Period or on an earlier date on which the Total Term A Loan Commitments and the Total Term B Loan Commitments equal zero.

       19.3.2 The Parent Guarantor shall pay a commitment fee in Dollars to the Facility Agent for the account of the Banks at the rate of 0.75 per cent. per annum on the Available Revolving Credit Facility. The commitment fee shall be calculated on a day-to-day basis and a 360 day year in respect of the Revolving Credit Commitment Period and shall be payable in arrear at the end of each successive period of 3 months commencing on the date of this Agreement and also on the last day of the Revolving Credit Commitment Period or on any earlier date on which the Total Revolving Credit Commitments equal zero.

19.4   DOCUMENTARY TAXES INDEMNITY

       All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Financing Document shall be paid by the Parent Guarantor. The Facility Agent shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If the Facility Agent does so the Parent Guarantor shall on demand indemnify the Facility Agent against those duties and Taxes and against any costs and expenses incurred by the Facility Agent in discharging them.

19.5   VAT

       19.5.1 All payments made by a Borrower under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by a Finance Party, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

       19.5.2 No payment or other consideration to be made or furnished to a Borrower by a Finance Party pursuant to or in connection with any Financing Document or any transaction or document contemplated in any Financing Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

19.6   INDEMNITY PAYMENTS

       Where in any Financing Document a Borrower has an obligation to indemnify or reimburse a Finance Party in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of the relevant Finance Party (as conclusively determined by the relevant party) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

20.    AMENDMENTS AND WAIVERS

20.1   MAJORITY BANKS

       20.1.1 Subject to Clause 20.2 (ALL BANKS), any term of any Financing Document may be amended or waived with the written agreement of the Parent Guarantor, the Majority Banks and the Facility Agent. The Facility Agent may effect, on behalf of the Majority Banks, an amendment or waiver to which the Majority Banks have agreed.

       20.1.2 The Facility Agent shall promptly notify the Parent Guarantor and each Bank of any amendment or waiver effected under sub-clause
               20.1.1 and any such amendment or waiver shall be binding on the Parent Guarantor and each Bank.

20.2   ALL BANKS

       An amendment or waiver which relates to:

       20.2.1  the definition of "Majority Banks" in Clause 1.1 (DEFINITIONS);

       20.2.2 an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under any Financing Document;

       20.2.3  an increase in a Bank's Commitment;

       20.2.4 a term of any Financing Document which expressly requires the consent of each Bank; or

       20.2.5 Clause 8 (INTEREST), 9 (REPAYMENT, PREPAYMENT AND CANCELLATION), 17 (PRO RATA SHARING) or 19.3 (COMMITMENT FEE) or this Clause 20,

       may not be effected without the prior written consent of each Bank.

20.3   OVERDRAFT BANK AND ISSUING BANK

       An amendment or waiver which affects the rights and obligations of the Overdraft Bank or the Issuing Bank in that capacity may not be effected without the prior written consent of the Overdraft Bank or, as the case may be, the Issuing Bank.

20.4   NO IMPLIED WAIVERS; REMEDIES CUMULATIVE

       The rights of each Finance Party under the Financing Documents:

       20.4.1  may be exercised as often as necessary;

       20.4.2 are cumulative and not exclusive of its rights under the general law; and

       20.4.3  may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any such right is not a waiver of that right.

20.5   ECONOMIC AND MONETARY UNION

       If the United Kingdom becomes a Participating Member State and as a result the Bank of England recognises more than one currency or currency unit as the lawful currency of the United Kingdom:

       20.5.1 (unless prohibited by law) the Facility Agent may designate (after consultation with the Parent Guarantor) which currency or currency unit the sterling payment obligations arising under this Agreement are to be denominated or payable in;

       20.5.2 (unless prohibited by law) any translation from currency or currency unit to another shall be at the official rate of exchange recognised by the Bank of England for conversion, rounded up or down by the Facility Agent (acting reasonably);

       20.5.3 this Agreement shall be subject to such reasonable changes of construction as the Facility Agent may specify from time to time to be appropriate to reflect the adoption of the euro in the United Kingdom and any relevant market conventions or practices relating to the euro; and

       20.5.4 any amount payable in sterling by the Facility Agent to the Banks under this Agreement shall be paid in the euro unit.

21.    MISCELLANEOUS

21.1   SEVERANCE

       If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       21.1.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

       21.1.2 the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

21.2   COUNTERPARTS

       This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

22.    NOTICES

22.1   METHOD

       Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax, e-mail or letter.

22.2   DELIVERY

       Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 15 days' notice to the other Party specified another address) be given to that other Party, in the case of the Parent Guarantor, the Facility Agent, the Issuing Bank and the Overdraft Bank, at the respective addresses given in Clause 22.3 (ADDRESSES), in the case of the Banks, at the respective addresses given in Schedule 1 (THE BANKS) or, as the case may be, the schedule to its relevant Transfer Certificate and in the case of any Borrower (other than the Parent Guarantor) as set out in the schedule to its relevant Deed of Accession.

22.3   ADDRESSES

       The address and fax number of the Parent Guarantor, the Facility Agent, the Issuing Bank and the Overdraft Bank are:

       22.3.1  Parent Guarantor:

               c/o Inverness Medical Innovations, Inc.
               Suite 200, 51 Sawyer Road
               Waltham
               Massachusetts
               USA 02453

               Attention:        Company Secretary
               Fax:              001 781 647 3939

       22.3.2  the Facility Agent:

               The Royal Bank of Scotland plc
               135 Bishopsgate
               London EC2M 3UR

               Attention:       Funding Issues        Credit Issues
                                Kevin Mann            David Beadle
               Fax:             0207 220 7370         0207 375 5202

       22.3.3  the Issuing Bank:

               The Royal Bank of Scotland plc
               135 Bishopsgate
               London EC2M 3UR

               Attention:       Funding Issues        Credit Issues
                                Kevin Mann            David Beadle
               Fax:             0207 220 7370         0207 375 5202

       22.3.4  the Overdraft Bank:

               The Royal Bank of Scotland plc
               135 Bishopsgate
               London EC2M 3UR

               Attention:       Funding Issues        Credit Issues
                                Kevin Mann            David Beadle
               Fax:             0207 220 7370         0207 375 5202

22.4   DEEMED RECEIPT

       22.4.1 Any notice or other communication given by the Facility Agent shall be deemed to have been received:

               (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

               (b) in the case of a notice given by hand, on the day of actual delivery; and

               (c) if posted, on the second Business Day or, in the case of airmail, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid,

               PROVIDED THAT a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

       22.4.2 Any notice or other communication given to the Facility Agent shall be deemed to have been given only on actual receipt.

22.5   NOTICES THROUGH FACILITY AGENT

       Any notice or other communication from or to a Borrower under this Agreement shall be sent through the Facility Agent.

23.    ASSIGNMENTS AND TRANSFERS

23.1   BENEFIT OF AGREEMENT

       This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

23.2   ASSIGNMENTS AND TRANSFERS BY BORROWERS

       No Borrower shall be entitled to assign or transfer any of its rights or obligations under this Agreement.

23.3   ASSIGNMENTS BY BANKS

       Any Bank may, subject to Clause 23.5 (CONDITION TO ASSIGNMENTS AND TRANSFERS), assign any of its rights and benefits under the Financing Documents to another bank or other financial institution (including funds) PROVIDED THAT until the assignee has confirmed to the Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been a party to this Agreement as a Bank, the Finance Parties shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

23.4   TRANSFERS BY BANKS

       23.4.1 Any Bank may, subject to Clause 23.5 (CONDITION TO ASSIGNMENTS AND TRANSFERS), transfer, in accordance with this 23.4, any of its rights and obligations under the Financing Documents.

       23.4.2 If any Bank (the "EXISTING BANK") wishes to transfer all or any part of its Commitment or Participation in the Facilities to another bank or other financial institution (including funds) (the "BANK TRANSFEREE"), such transfer may be effected by way of a novation by the delivery to, and the execution by, the Facility Agent of a duly completed Transfer Certificate, PROVIDED THAT if a Bank wishes to transfer all or a part of its Revolving Credit Commitment it shall obtain the prior written consent of the Issuing Bank.

       23.4.3  On the date specified in the Transfer Certificate:

               (a) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its Commitment or Participation in the Facilities, the Borrowers and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this sub-clause 23.4.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

               (b) the Borrowers and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the Bank Transferee have assumed and/or acquired the same in place of the Borrowers and the Existing Bank;

               (c) each of the Parties and the Bank Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee been a party under this Agreement as a Bank with the rights and/or the obligations acquired or assumed by it as a result of the transfer; and

               (d) a proportion of the Existing Bank's rights under the Security Documents, equal to the proportion of the Existing Bank's rights under this Agreement being transferred, shall automatically be transferred to the Bank Transferee.

       23.4.4 The Facility Agent shall promptly complete a Transfer Certificate on request by an Existing Bank and upon payment by the Bank Transferee of a fee of US$1,500 to the Facility Agent. Each Party irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf PROVIDED THAT such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Bank or the Bank Transferee named in the Transfer Certificate.

       23.4.5 The Facility Agent shall promptly notify the Parent Guarantor of the receipt and execution on its behalf by the Facility Agent of any Transfer Certificate.

23.5   CONDITION TO ASSIGNMENTS AND TRANSFERS

       23.5.1 Any transfer or assignment shall be made with the prior consent of the Parent Guarantor (such consent not to be unreasonably withheld or delayed) provided that this shall not apply to a transfer or assignment made in consultation with the Parent Guarantor as part of the primary syndication of the Facilities.

       23.5.2 An assignment or transfer shall be in respect of a Commitment of at least US$5,000,000 or, if less, the whole of the Commitment of the assignor or the transferor.

       23.5.3 No transfer or assignment shall be permitted to be made if it would result in the total number of Banks and Mezzanine Lenders which are not banks exceeding 10.

23.6   CONSEQUENCES OF TRANSFER

       The Borrowers shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Bank of any of its rights or obligations pursuant to this Clause 23.6 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

23.7   DISCLOSURE OF INFORMATION

       Each Finance Party may not disclose except to each other, to their professional advisers and, subject to any such person entering into a confidentiality undertaking in favour of the Parent Guarantor, to any person with whom they are proposing to enter, or have entered into, any kind of assignment, transfer, novation, participation or other agreement in relation to this Agreement, any information which that Finance Party has acquired under or in connection with any Financing Document, PROVIDED THAT each Finance Party may disclose to any person any information that such Finance Party has acquired under or in connection with any Financing Document which is already in the public domain or which it is required by law or any regulatory authority to disclose.

24.    INDEMNITIES

24.1   BREAKAGE COSTS INDEMNITY

       The Parent Guarantor shall indemnify each Bank on demand against any loss or expense (excluding loss of Margin but including any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which that Bank has sustained or incurred as a consequence of:

       24.1.1 an Advance not being made following the service of a Drawdown Notice (except as a result of the failure of that Bank to comply with its obligations under this Agreement);

       24.1.2  the operation of Clause 6.4 (NO ALTERNATIVE CURRENCY);

       24.1.3 the failure of a Borrower to make payment on the due date of any sum due under this Agreement;

       24.1.4 the occurrence of any Default or the operation of Clause 15.2 (ACCELERATION, ETC.); or

       24.1.5 other than pursuant to Clause 10.1 (ILLEGALITY), any prepayment or repayment of (a) a Revolving Advance otherwise than on the last day of the Interest Period in relation to that Advance or
               (b) a Term Advance otherwise than on an Interest Date relative to that Advance or a Term A Instalment Repayment Date or, as the case may be, a Term B Instalment Repayment Date.

24.2   CURRENCY INDEMNITY

       24.2.1 Any payment made to or for the account of or received by any Finance Party in respect of any moneys or liabilities due, arising or incurred by a Borrower to any Finance Party in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgment against a Borrower) and for whatever reason shall constitute a discharge to that Borrower only to the extent of the Currency of Obligation amount which that Finance Party is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by that Finance Party) in the London foreign exchange market.

       24.2.2 If the amount of the Currency of Obligation which that Finance Party is so able to purchase falls short of the amount originally due to that Finance Party under this Agreement, then the relevant Borrower shall immediately on demand indemnify that Finance Party against any loss or damage arising as a result of that shortfall by paying to that Finance Party that amount in the Currency of Obligation certified by that Finance Party as necessary so to indemnify it.

24.3  GENERAL

       24.3.1 Each indemnity in this Clause 24 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

       24.3.2 The certificate of the relevant Finance Party as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Borrowers except for any manifest error.

25.    LAW AND JURISDICTION

25.1   LAW

       This Agreement is governed by and shall be construed in accordance with English law.

25.2   JURISDICTION

       25.2.1 The Parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with any Financing Document and that any judgment or order of an English court in connection with any Financing Document is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This sub-clause 25.2.1 is for the benefit of the Facility Agent, the Issuing Bank, the Overdraft Bank and each Bank only and shall not limit the right of the Facility Agent, the Issuing Bank, the Overdraft Bank and each Bank to bring proceedings against any Borrower in connection with any Financing Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

       25.2.2  Each Borrower:

               (a) waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or any similar grounds as regards proceedings in connection with any Financing Document; and

               (b) consents to service of process by mail or in any other manner permitted by the relevant law.

25.3   AGENT FOR SERVICE

       Each Borrower which is not a "COMPANY" or an "OVERSEAS COMPANY" within the meaning of the Act (an "OVERSEAS BORROWER") shall at all times maintain an agent for service of process in England. That agent shall be Holdco UK of 9 Cheapside, London EC2V 6AD. Any claim form, writ, summons, judgment or other notice of legal process shall be sufficiently served on each Overseas Borrower if delivered to that agent at its address for the time being. No Overseas Borrower shall revoke the authority of that agent. If for any reason that agent no longer serves as agent of each Overseas Borrower to receive service of process, each Overseas Borrower shall promptly appoint another such agent and immediately advise the Facility Agent of that appointment.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                                    THE BANKS

BANK AND LENDING        ADDRESS FOR NOTICES   TERM A               TERM B                REVOLVING CREDIT
OFFICE                                        LOAN COMMITMENT      LOAN COMMITMENT       COMMITMENT
The Royal Bank of       Notices relating      US$36,500,000        US$16,000,000         US$7,500,000
Scotland plc            to interest
135 Bishopsgate         payments and/or
London EC2M 3UR         funding to:

                        The Royal Bank of
                        Scotland plc

                        Corporate Banking
                        Office
                        5-10 Great Tower
                        Street
                        London EC3P 3HX

                        Attn:    Kevin Mann
                        Fax:     +44 207
                                 220 370

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

The conditions referred to in Clause 4.1 (CONDITIONS PRECEDENT) are as follows:

1.     DELIVERY OF CERTIFIED COPIES

       The Facility Agent shall have received a Certified Copy of each of the following in form and substance satisfactory to it:

       (a) the certificate of incorporation (and any relative certificate of incorporation on change of name) (or any foreign equivalent) of the Parent Guarantor, Swiss Newco, Holdco US, Inverness Medical Inc., Holdco UK, CDIL, Target A (the "COMPANIES");

       (b)     the constitutional documents of the Companies;

       (c) the minutes of a meeting of the board of directors of the Companies (including any resolutions passed at those meetings) (or any foreign equivalent):

               (i) approving and authorising the execution, delivery and performance of each Transaction Document, if any, to which it is to be a party on the terms and conditions of those documents subject always, where appropriate, to the provisions of section 151 to 158 (inclusive) of the Act;

               (ii) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Transaction Document to which it is to be a party were made; and

               (iii) authorising any director or authorised officer whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents;

       (d)     a special resolution of the members of Target A in relation to section 155 of the Act;

       (e) the statutory declarations made for the purpose of section 155 of the Act in the prescribed form by all of the directors of Target A together with a Certified Copy of each statutory report by Arthur Andersen required under section 156(4) of the Act;

       (f)     the register of directors of Target A; and

       (g) each of the following documents duly executed by the parties thereto:

               (i)    the Stock Purchase Agreement;

               (ii)   the Acquisition Documents;

               (iii)  the Disclosure Letter;

               (iv)   the Bridge Note Agreement;

               (v)    the Mezzanine Loan Agreement;

               (vi)   the Warrant Instrument; and

               (vii)  the Lock Up Agreement.

       (h) a notice from the Parent Guarantor to the Vendor assigning all of the benefit of the Acquisition Agreement to the Facility Agent.

2.     DELIVERY OF ORIGINAL NON-SECURITY DOCUMENTATION, ETC.

       The Facility Agent shall have received each of the following in form and substances satisfactory to it:

       (a) the Fees Letter duly countersigned by the Parent Guarantor, in the agreed form;

       (b)     all items forming the Information Package;

       (c) a letter in substantially the form set out in Schedule 8 (FORM OF NET ASSETS LETTER) addressed to the Finance Parties from Arthur Andersen in respect of Target A;

       (d) a report on title from Messrs Rowe and Maw in respect of the Legally Mortgaged Property;

       (e) a letter from a reputable insurance broker confirming that as from Completion the Group has in place insurance policies that are consistent with those that would be carried by a prudent company carrying on an equivalent business to that carried on by the Group;

       (f) a certificate from an authorised officer of the Parent Guarantor, in the agreed form, that:

               (i) the Investors have made the subscriptions for ordinary shares and Preferred Stock in the Parent Guarantor and the Bridge Notes that they are obliged to make under the Bridge Note Agreement in an amount of not less than (pound)50,165,933 (of which (pound)47,177,875 (or the
                      Dollar Equivalent of such amount) plus a further US$1,589,636 have been contributed by the Agreed Investor Group and that such sum has been applied or will, simultaneously with the first drawdown under this Agreement, be applied for the same purpose as the proceeds of the Term Loans;

               (ii) other than with the consent of the Facility Agent, none of the Parent Guarantor's rights under the Acquisition Documents has been waived or varied (other than where the effect of the same is not material);

               (iii) the Parent Guarantor is not aware of any breach of warranty under the Acquisition Agreement that would entitle it to rescind the Acquisition Agreement or any of the other Acquisition Documents;

               (iv) on Completion, the Parent Guarantor will be the direct or indirect beneficial owner of the Target Shares and Target Assets;

               (v) the Mezzanine Lenders have an unconditional commitment to advance in an amount of US$10,000,000;

               (vi) there are no Encumbrances (other than Permitted Encumbrances) over all or any part of the assets of the Group including duly completed deeds of release in respect of Encumbrancers listed in the charges register of each Group Company incorporated in England and Wales and any foreign equivalent in respect of any Encumbrances over Group Companies elsewhere; and

               (vii)  the stock and option schedule is complete and accurate;

       (g) a completion funds flow statement which shows, INTER ALIA, that all fees due and payable pursuant to the terms of the Fees Letter will be paid out of the proceeds of the first Term Advance made hereunder;

       (h) the written acceptance of Holdco UK as agent for service of process on behalf of the Overseas Borrowers;

       (i)     legal opinions from each of:

               (i)    Clifford Chance L.L.P. as to matters of English law;

               (ii) Clifford Chance L.L.P. as to matter of New York and Delaware law;

               (iii)  Matheson Ormsby Prentice as to matters of Irish law; and

               (iv)   Borel and Barbey as to matters of Swiss law;

       (j) a hedging strategy letter from the Facility Agent duly countersigned by the Parent Guarantor;

       (k) a syndication strategy letter from the Lead Arranger duly countersigned;

       (l) evidence that the net cash balance of the Group as at the date of (and following) the Acquisition is at least US$42,516,280 (or the Dollar Equivalent of such amount) (of which US$6,000,000 (or the Dollar Equivalent of such amount) is preallocated for the acquisition of the IVC Group);

       (m) confirmation from the Parent Guarantor that the separation of the Parent Guarantor from Inverness Medical Technology, Inc. has been completed and is effective;

       (n) the monthly management accounts for the Quarter ending October 2001 of the Targets;

       (o)     references from Management and the Agreed Investor Group;

       (p)     completion of account opening formalities;

       (q) a solvency certificate in respect of the Parent Guarantor, Holdco US and Inverness Medical, Inc.; and

       (r) a borrowing/guaranteeing limit certificate in respect of the Parent Guarantor, Holdco US and Inverness Medical, Inc.

3.     DELIVERY OF SECURITY DOCUMENTS

       The Security Trustee shall have received each of the following in form and substance satisfactory to it:

       (a) a Group Guarantee and Asset Security Document duly executed by each of:

               (i)    the Parent Guarantor;

               (ii)   Swiss Newco;

               (iii)  Holdco US;

               (iv)   CDIL; and

               (v)    Inverness Medical, Inc.

       (b)     a Guarantee and Debenture duly executed by Target A and Holdco
               UK;

       (c)     the Intercreditor Agreement duly executed by the parties to it;

       (d)     the Subordination Agreement duly executed by the parties to it;

       (e) Share Charge duly executed by the Parent Guarantor over the entire issued share capital of Swiss Newco;

       (f)     the Trade Mark Charge duly executed by Swiss Newco; and

       (g)     the Assignment,

       together with, in each case, all documents deliverable with them.

                              CONDITIONS SUBSEQUENT

1.     DELIVERY OF CERTIFIED COPIES

       The Facility Agent shall have received a Certified Copy of each of the following in form and substance satisfactory to it within 30 days from the date of Completion:

       (h) the minutes of a meeting of the board of directors of Holdco UK, CDIL and Swiss Newco (including any resolutions passed at those meetings) (or any foreign equivalent):

               (i) approving and authorising the execution, delivery and performance of each Transaction Document, if any, to which it is to be a party on the terms and conditions of those documents;

               (ii) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Transaction Document to which it is to be a party were made; and

               (iii) authorising any director or authorised officer whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

2.     DELIVERY OF ORIGINAL NON-SECURITY DOCUMENTATION, ETC.

       The Facility Agent shall have received each of the following in form and substance satisfactory to it within 30 days from the date of Completion:

       (a)     legal opinions from each of:

               (i)    Clifford Chance L.L.P. as to matters of English law;

               (ii)   Clifford Chance L.L.P. as to matter of Dutch law;

               (iii)  Clifford Chance Punder as to matters of German law;

               (iv)   Matheson Ormsby Prentice as to matters of Irish law;

               (v)    Advokatfirman Vinge KB as to matters of Swedish law;

               (vi)   Borel and Barbey as to matters of Swiss law; and

               (vii)  Clifford Chance Punder as to matters of Belgian law.

       (b) a 94A search in favour of the Security Trustee in respect of the Legally Mortgaged Property giving no less than 15 Business Days priority disclosing no adverse entries;

       (c) form AP1 with the charge/land certificate and all relevant title deeds in respect of such Legally Mortgaged Property with the requisite Land Registry fee;

       (d) licence to assign (if required) of any leasehold Legally Mortgaged Property and service of any notice to charge on the landlord of any leasehold Legally Mortgaged Property;

       (e) a deed of priority between CDIL, the partners to this Agreement and Industrial Development Agency (Ireland);

       (f) powers of attorney in the required form necessary to enable the execution and registration of any Guarantee, Asset Security Document and Share Charge being entered into pursuant to paragraph 3 of this Part B;

       (g) evidence that the Parent Guarantor has transferred its entire shareholding in CDIL and Holdco UK to Swiss Newco; and

       (h) reports on title from Mason Hayes and Curran in respect of the leasehold properties situate at Unit 1D, Unit 2D, Unit 109A and Unit 110A Mervue Industrial Estate, Mervue, Galway, of CDIL.

3.     DELIVERY OF SECURITY DOCUMENTS

       The Security Trustee shall have received each of the following in form and substance satisfactory to it within 30 days (unless expressly stated) from the date of this Agreement but, subject to any legal prohibition or limitation on the giving of such Guarantee, Asset Security Document or Share Charge within the time frame specified in this paragraph:

       (a) Share Charges duly executed by Swiss Newco in respect of the entire issued share capital of:

               (i)    Benelux;

               (ii)   Holdco UK;

               (iii)  Target B;

               (iv)   Target C;

               (v)    Target D; and

               (vi)   CDIL;

       (b) a supplemental debenture granted by CDIL in respect of the property subject to a charge dated 12 January 1999 granted by CDIL in favour of the Industrial Development Agency (Ireland); and

       (c) a supplemental legal charge granted by Holdco UK in respect of the Legally Mortgaged Property.

                                   SCHEDULE 3

(b)

       Drawdown Notice

To:    THE ROYAL BANK OF SCOTLAND plc

From:  [BORROWER]

                                                                         *[date]

Dear Sirs,

CREDIT AGREEMENT DATED * 2001 (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement have the same meaning in this notice.

We request an Advance to be drawn down under the Credit Agreement as follows:

1.     Facility (and, if appropriate, Tranche):

2.     Amount [and currency] of Advance:

3.     Drawdown Date:

4.     Duration of Interest Period:

5.     Payment instructions:
       (if applicable)

We confirm that today and on the Drawdown Date:

(i) the representations and warranties in Clause 13 (REPRESENTATIONS AND WARRANTIES) to be repeated are and will be correct; and

(ii) no Default or Potential Default has occurred and is continuing or will occur on the making of the Advance.



SIGNED



For and on behalf of
[BORROWER]

(a company incorporated in * under number *)

                                GUARANTEE REQUEST

To:    THE ROYAL BANK OF SCOTLAND plc

From:  [BORROWER]

                                                                         *[date]

Dear Sirs,

CREDIT AGREEMENT DATED * 2001 (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement have the same meaning in this request.

We request a Guarantee to be issued under the Revolving Credit Facility in the form attached:

1.     Issue Date:

2.     Amount and currency of Guarantee:

3.     Purpose of Guarantee:

4.     Expiry date of Guarantee:

We confirm that today and on the Issue Date:

(i) the representations and warranties in Clause 13 (REPRESENTATIONS AND WARRANTIES) to be repeated are and will be correct; and

(ii) no Default or Potential Default has occurred and is continuing or will occur on the issue of the Guarantee.



SIGNED



For and on behalf of
[BORROWER]

(a company incorporated in * under number *)

                                   SCHEDULE 4

                                    THE GROUP

                                     PART A
                            EXISTING GROUP COMPANIES

NAME                                        JURISDICTION                      SHARES OWNED BY
                                                                              (%)
Parent Guarantor                            Delaware, United States
Swiss Newco                                 Switzerland                       Parent Guarantor (100%)
Holdco US                                   Delaware, United States           Parent Guarantor (100%)
Holdco UK                                   England and Wales                 Parent Guarantor (100%)
CDIL                                        Ireland                           Parent Guarantor (100%)
Benelux                                     Belgium                           Parent Guarantor (99.99%)
Inverness Medical Inc.                      Delaware, United States           Parent Guarantor (100%)
Orgenics International Holdings B.V.        The Netherlands                   Parent Guarantor (100%)
Orgenics Ltd                                Israel                            Parent Guarantor (50%)
                                                                              Orgenics Holdco (50%)
Selfcare Technology, Inc.                   Delaware, United States           Parent Guarantor (100%)
PMB - Selfcare, LLC                         Delaware, United States           Selfcare Technology, Inc. (50%)
Inverness Medical Canada Inc.               Canada                            Inverness Medical, Inc. (100%)
Blitz 01-861 GmbH                           Germany
Orgenics Biosensors Ltd.                                                      Orgenics Ltd. (86%)
Orgenics O.S.A. Ltd.                                                          Orgenics Ltd. (100%)
Orgenics France S.A.                        France                            Orgenics Ltd. (100%)
Orgenics DO Brasil LTDA                     Brasil                            Orgenics Ltd. (100%)
Orgenics Ltd. Colombia                      Colombia                          Orgenics Ltd. (100%)
JV Biograd                                  Russia                            Orgenics Ltd. (55%)
Orgenics Reagentes Para                                                       Orgenics Ltd. (100%)
Laboratorios LTDA


                                     PART B
                             TARGET GROUP COMPANIES

NAME                                             JURISDICTION                      OWNERSHIP
Target A                                         England and Wales                 Newco UK(100%)
Target B                                         Germany                           Swiss Newco (100%)
Target C                                         Sweden                            Swiss Newco (100%)
Target D                                         The Netherlands                   Swiss Newco (100%)
Unipath Management Limited                       England and Wales                 Target A (100%)

                                   SCHEDULE 5

                               MANDATORY COST RATE

The Mandatory Cost Rate is an addition to the interest rate on an Advance to compensate the Banks for the cost attributable to an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "BANK OF ENGLAND ACT") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

The Mandatory Cost Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

       in relation to an Advance denominated in Sterling: XL + S(L - D)+F X 0.01
                                                          ----------------------
                                                               100 - (X + S)

        in relation to an Advance denominated in
        a currency other than Sterling:                   F X 0.01
                                                          --------
                                                             300

where on the day of application of a formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Reference Bank is required under or pursuant to the Bank of England Act to maintain cash ratio deposits with the Bank of England;

L      is LIBOR for the relevant Advance for the relevant period;

F is the rate of charge payable by that Reference Bank to the FSA pursuant to paragraph 2.02 or 2.03, as the case may be, of the Fees Regulations (but where, for this purpose, the figures at paragraphs 2.02b and 2.03b of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of that Reference Bank;

S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to that Reference Bank on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 x 7 and not as 0.15% x 7%. A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Facility Agent, the Mandatory Cost Rate shall be determined on the basis of the rate(s) notified to the Facility Agent by the remaining Reference Bank(s).

The Mandatory Cost Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

The determination of the Mandatory Cost Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the Parties.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Facility Agent renders or will render either of the above formulae (or any element of the formulae, or any defined term used in the formulae) inappropriate or inapplicable, the Facility Agent (following consultation with the Borrowers and the Majority Banks) shall be entitled to vary the same by giving notice to the Parties. Any such variation shall, in the absence of manifest error, be conclusive and binding on the Parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

       "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to those terms under or pursuant to the Bank of England Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

       "FEE BASE" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

       "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision.

                                   SCHEDULE 6

                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE

To:    THE ROYAL BANK OF SCOTLAND plc
       and the other parties to the Credit Agreement (as defined below)

To:    THE ROYAL BANK OF SCOTLAND plc
       as Security Trustee

This transfer certificate ("TRANSFER CERTIFICATE") relates to a credit agreement dated * December 2001 and made between (1) the Parent Guarantor, (2) Swiss Newco, (3) certain banks, (4) The Royal Bank of Scotland plc as facility agent,
(5) The Royal Bank of Scotland plc as issuing bank, (6) The Royal Bank of Scotland plc as overdraft bank and (7) The Royal Bank of Scotland plc as lead arranger in respect of a term A loan facility, a term B loan facility and multicurrency revolving loan and guarantee facility (the "CREDIT AGREEMENT", which term shall include any amendments or supplements to it).

Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Transfer Certificate.

1.     *[insert full name of Existing Bank] (the "EXISTING BANK"):

       (a) confirms that to the extent that details appear in the schedule to this Transfer Certificate under the headings "Existing Bank's Commitment" and "Existing Bank's Participation in the Facilities", those details accurately summarise its Commitment and its Participation in the Facilities all or part of which is to be transferred; and

       (b) requests *[insert full name of Bank Transferee] (the "BANK TRANSFEREE") to accept and procure, in accordance with Clause
               23.4 (TRANSFERS BY BANKS) of the Credit Agreement, the substitution of the Existing Bank by the Bank Transferee in respect of the amount of its Commitment and its Participation in the Facilities to be transferred as specified in the schedule to this Transfer Certificate by signing this Transfer Certificate.

2. The Bank Transferee requests each of the Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 23.4 (TRANSFERS BY BANKS) of the Credit Agreement so as to take effect in accordance with the provisions of that clause on *[insert date of transfer].

3.     The Bank Transferee:

       (a) confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has requested in connection with this transaction;

       (b) confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

       (c) agrees that it has not relied and will not rely on any other Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other party to the Security Documents.

4. The Bank Transferee undertakes with the Existing Bank and each of the other parties to the Credit Agreement that it will perform, in accordance with its terms, all those obligations which, by the terms of the Credit Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Facility Agent.

5. On execution of this Transfer Certificate by the Facility Agent on their behalf, the Parties accept the Bank Transferee as a party to the Credit Agreement in substitution for the Existing Bank with respect to all those rights and/or obligations which, by the terms of the Credit Agreement, will be assumed by the Bank Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent.

6.     None of the Finance Parties:

7. makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Agreement or any of the other Financing Documents; or

8. assumes any responsibility for the financial condition of the Borrowers or any other party to the Credit Agreement or any of the other Financing Documents or any other document or for the performance and observance by the Borrowers or any other party to the Credit Agreement or any of the other Financing Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

9. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Credit Agreement are as set out in the schedule to this Transfer Certificate.

10. The Existing Bank gives notice to the Bank Transferee (and the Bank Transferee acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred Commitment and Participation at any time after this Transfer Certificate shall have taken effect.

11. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the Bank Transferee and the Existing Bank acknowledges and confirms to the other that, in relation to the transferred Commitment and Participation, variations, amendments or alterations to any term of any Financing Document arising in connection with any renegotiation or rescheduling of the obligations under the Credit Agreement shall apply to and be binding on the Bank Transferee alone.

12. Each Bank Transferee confirms that it has received a copy of each of the Security Documents governed by German law which are pledges, is aware of their content ad hereby expressly consents to the declarations of the Security Trustee made on behalf of the Bank Transferee as future pledgee in such Security Documents.

13. Each Bank Transferee confirms that it has received a copy of each of the Security Documents governed by Swiss law which are pledges, is aware of their content and hereby expressly consents to the declarations of the Security Trustee made or to be made on behalf of the Bank Transferee as future pledgee in such Security Documents. Each Bank Transferee furthermore, confirms that where the transfer of the benefit out of such Security Document requires the notarization of an amendment to the Security Document he will grant the Security Trustee the necessary power of attorney and acknowledges that he will not become a Secured Party (as defined in such Security Document) under this Security Document before the amendment has been duly executed. Finally, the Bank Transferee confirms and acknowledges that under certain Security Documents governed by Swiss law an approval by the partners' meeting of Swiss Newco may be needed for the transfer to be effective.

14. This Transfer Certificate is governed by and shall be construed in accordance with English law.

                                  THE SCHEDULE

EXISTING BANK'S COMMITMENT                          AMOUNT OF COMMITMENT TRANSFERRED

[**LIST COMMITMENTS FOR EACH FACILITY.]


EXISTING BANK'S PARTICIPATION IN THE FACILITIES     AMOUNT OF PARTICIPATION TRANSFERRED

[**LIST PARTICIPATIONS EXPRESSED IN RELEVANT CURRENCIES FOR EACH FACILITY.]


*[insert full name of Bank Transferee]

Lending Office                                      Address for notices
*                                                   *[address]
                                                    Attention:
                                                    Fax:

*[Bank Transferee]

By:
   ----------------------------------
         (Duly authorised)





*[Existing Bank]

By:
   ----------------------------------
         (Duly authorised)





The Facility Agent on behalf of itself and all other parties to the Credit Agreement

By:
   ----------------------------------
         (Duly authorised)





Dated:

                                   SCHEDULE 7

                            FORM OF DEED OF ACCESSION

THIS DEED is made this [ ] day of December 2001 by [ ] (the "NEW PARTY") in favour of the other parties to the Credit Agreement (as defined below).
RECITALS:

(A) This Deed is supplemental to a credit agreement (the "CREDIT AGREEMENT") dated [ ] 2001 made between (1) the Parent Guarantor, (2) Swiss Newco,
       (3) certain banks (4) The Royal Bank of Scotland plc as facility agent,
       (5) The Royal Bank of Scotland plc as issuing bank, (6) The Royal Bank of Scotland plc as overdraft bank and (7) The Royal Bank of Scotland plc as lead arranger.

(B)    The New Party wishes to accede to the Credit Agreement as a Borrower.

(C) It is a term of the Credit Agreement that, in order to accede as a Borrower, the New Party must enter into this Deed.

NOW THIS DEED WITNESSES AS FOLLOWS

1. Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Deed.

2.     The New Party:

       (a) agrees to be bound by all the terms and conditions of the Credit Agreement insofar as they relate to a Borrower as if the New Party was a party to the Credit Agreement in such capacity; and

       (b) represents and warrants to the Lead Arranger, the Facility Agent and the Issuing Bank and the Banks in the terms of sub-clauses
               13.1.1 to 13.1.7 of Clause 13.1 (REPRESENTATIONS AND WARRANTIES) but such representations and warranties shall be given so as to apply, MUTATIS MUTANDIS, to the New Party only.

3. The New Party confirms that it has delivered to the Facility Agent the documents specified in the Schedule to this Deed.

4. The New Party agrees that it shall accede to the Credit Agreement immediately upon the Facility Agent countersigning this Deed.


IN WITNESS whereof the New Party has caused this Deed to be executed on the day set out above.

[EXECUTION CLAUSE]

We agree, on behalf of all the parties to the Credit Agreement, that the New Party shall, from the date of our signature, accede to the Credit Agreement as if it were a Borrower named therein and a party to the Credit Agreement.

SIGNED



----------------------------------
for and on behalf of
THE ROYAL BANK OF SCOTLAND plc
as Facility Agent                                        Date: [               ]



                                    SCHEDULE

1. A Certified Copy of our memorandum and articles of association or equivalent constitutional documents.

2. A Certified Copy of the resolution of our Board of Directors approving the transactions contemplated by this Deed and authorising the execution of this Deed and any other documents contemplated by the Credit Agreement.

3. Certified Copies of all other resolutions, authorisations, approvals, consents and licences, corporate, official or otherwise, necessary or desirable, to enable us to give effect to the transactions contemplated by this Deed and for the validity and enforceability of this Deed.

4.     A legal opinion from counsel approved by the Facility Agent.*

---------
* only required for companies incorporated outside England and Wales

                                   SCHEDULE 8

                            FORM OF NET ASSETS LETTER

To: The Royal Bank of Scotland plc as Facility Agent, the Issuing Bank, the Overdraft Bank and all the Banks under a credit agreement (the "CREDIT AGREEMENT") dated [o] December 2001 and made between (1) Inverness Medical Innovations Inc., (2) Swiss Newco, (3) certain banks, (4) The Royal Bank of Scotland plc, as lead arranger, (5) The Royal Bank of Scotland plc as facility agent, (6) The Royal Bank of Scotland plc as issuing bank and (7) The Royal Bank of Scotland plc as overdraft bank.

                                                            Date

REPORT BY THE AUDITORS OF [name of company] (the "COMPANY") TO the Facility Agent, the Issuing Bank, the Overdraft Bank and each Bank (as each such term is defined in the Senior Credit Agreement)

This report is given in connection with the proposed arrangement whereby the Company will give financial assistance for the purchase of the shares of *, particulars of which are given in the statutory declaration made this day by the directors pursuant to section 155(6) of the Companies Act 1985 (the "ACT").

The purpose of this report is solely to assist each of you in considering whether the proposed arrangement is permitted under section 155(2) of the Act and it is not intended to be used, quoted or referred to for any other purpose.

We have examined the Memorandum dated * (a copy of which is attached and initialled by us for the purpose of identification) for which the Company is solely responsible and have enquired into the Company's state of affairs so far as necessary for us to review the bases for the Memorandum. We have not carried out an audit and, save as set out below, express no opinion in this report on the state of the Company's affairs.

We confirm that as at the close of business on * [same date as paragraph 1 of the Board Memorandum] the aggregate of the Company's assets as stated in its accounting records exceeded the aggregate of its liabilities as so stated.

We are not aware of anything to indicate that the opinion expressed in paragraph 2 of the Board Memorandum is unreasonable in all the circumstances.

Yours faithfully



Signed:
       ------------------------------


Dated:
       ------------------------------

[same date as statutory declaration of directors]

To:    [                           ]

From:  [NAME OF COMPANY]


MEMORANDUM


This Memorandum is given in connection with the proposed arrangements whereby the Company will give financial assistance for the acquisition of [its own] shares, particulars of which are given in the statutory declaration made by the directors this day pursuant to section 155(6) of the Companies Act 1985 (the "ACT")

1. As at the close of business on * [the latest practicable date before the memorandum is signed] the aggregate of the Company's assets as stated in its accounting records exceeded the aggregate of its liabilities as so stated.

2. Based on the Company's knowledge of events since that date and of the likely course of the Company's business [as described in the accompanying paper] and having received advice from its financial advisers, the Company has formed the opinion that to the best of its knowledge and belief the aggregate of the Company's assets will exceed the aggregate of its liabilities immediately before the proposed financial assistance is given and

       EITHER that the giving of such financial assistance will not reduce the net assets of the Company.

       OR that the amount by which the giving of such financial assistance will reduce the net assets of the Company will not exceed the distributable profits of the Company as determined on the basis of its [last annual][interim] accounts made up to * (and after taking account of distributions since that date).



SIGNED ON BEHALF OF THE COMPANY:

DATED:

[same date as statutory declaration of directors]

                                   SCHEDULE 9

                                 THE PROPERTIES

All that leasehold land described in a lease for a term of 25 years from 29 September 1996 made between Wilson Bowden Properties Limited (1) and Unilever UK Holdings Limited (2) registered at HM Land Registry under title number BD198122.

PARENT GUARANTOR
SIGNED by                                          )    SANTO ANTHONY BERNARDO
                                                   )
for and on behalf of                               )
INVERNESS MEDICAL INNOVATIONS INC.                 )




SIGNED by                                          )    PAUL HEMPEL
                                                   )
for and on behalf of                               )
INVERNESS MEDICAL SWITZERLAND GMBH                 )




THE FACILITY AGENT
SIGNED by                                          )    ALISON ROSE
                                                   )
for and on behalf of                               )
THE ROYAL BANK OF SCOTLAND PLC                     )




THE ISSUING BANK
SIGNED by                                          )    ALISON ROSE
                                                   )
for and on behalf of                               )
THE ROYAL BANK OF SCOTLAND PLC                     )




THE OVERDRAFT BANK

SIGNED by                                          )    ALISON ROSE
                                                   )
for and on behalf of                               )
THE ROYAL BANK OF SCOTLAND PLC                     )

THE LEAD ARRANGER
SIGNED by                                          )    ALISON ROSE
                                                   )
for and on behalf of                               )
THE ROYAL BANK OF SCOTLAND PLC                     )




THE BANKS
SIGNED by                                          )    ALISON ROSE
                                                   )
for and on behalf of                               )
THE ROYAL BANK OF SCOTLAND PLC                     )